Exhibit 4.55

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the Registrant treats as private or confidential.

Confidential        EXECUTION

AGREEMENT AND PLAN OF MERGER
    by and among
BIONTECH COLLABORATIONS GMBH,
MERGER SUB,
BIOTHEUS
and
SHAREHOLDER REPRESENTATIVE SERVICES LLC,
solely in its capacity as the Shareholders’ Agent
Dated as of November 13, 2024

Page
Section 1.1    Certain Defined Terms    2
Section 1.2    Table of Definitions    22
ARTICLE II THE MERGER    26
Section 2.1    The Merger    26
Section 2.2    Closing; Effective Time    26
Section 2.3    Effects of the Merger    26
Section 2.4    Memorandum of Association and Articles of Association; Directors and Officers    27
Section 2.5    Subsequent Actions    27
Section 2.6    Conversion of Shares    27
Section 2.7    Dissenting Shares    28
Section 2.8    Payment for Shares    29
Section 2.9    Estimated Closing Statement; Post-Closing Adjustment to Purchase Price    30
Section 2.10    Escrow Contributions; [***] Amount; [***] Payment; Expense Fund Contribution; Other Payments    34
Section 2.11    Escrow Fund and [***] Releases    36
Section 2.12    Contingent Payments    37
Section 2.13    Founder ADS Consideration    41
Section 2.14    Withholding Rights    41
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY    42
Section 3.1    Incorporation and Qualification; Subsidiaries    42
Section 3.2    Authority    43
Section 3.3    No Conflict; Required Filings and Consents    44
Section 3.4    Capitalization    45
Section 3.5    Equity Interests    46
Section 3.6    Financial Statements; Books and Records    46
Section 3.7    Liabilities    47
Section 3.8    Absence of Certain Changes or Events    47
Section 3.9    Compliance with Law; Permits    47
Section 3.10    Regulatory Matters    48
Section 3.11    Export Control Laws; Sanctions; Anti-Corruption    51
Section 3.12    Litigation    52
Section 3.13    Insolvency    52
Section 3.14    Employee Benefit Plans and Labor and Employment Matters    52
Section 3.15    Title to Tangible Assets    54
Section 3.16    Real Property    54
Section 3.17    Intellectual Property    56
Section 3.18    Grants    59
Section 3.19    Taxes    60
i

            Page
Section 3.20    Environmental Matters    61
Section 3.21    Material Contracts    62
Section 3.22    Affiliate Interests and Transactions    64
Section 3.23    Takeover Laws    64
Section 3.24    Insurance    64
Section 3.25    Brokers    65
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB    65
Section 4.1    Incorporation or Organization    65
Section 4.2    Authority    65
Section 4.3    No Conflict; Required Filings and Consents    66
Section 4.4    Adequacy of Funds    66
Section 4.5    Brokers    66
Section 4.6    Litigation    66
Section 4.7    Merger Sub    67
Section 4.8    No Parent Vote Required    67
ARTICLE V COVENANTS    67
Section 5.1    Conduct of Business Prior to the Closing    67
Section 5.2    Access to Information    71
Section 5.3    No Solicitation; No IPO Activities    71
Section 5.4    Requisite Approval    72
Section 5.5    Notification of Certain Matters    73
Section 5.6    Takeover Statutes    74
Section 5.7    Confidentiality    74
Section 5.8    Regulatory Filings; Efforts    74
Section 5.9    Certain Other Consents    76
Section 5.10    Public Announcements    77
Section 5.11    Resignations    77
Section 5.12    Indemnification; Directors’ and Officers’ Insurance    77
Section 5.13    Related Party Agreements    78
Section 5.14    Tax Matters    78
Section 5.15    Employee Covenants    81
Section 5.16    Merger Sub Shareholder Consent    81
Section 5.17    Representations and Warranties Insurance Policy    81
Section 5.18    Delivery of Audited Financial Statements    82
Section 5.19    Internal Controls    82
Section 5.20    Cooperation Regarding Specified Indebtedness    83
Section 5.21    Insurance Coverage    83
Section 5.22    [***]    83
Section 5.23    Liquidation of Non-Cash Investments    83
Section 5.24    Inventor Remuneration Policy and Award    83

            Page
Section 5.25    Non-Compete Firewall    84
Section 5.26    Introduction and Transition Support    84
Section 5.27    Clinical Trial Agreements    84
Section 5.28    [***]    84
ARTICLE VI CONDITIONS TO CLOSING    86
Section 6.1    General Conditions    86
Section 6.2    Conditions to Obligations of the Company    87
Section 6.3    Conditions to Obligations of Parent and Merger Sub    87
ARTICLE VII TERMINATION    90
Section 7.1    Termination    90
Section 7.2    Effect of Termination    91
ARTICLE VIII INDEMNIFICATION    91
Section 8.1    Survival    91
Section 8.2    Indemnification by the Non-Dissenting Shareholders and the Qualified Grantees    92
Section 8.3    Indemnification by Parent.    92
Section 8.4    Claim Procedures    93
Section 8.5    Losses and Recoveries    94
Section 8.6    Payments    94
Section 8.7    Characterization of Indemnification Payments    95
ARTICLE IX GENERAL PROVISIONS    95
Section 9.1    Shareholders’ Agent    95
Section 9.2    Fees and Expenses    99
Section 9.3    Amendment and Modification    99
Section 9.4    Extension    99
Section 9.5    Waiver    99
Section 9.6    Notices    100
Section 9.7    Interpretation    101
Section 9.8    Entire Agreement    102
Section 9.9    No Third-Party Beneficiaries    102
Section 9.10    Governing Law    102
Section 9.11    Dispute Resolution    102
Section 9.12    Assignment; Successors    103
Section 9.13    Enforcement    103
Section 9.14    Currency    103
Section 9.15    Severability    103
Section 9.16    Waiver of Jury Trial    104
Section 9.17    Counterparts    104

            Page
Section 9.18    Electronic Signature    104
Section 9.19    No Presumption Against Drafting Party    104

EXHIBITS AND SCHEDULES

Exhibit A    Form of Support Agreement
Exhibit B    Illustrative Net Working Capital Calculation
Exhibit C    Transaction Accounting Principles
Exhibit D    Form of Plan of Merger
Exhibit E    Form of ADS Agreement
Exhibit F    [***]
Exhibit G    Form of Share Surrender Agreement
Exhibit H    Form of Key Employee Agreement
Exhibit I    Illustrative Closing Payment Spreadsheet
Exhibit J    Memorandum and Articles Amendment
Exhibit K    Forms of Supplemental Grant Agreements
Exhibit L    Remuneration Policy
Exhibit M     Unanimous Written Resolutions of the Shareholders

Schedule 1    Knowledge Persons
Schedule 2    Key Employees
Schedule 2.12(b)    ADC Programs
Schedule 2.12(c)    Contingent Payment Spreadsheet
Schedule 2.12(d)    [***]
Schedule 5.13    Surviving Related Party Agreements
Schedule 5.15(a)    [***]
Schedule 5.21    Parent Required Insurance Policies
Schedule 5.27    Clinical Trial Agreements
Schedule 8.2(a)    Covered Matters

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of November 13, 2024 (as may be amended from time to time, this “Agreement”), is by and among BioNTech Collaborations GmbH, with its registered office in Mainz, Germany, and registered in the commercial register of the Local Court of Mainz under HRB 52740 (“Parent”), Simba Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of Parent (“Merger Sub”), Biotheus, a Cayman Islands exempted company (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Shareholders’ Agent (as defined in Section 9.1(a)).
RECITALS
A.    Upon the terms and conditions of this Agreement, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and Part XVI of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Law”). Upon consummation of the Merger, Merger Sub will cease to exist as a separate corporate entity, and the Company will become a wholly owned subsidiary of Parent.
B.    The board of directors of the Company (the “Company Board”), acting in accordance with the Company Articles, unanimously adopted resolutions: (i) determining that it is in the best interests of the Company, and declared it advisable, to enter into this Agreement; (ii) approving the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which the Company is a party, the Memorandum and Articles Amendment, the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby upon the terms and subject to the conditions set forth herein; and (iii) resolving to submit to the Shareholders, and to recommend their approval of, the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which the Company is party, the Plan of Merger, the adoption of the Twelfth Amended and Restated Articles of Association of the Company (reflecting the Memorandum and Articles Amendment), and the consummation of the transactions contemplated hereby and thereby (collectively, the “Shareholder Matters”).
C.     The board of directors of Merger Sub has: (i) determined that this Agreement, the Merger and the other transactions to be consummated by Merger Sub pursuant to this Agreement, are in the best interests of Merger Sub; (ii) duly authorized and approved the execution, delivery and performance by Merger Sub of this Agreement, the Plan of Merger and the consummation by Merger Sub of the transactions to be consummated by Merger Sub pursuant to this Agreement, including the Merger; (iii) resolved to submit to the sole shareholder of Merger Sub for its approval, and to recommend its approval of, this Agreement and the Plan of Merger.
D.    The management board and supervisory board of Parent have each duly authorized and approved the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions to be consummated by Parent pursuant to this Agreement.
E.    Concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to Parent and Merger Sub to enter into this Agreement, the Company and the [***] have entered into the share surrender agreement in the form attached hereto as Exhibit G (the “Share Surrender Agreement”).
F.    Concurrently with the execution and delivery of this Agreement, and as a condition and material inducement to Parent and Merger Sub to enter into this Agreement, Shareholders holding all of the issued and outstanding Shares have entered into support agreements in the form attached hereto as Exhibit A (each, a “Support Agreement”) with Parent, whereby, among other things, such Shareholders have agreed to vote all their Shares in favor of the approval of the Shareholder Matters, and, in the case of Shareholders who are Founders (or controlled by Founders), have agreed to certain covenants regarding confidentiality, non-competition and employee non-solicitation (with such covenants to be effective as of the Closing).
AGREEMENT
In consideration of the foregoing, and the representations, warranties, covenants and agreements herein contained, the parties to this Agreement, intending to be legally bound hereby, agree as follows:
Article I
DEFINITIONS
Section 1.1Certain Defined Terms. For purposes of this Agreement:
“[***] License” means the license agreement entered into by and between Biotheus Inc. and [***].
“[***] License” means the license agreement entered into by and between Biotheus Inc. and [***].
“Accounting Principles” means PRC GAAP or IFRS, as applicable.
“Acquired Companies” means the Company and each Subsidiary of the Company.
“Action” means any claim, action, suit, inquiry, proceeding, audit, examination, hearing, litigation or investigation by or before any Governmental Authority, or any arbitration, mediation or similar proceeding.
“ADC” means [***].
“Adjustment Escrow Amount” means [***].

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.
“Allocated Amount” means, for each Shareholder and the [***], the amount of the Estimated Purchase Price that will be set forth opposite such Person’s name in the column entitled “Allocated Amount” on the Closing Payment Spreadsheet, which amount will be calculated in accordance with the Company Articles and as if the [***] had not been surrendered and cancelled prior to the Closing Date in accordance with the Share Surrender Agreement.
“Allocation Percentage” means, for each Shareholder and the [***], the percentage that will be set forth opposite such Person’s name in the column entitled “Allocation Percentage” on the Closing Payment Spreadsheet, which percentage will be the result of such Person’s Allocated Amount divided by the Estimated Purchase Price.
“Ancillary Agreements” means the Escrow Agreement, the [***] Agreement, the Paying Agent Agreement, the Support Agreements, the Key Employee Agreements, the ADS Agreements, the Share Surrender Agreement, and any certificate required to be delivered by any party pursuant to Section 6.2(c), Section 6.3(d) and Section 6.3(e) of this Agreement.
“Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act of 1977, as amended, the Anti-Kickback Act of 1986, as amended, the UK Bribery Act of 2010, the Cayman Islands Anti-Corruption Act, Part IV of the British Virgin Islands Criminal Code, and the Anti-Bribery Laws of the People’s Republic of China or any applicable legal requirements of similar effect, and the related regulations and published interpretations thereunder.
“Antitrust Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, the German GWB and all other applicable Laws (including non-U.S. Laws) issued by a Governmental Authority that are designed or intended to preserve and protect competition, prohibit and restrict monopolization, attempted monopolization, restraint of trade and abuse of dominant position, to prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition or to tend to create or strengthen a dominant position or to create a monopoly, or to prohibit, restrict or regulate actions to acquire interests in or control over domestic equities, securities, entities, assets, land or interests to address national security or public order or similar policy goals.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Mainz, Germany, the Cayman Islands, or Zhuhai, China.
“Cash Addback Amount” means, [***].
“Closing Cash Amount” means cash, cash equivalents which can be converted into cash within [***] days, and the other items specified in Exhibit B, in each case, held by the Acquired Companies as of the Measurement Time, minus (a) the amounts of any unpaid checks, drafts and wire transfers, cash held in escrow accounts or as collateral for outstanding obligations, cash or cash equivalents not freely usable because such cash is subject to restrictions or limitations on use or distribution due to legal or contractual restrictions or insurance proceeds or indemnification payments received with respect to any casualty or similar loss or otherwise in respect of Liabilities that have not been discharged, in each case, as of the Measurement Time, plus (b) the amount of checks, drafts and wire transfers deposited or available for deposit or in transit for the account of any Acquired Company and any bank acceptances received on behalf of any Acquired Company, in each case, as of the Measurement Time, determined in accordance with the Transaction Accounting Principles and subject to any such checks, drafts, wire transfers or bank acceptances clearing and becoming available to, and immediately usable by, an Acquired Company (as of or after the Measurement Time); provided, however, that the Closing Cash Amount shall exclude any amounts taken into account in the calculation of the Closing Indebtedness Amount, the Closing Net Working Capital, the Closing Transaction Expenses or the Cash Addback Amount. For the purposes hereof, an illustrative calculation of “Closing Cash Amounts” is set forth on Exhibit B.
“Closing Consideration Amount” means, for each Non-Dissenting Shareholder, the portion of the Estimated Purchase Price that will be set forth opposite such Shareholder’s name in the column entitled “Closing Payment In Cash” on the Closing Payment Spreadsheet.
“Closing Indebtedness Amount” means the aggregate amount of outstanding Indebtedness of the Acquired Companies as of the Measurement Time; provided, however, that the Closing Indebtedness Amount shall exclude any amounts taken into account in the calculation of the Closing Cash Amount, the Closing Net Working Capital, the Closing Transaction Expenses or the Cash Addback Amount.
“Closing Issuer ADS VWAP” means the average of the daily volume weighted average price per share of Issuer ADSs on Nasdaq for each of the [***] consecutive days on which Nasdaq is open for trading ending on the date that is [***] Trading Days prior to the Closing Date (in each case, as reported by Bloomberg Financial Markets or, if unavailable, by another authoritative source agreed by the parties).
“Closing Net Working Capital” means the Net Working Capital of the Acquired Companies as of the Measurement Time.
“Closing Transaction Expenses” means, without duplication, any out-of-pocket fees, costs, expenses, obligations, expenditures, disbursements and Liabilities, incurred by or on behalf of any Acquired Company, or to which any Acquired Company is or becomes subject or liable, arising from: (a)(i) fees, costs and expenses and disbursements of all attorneys, accountants, investment bankers and other advisors of any of the Acquired Companies, or who are otherwise entitled to any compensation or payment from any Acquired Company, in connection with (A) the negotiation, execution, delivery and performance of this Agreement, or (B) any activities undertaken by any Acquired Company in preparation for, or anticipation of, any equity funding, including an IPO, and (ii) the upfront fees of the Shareholders’ Agent, (b) fees, costs or expenses that arise or are triggered or become due or payable at or in connection with the Closing Date under any Contract to which any Acquired Company is a party, as a direct or indirect result of the consummation (whether alone or in combination with any other event or circumstance) of any of the transactions contemplated by this Agreement, (c) any compensation and severance, transaction bonus, retention or other similar change of control payment or benefit payable by the Acquired Companies to any employee, contractor or consultant of the Acquired Companies that is contingent solely upon the consummation of the Merger, together with the employer portion of any payroll, social security, unemployment or similar Taxes on such compensation (which shall, for the avoidance of doubt, not include any compensation amounts that may be paid by Parent or its Affiliates as contemplated on Schedule 5.15(a), any amounts distributed to the Qualified Grantees in accordance with the [***], or any compensation in the form of Issuer ADS paid to the Founders or the Founder SPVs, as applicable, in accordance with Section 2.13), in each case of clauses (a), (b), and (c), to the extent unpaid by the Acquired Companies as of the Measurement Time, and (d) all R&W Insurance Expenses; provided that Closing Transaction Expenses shall not include (v) any fees and expenses of any Escrow Agent or the Paying Agent, (w) any Taxes (except as otherwise set forth in clause (c)), (x) any payments that are triggered by actions taken by Parent or any of its Affiliates (including the Surviving Corporation) after the Closing, (y) any fees, costs and expenses payable by Parent or the Merger Sub or any of their respective Affiliates pursuant to the terms of this Agreement, including any filing fees under any Antitrust Law or (z) any employer portion of any payroll, social security, unemployment or similar Taxes on any Contingent Payments made after the Closing; provided, further, that the Closing Transaction Expenses shall exclude any amounts taken into account in the calculation of the Closing Cash Amount, the Closing Net Working Capital, the Closing Indebtedness Amount, or the Cash Addback Amount.
“Company Articles” means the Eleventh Amended and Restated Memorandum and Articles of Association of the Company, or, following receipt of the approval by the Shareholders of the Memorandum and Articles Amendment, the Twelfth Amended and Restated Articles of Association of the Company.
“Company Grants” means (a) any Grants provided to an Acquired Company that were or are used in the development of any Company Intellectual Property, other than any licenses or (b) to the Knowledge of the Company, any Grants provided to any licensor or sub-licensor (excluding counterparties to any Excepted Contracts, solely for purposes of the applicable Excepted Contract(s)) of any Company Intellectual Property licensed or sub-licensed to an Acquired Company that were or are used in the development of any Company Intellectual Property.
“Company Intellectual Property” means all Owned Intellectual Property and Licensed Intellectual Property.
“Company Ordinary Shares” means the ordinary shares of the Company, par value $0.0001 per share, designated as “Ordinary Shares” in the Company Articles.
“Company Plans” means each employee benefit or compensation plan, contract, policy or arrangement, including each bonus, share option, stock option, equity or equity-based, incentive or deferred compensation, retirement, severance, redundancy pay, change-in-control, retention, medical, dental, vision, death, disability, sick leave, life insurance, vacation or fringe benefits plan, agreement, arrangement, program or policy and all plans for expatriates or similar arrangements, in each case, whether payable by way of pension, lump sum or otherwise and regardless of whether it is mandated under applicable Law, voluntary, private, funded, unfunded, financed by the purchase of insurance, contributory or non-contributory.
“Company Preferred Shares” means, collectively, the Series A Preferred Shares, the Series A+ Preferred Shares, the Series B Preferred Shares, the Series B+ Preferred Shares and the Series B3 Preferred Shares.
“Company Product” means any compound, protein (including any peptide or amino acid sequence, antibody or protein conferring targeting properties and any fragment of a protein or a peptide or an antibody), product or product candidate that is being researched, tested, developed, manufactured or otherwise exploited by or on behalf of the Company or any Subsidiary of the Company and that is owned by, or licensed to, the Company or any Subsidiary of the Company.
“Contingent Payment Allocation Percentage” means, for each Non-Dissenting Shareholder and the [***], the percentage included in the column titled, “Contingent Payment Allocation %”, set forth opposite its name on the illustrative Contingent Payment Spreadsheet attached hereto as Schedule 2.12(c) (the “Contingent Payment Spreadsheet”)
“Contract” means any legally binding contract, subcontract, agreement, note, bond, mortgage, indenture, lease, sublease, license, sublicense, permit, franchise or other instrument, commitment, arrangement or understanding of any kind or character.
“control” including the terms “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.
“Conversion Ratio” means the ratio at which the Company Preferred Shares are convertible into Company Ordinary Shares pursuant to Article 8.3 of the Company Articles.
“Convertible Loans” shall have the definition ascribed to it in the Disclosure Schedules.
“Covered Matters Expiration Date” means the [***] Business Day following the earlier of (a) the date that is [***] months after the Closing Date and (b) the date on which a Final Determination is entered providing for resolution of all Covered Matters. For clarity, if there is no pending and unresolved dispute as to any Covered Matter as of the date that is [***] months after the Closing Date, the Covered Matters Expiration Date shall be deemed to be achieved on the date that is [***] months after the Closing Date.
“Distribution Waterfall” means such “Distribution Waterfall for an Approved Sale” as set forth in Addendum A to the Twelfth Amended and Restated Articles of Association of the Company.

“Effect” means any effect, change, development, event, circumstance, occurrence, condition or state of facts.
“Encumbrance” means any charge, claim, limitation, condition, equitable interest, mortgage, hypothecation, license, lien, option, put, call, pledge, security interest, easement, encroachment, right of first refusal, preemptive purchase right, adverse claim or restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.
“End Date” means [***], provided that, to the extent that the failure to consummate the Closing by such date is due to a failure to satisfy the condition set forth in Section 6.1(b) or the condition set forth in Section 6.1(a) (to the extent relating to any Antitrust Law), but all other conditions in Article VI to the Closing (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, then the End Date shall be automatically extended by [***] days.
“Equity Interests” means any (a) shares or other equity interests or capital stock of any corporation, limited liability company, partnership, joint venture or other business association or entity, (b) options, warrants, calls, subscriptions or other rights or entitlements of any character relating to the issued or unissued shares or other equity interests or capital stock of any corporation, limited liability company, partnership, joint venture or other business association or entity, (c) securities convertible into or exchangeable or exercisable for any such shares, capital stock or other equity interests, or (d) any other rights or instruments that are linked in any way to the price of the shares of capital stock of any other Person or the value of all or any part of another Person.
“Escrow Agent” means an escrow agent reasonably acceptable to the Company, Parent and the [***].
“Escrow Agreement” means the escrow agreement to be entered into among Parent (or a Subsidiary of Parent), the Shareholders’ Agent and the Escrow Agent on the Closing Date, which shall be in a form reasonably acceptable to the Company, the Shareholders’ Agent and Parent.
“Escrow Amount” means (a) the Adjustment Escrow Amount, plus (b) the Indemnity Escrow Amount, plus (c) the RWI Retention Escrow Amount, plus (d) [***], each as may be further adjusted in accordance with the terms of this Agreement and the Escrow Agreement.
“Escrow Fund” means the escrow fund established to hold the Escrow Amount pursuant to the Escrow Agreement.
“ESOP” means the share-based long-term incentive plan managed by the [***].
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“Estimated Purchase Price” means an amount equal to: (a) $800,000,000; minus [***].
“Excepted Contracts” means (a) shrink-wrap, click wrap and off-the-shelf Contracts for commercially available, unmodified software, (b) Contracts that have expired on their own terms or were terminated prior to the date hereof that do not have any material ongoing continuing obligations, rights or interests (other than obligations to maintain confidentiality), (c) nondisclosure agreements entered into (x) in the ordinary course of business or (y) in connection with discussions, negotiations and transactions related to this Agreement or any transactions that were evaluated and/or pursued as an alternative to the transactions contemplated hereby, including the Company’s IPO, (d) employment or consulting agreements substantially in an Acquired Company’s standard form for employees with annual compensation of less than $[***], (e) agreements containing the grant of non-exclusive rights to use Intellectual Property granted by or to suppliers, collaborators, partners or service providers entered into in the ordinary course of business, and (f) Company Plans.
“Expense Fund” means the fund established by the Shareholders’ Agent to hold the Expense Fund Amount.

“Expense Fund Amount” means $[***].
“Expense Fund Contribution Amount” for each Non-Dissenting Shareholder shall be determined by multiplying the Expense Fund Amount by such Non-Dissenting Shareholder’s Allocation Percentage.
“FDA” means the United States Food and Drug Administration or any successor agency with comparable responsibilities (including the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices) in the United States.
“FDC Act” means the U.S. Federal Food, Drug, and Cosmetic Act of 1938 (21 U.S.C. § 301 et seq.).
“First-to-Market Development Milestone Event” means the Development Milestone Event in row No.1 of the table in Section 2.12(b).
“Founders” means [***].
“Founder SPVs” means (a) Biotheus Holding Ltd, a company limited by shares incorporated under the Laws of the British Virgin Islands, which is wholly owned by [***], and (b) Biotheus Partner Ltd, a company limited by shares incorporated under the Laws of the British Virgin Islands, which is controlled by [***] and jointly owned by [***].
“Fraud” means common law fraud under New York Law.
“Fully Diluted Share Number” means the aggregate number of Shares (other than Cancelled Shares and, with respect to the Company Preferred Shares, on an as-converted to Company Ordinary Shares basis determined by multiplying the number of such Company Preferred Shares by the applicable Conversion Ratio) outstanding as of immediately prior to the Effective Time (which aggregate number shall, for the avoidance of doubt, include the number of [***]).
“Good Clinical Laboratory Practices” means all applicable Laws, rules, regulations, guidelines, standards and requirements regarding the treatment of human laboratory samples from clinical trials, including the relevant principles from Good Clinical Practices and the EMA’s reflection paper for laboratories that perform the analysis or evaluation of clinical trial samples, as amended from time to time.
“Good Clinical Practices” means all applicable Laws, rules, regulations, guidelines, standards and requirements regarding the ethical conduct of clinical trials, including Parts 50, 54, 56, and 312 of the U.S. Code of Federal Regulations (CFR) Title 21, ICH GCP Guidelines E6(R2) as amended from time to time, national legislation implementing European Community Directive 2001/20/EC (if and as still applicable), European Community Directive 2005/28/EC, and, following the applicable transition periods, the Clinical Trial Regulation (EU) No. 536/2014

(the “CTR”) and the rules, regulations and guidelines applying in the context of the CTR, and the equivalent in other countries or regions.
“Good Laboratory Practices” means all applicable Laws, rules, regulations, guidelines, standards and requirements regarding quality control for laboratories to ensure the consistency and reliability of results, including 21 CFR Part 58, national legislation implementing European Community Directives 2004/9/EC and 2004/10/EC as amended, and the OECD Series on Principles of Good Laboratory Practice and Compliance Monitoring, and the equivalent in other countries or regions. For the purposes of this Agreement, Good Laboratory Practices also includes the principles of Good Clinical Laboratory Practice.
“Good Manufacturing Practices” means all applicable Laws, rules, regulations, guidelines, standards and requirements regarding the quality control and manufacturing of pharmaceutical products, including the 21 CFR Parts 11, 210, 211, 600 and 610, applicable ICH Guidelines including Q7 for Active Pharmaceutical Ingredients, national legislation implementing European Community Directive 2001/83/EC and Commission Directive 2003/94/EC as amended, EudraLex – Volume 4 of the Rules Governing Medicinal Products in the European Union including annexes, the CTR, Commission Delegated Regulation 2017/1569, the Detailed Commission Guideline (2017) 8179, and the equivalent in other countries or regions.
“Governmental Authority” means any governmental authority or instrumentality, legislative body, court, administrative agency, regulatory body, commission or instrumentality, or any administrative contractor or fiscal intermediary, including any authority having governmental or quasi-governmental powers, or any other industry self-regulatory authority, or any court, tribunal or judicial or arbitral body.
“Grant” means any grants, subsidies, credits, funding, facilities, resources, or consideration received from, or any Contract with respect thereto with, any Governmental Authority, university, college, other educational institution, multi-national, bi-national or international organization or research center.
“German GWB” means the German Act against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen – GWB).
“GxP” means, collectively, all relevant good practice quality guidelines and regulations, encompassing such internationally recognized standards, including Good Manufacturing Practices, Good Clinical Practices, Good Laboratory Practices and Good Clinical Laboratory Practices.
“Healthcare Laws” means all applicable Laws relating to the regulation, provision or administration of, or billing or payment forms and all Laws relating to the regulation, provision or administration of, or billing or payment for, healthcare products or services, whether criminal or civil, including any applicable provisions of: (a)  federal and state Laws relating to healthcare fraud and abuse, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the federal False Claims Act (31 U.S.C. §§ 3729 et. seq.), the federal False Statements Statute (42 U.S.C. § 1320a-7b(a)), the Exclusion Requirements of Laws (42 U.S.C. § 1320a-7), the Civil

Monetary Penalties Law (42 U.S.C. § 1320a-7a and § 1320a-7b) and the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et. seq.); (b) any other federal or state Laws relating to fraudulent, abusive or unlawful practices connected in any way with the provision or marketing of healthcare items or services; (c) the health care fraud provisions of the Health Insurance Portability and Accountability Act of 1996 and any rules or regulations promulgated thereunder, the Health Information Technology for Economic and Clinical Health Act of 2009, enacted as part of the American Recovery and Reinvestment Act of 2009, and any implementing regulations pursuant thereto; (d) the Public Health Service Act (42 U.S.C. § 201 et seq.); (e) the FDC Act; (f) the Administrative Regulations on Human Genetic Resource (2019) of the People’s Republic of China (中华人民共和国人类遗传资源管理条例); (g) any Laws which are cause for exclusion from any federal health care program; and all comparable Laws and the rules and regulations promulgated pursuant to all such Laws or (h) any Laws relating to GxPs.
“Hedging Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or transactions, and any related credit support, collateral, transportation or other similar Contracts related to such transactions or any other derivative transaction within the coverage of Statement of Financial Accounting Standard No. 133.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.
“IFRS” means international financial reporting standards as issued by the International Accounting Standards Board and adopted by the European Union.
“Immediate Family Member” means, with respect to a Person, any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such Person, and any individual (other than a tenant or employee of such Person) sharing the household of such Person.
“Indebtedness” means the amounts outstanding, as of the Measurement Time without duplication, of: (a) the unpaid principal amount and any accrued interest, premiums, penalties, breakage costs and other fees, expenses (if any), and other payment obligations, in each case, in respect of (i) all indebtedness for borrowed money (short-term and long-term borrowings) of any Acquired Company (including overdrafts), (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments of any Acquired Company, (iii) all obligations of any Acquired Company with respect to interest-rate hedging, swaps, caps, collars or similar financial arrangements or hedging devices under which payments are obligated to be made (valued at the termination value thereof), (iv) the Tax Liability Amount, (v) all obligations of any Acquired Company with respect to capital expenditure accounts payable and capital expenditure commitment, (vi) all Liabilities or expenses of any Acquired Company with respect to (A) purchases of property or services or (B) without duplication of any of the items set forth in clause (c) of the definition of Closing Transaction Expenses, compensation and benefits for any employee of any Acquired Company (other than annual bonuses paid in accordance with a Company Plan in effect as of the date of this Agreement or established or adopted after the date of this Agreement in accordance with Section 5.1(b)(xv)), in each case, incurred or accrued in accordance with PRC GAAP but not paid as of the Measurement Time; (b) any reimbursement obligation of an Acquired Company with respect to letters of credit (including standby letters of credit to the extent drawn upon), bankers’ acceptances or similar facilities issued for the account of an Acquired Company; (c) all obligations of the Company in respect of dividends declared but not yet paid or other distributions payable; (d) all indebtedness of any Acquired Company created or arising under any conditional sale or other title retention agreement with respect to acquired property; (e) all obligations of any Acquired Company under acceptance, letter of credit or similar facilities; (f) any unfunded incurred pension and/or deferred compensation or similar Liabilities of any Acquired Company; and (g) all obligations of the type referred to in clauses (a) and (b) of other Persons for the payment of which an Acquired Company is responsible or liable, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations. “Indebtedness” shall not include deferred income, lease liabilities and trade payables or other similar liabilities recognized as current liabilities and preferred shares issued by the Company recognized as financial liabilities at fair value through profit or loss in accordance with PRC GAAP. For the avoidance of doubt, any items included in the definition or calculation of Closing Cash Amount, Closing Transaction Expenses, Net Working Capital or the Cash Addback Amount shall not be counted as Indebtedness. For the purpose hereof, an illustrative calculation of “Indebtedness” is set forth on Exhibit B.
“Indemnity Escrow Amount” means the Shareholder Percentage of $[***].
“Insolvency Event” means, in relation to any Acquired Company, any winding-up, dissolution, reconstruction, restructuring, reorganization, administration, examinership, moratorium, arrangement or composition with creditors, proceedings under any bankruptcy, restructuring or reorganization legislation, receivership, legal limitation, incapacity or lack of corporate power or authority or other circumstances of, or any change in the constitution or change of corporate identity or loss of corporate identity by such person and any equivalent or analogous proceeding by whatever name known and in whatever jurisdiction, and any step taken (including the presentation of a petition or the passing of a resolution) for or with a view to any of the foregoing.
“Intellectual Property” means all intellectual property, whether protected, created or arising under the Laws of any jurisdiction worldwide, including: (a) patents and patent applications, including amendments, certificates of correction, continuations, continuations-in-part, divisionals, non-provisionals, provisionals, reexaminations, reissues, designs, utility models, extensions, patent term extensions (including any supplementary protection certificates and the like and pediatric and other regulatory exclusivity), renewals, restorations, revisions, any patent granted as a result of any post-grant proceedings, reviews and substitutions thereof (collectively, “Patents”); (b) trademarks, service marks, brand names, corporate names, logos, symbols, social media accounts, trade dress and other indicia of origin, and all registrations and applications for all of the foregoing, including all extensions, modifications and renewals thereof, and all goodwill associated with all of the foregoing (collectively, “Marks”); (c) designs and rights in designs, and all registrations and applications for registration for all of the foregoing (collectively, “Designs”), (d) published and unpublished works of authorship (whether copyrightable or not), copyrights therein and thereto, all registrations and applications for registration for all of the foregoing, and all moral rights related thereto (collectively, “Copyrights”); (e) Know-How; (f) rights in Internet domain names; and (g) rights to sue for past, present, and future infringement of the rights set forth above.
“Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of [***], by and among the Company and the other parties thereto.
“IPO” means any initial public offering of Company Ordinary Shares.
“Issuer” means BioNTech SE.
“Issuer ADS” means an American depositary share or receipt of the Issuer representing one ordinary share of the Issuer, no par value.
“Know-How” means all non-public and proprietary information, including trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding non-United States statutory and common Law), ideas, inventions and invention disclosures, data, technology, platforms, formulas, compositions, plans, designs, methodologies, processes and/or procedures, specifications, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information and all other know-how, whether or not protected by patent or copyright Law.
“Knowledge of the Company” or “Company’s Knowledge” means the actual knowledge of any of the individuals set forth on Schedule 1, in each case, including the knowledge that any such individuals would reasonably be expected to discover or become aware of after reasonable inquiry of such Person’s direct reports with operational responsibility for the fact or matter in question.
“Law” means any statute, law (including common law), ordinance, regulation, rule, code, executive order, injunction, award, judgment, decree or order of any Governmental Authority.
“Leased Real Property” means all real property leased, subleased or licensed to an Acquired Company or which an Acquired Company otherwise has a right or option to use or occupy, including the buildings, structures, fixtures and improvements thereon.
“Liability” means any liabilities, debts or other obligations of any nature, whether known or unknown, absolute, accrued, contingent, liquidated, unliquidated or otherwise, matured or unmatured, determined or determinable, and whether or not required to be reflected on a statement of financial position prepared in accordance with the applicable Accounting Principle.

“Licensed Intellectual Property” means all Intellectual Property that an Acquired Company is licensed or otherwise granted rights under or permitted to use (for the avoidance of doubt, other than Owned Intellectual Property).
“Loss” means the amount of any loss, claim, deficiency, demand, damage, injury, liability, settlement, judgment, award, fine, penalty, fee (including attorneys’ fees and consultants’ and experts’ fees), charge, cost (including costs of investigation), Tax, or expense of any nature, whether or not involving an Action, including any costs of defending any Actions or enforcing an Indemnified Party’s rights under this Agreement, incurred or suffered, by a party with respect to or relating to an Action, event, circumstance or state of facts.
“Marketing Approval” means, with respect to a pharmaceutical product and any country or regulatory jurisdiction, any registration, licensure, authorization or approval of the applicable Regulatory Authority necessary to sell or market such product in such country or regulatory jurisdiction, and any amendment or supplement thereto. For clarity, “Marketing Approval” includes any accelerated approval or conditional approval granted by the FDA, but excludes pricing or reimbursement approvals.
“Material Adverse Effect” means any Effect that, individually or in the aggregate with any other Effect (a) has had, or would reasonably be expected to have, a materially adverse effect on the business, assets, financial condition, operations or results of operations of the Acquired Companies, taken as a whole, or (b) prevents or materially delays the ability of the Company to consummate the Merger; provided that, in the case of clause (a), a “Material Adverse Effect” shall not include any Effect to the extent resulting directly or indirectly from: (i) general business, regulatory, economic or political conditions or changes; (ii) conditions or changes generally affecting the industry sector in which the Acquired Companies operate; (iii) the announcement, execution or delivery of this Agreement or the pendency or consummation of the Merger, including any disruption in (or loss of) customer, vendor, supplier, service provider, manufacturer, licensor, licensee, partner or similar relationships or any loss of employees (provided that the foregoing exception in this clause (iii) shall not apply to any representations or warranties contained in Section 3.3(a) (or the condition in Section 6.3(a) as it relates to the representations and warranties contained in Section 3.3(a), subject to the disclosures in the Disclosure Schedules)); (iv) the outbreak or escalation of hostilities or any acts of war, sabotage, or terrorism or cyberattacks; (v) any pandemic, epidemic, disease outbreak, hurricane, tornado, flood, earthquake, tsunamis, tornadoes, mudslides, fires or other natural disaster or force majeure event, or the escalation or worsening thereof; (vi) any change in the Accounting Principles or any change in applicable Laws or the interpretation, implementation or enforcement thereof, in each case, occurring after the date of this Agreement; (vii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (viii) the failure of the Acquired Companies to meet internal or analysts’ expectations or projections or the results of operations of the Acquired Companies (provided that this exception will not preclude a determination that a matter underlying such failure has resulted in or contributed to a Material Adverse Effect unless excluded under another clause of this definition); or (ix) any action taken by an Acquired Company at Parent’s written direction; provided, further, that if the exceptions set forth in subclauses (i), (ii), (iv), (v) or (vi) have a disproportionate Effect on the Acquired Companies, taken as a whole, compared to other similarly situated companies that operate in the industry sector in which the Acquired Companies operate, then only the incremental disproportionate Effect may be taken into account in determining whether a Material Adverse Effect has occurred. [***]
“Measurement Time” means 11:59:59 p.m., New York time, on the day immediately preceding the Closing Date.
“Memorandum and Articles Amendment” means the amendment to the Company Articles, as set forth in the Twelfth Amended and Restated Articles of Association of the Company, the form of which is attached hereto as Exhibit J.
[***]
[***]
“Nasdaq” means The Nasdaq Stock Market LLC.
“Net Working Capital” means an amount (which may be negative or positive) equal to (a) the total current assets of the Acquired Companies less (b) the total current liabilities of the Acquired Companies, as set forth in Exhibit B; in each case, determined as of the Measurement Time. An illustrative calculation of Net Working Capital as of [***], is set forth on Exhibit B.
“Net Working Capital Target” means [***] in an equivalent amount of U.S. dollars.
“NMPA” means the National Medical Products Administration (formerly the China Food and Drug Administration of China).
“Non-Dissenting Shareholder” means each Shareholder other than holders of the Dissenting Shares.
“Non-PN7 Exempt Shareholder” means any Shareholder that has failed to provide evidence, acceptable to Parent, at least [***] Business Days prior to the Closing Date, confirming that such Non-Dissenting Shareholder is a Person incorporated or organized (as applicable) under the Laws of the PRC.
“Open Source” means any software that is distributed as free software, open source software, copyleft software, “freeware” or “shareware” or under similar licensing or distribution models, including any software licensed under the GNU General Public License, the GNU Library General Public License, the GNU Lesser General Public License, the Affero General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License or any other license or distribution model described by the Open Source Initiative as set forth on www.opensource.org.
“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by an Acquired Company, including the Company Registered IP.

“parties” means, collectively, Parent, Merger Sub, the Company and the Shareholders’ Agent, and each individually a “party.”
“Paying Agent Agreement” means a paying agent agreement to be entered into at or prior to the Closing pursuant to this Agreement by and between Parent and the Paying Agent in a form mutually agreeable to Parent and the Paying Agent and reasonably acceptable to the Company, each acting reasonably.
“Payment Spreadsheets” means, collectively, the Estimated Closing Statement, the Closing Payment Spreadsheet, the Adjustment Amount Payment Spreadsheet, the Escrow Amount Payment Spreadsheet, the Expense Fund Payment Spreadsheet, the Contingent Payment Spreadsheet, and any other statement delivered by the Company or the Shareholders’ Agent to Parent or any of its Affiliates for the purposes of Parent making payments under this Agreement or any Ancillary Agreement.
[***]
“Permitted Encumbrances” means: (a) liens for current Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with the applicable Accounting Principle; (b) encumbrances that do not materially impair the ownership or use of the assets to which they relate; (c) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements arising in the ordinary course of business and which are not materially adverse to the occupancy, operation or use of any real property leased by any member of the Acquired Company; (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law or governmental regulations; (e) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies, in each case which would not constitute a default under any lease to which any Acquired Company is a party; (f) leases or subleases and non-exclusive licenses or sublicenses granted to others in the ordinary course of the Acquired Companies’ business; and (g) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar liens affecting real property not interfering in any material respect with the ownership or use of the real property to which they relate or the ordinary conduct of the business of the Acquired Companies.
“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.
“Personal Data” means any data or information that constitutes “personally identifiable information,” “personal information,” “personal data” or any similar term as defined by applicable Laws or any information that is governed, regulated or protected by one or more Laws concerning information relating to an identified or identifiable individual natural person or household.

“PM8002” means the Company’s proprietary bispecific antibody directed to PDL1 and VEGF as outlicensed to the Issuer under a license agreement dated July 19, 2023, and controlled by the Issuer as BNT327.
“PN7 Tax Indemnity Amount” means an amount equal to [***]% of the Closing Consideration Amount payable to all Non-PN7 Exempt Shareholders.
“PN7 Taxes” means any Taxes levied pursuant to Public Notice 7 (including for the avoidance of doubt, any such Taxes imposed on any Acquired Company or Parent).
“PRC” means the People’s Republic of China, but solely for purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.
“PRC GAAP” means the generally accepted accounting principles of the PRC.
“Preferred Majority” means the holders of at least sixty percent of the voting power of the then outstanding Company Preferred Shares, voting together as a single class and calculated on an as-converted basis.
“Pre-Closing Tax Period” means any taxable period, or portion of a Straddle Period, ending on or before the Closing Date.
“Privacy Laws” means all Laws governing the collection, protection, privacy, processing and security of Personal Data, including the Personal Information Protection Law of China (2021), the General Data Protection Regulation (EU) 2016/679 (GDPR), the UK Data Protection Act 2018, the Cayman Islands Data Protection Act (2021 Revision), the British Virgin Islands Data Protection Act, 2021, the e-Privacy Directive (2002/58/EC) and comparable Laws in other jurisdictions and all guidance thereof issued by any applicable data protection authority.
“Public Notice 7” means Public Notice 2015 No. 7 issued by the PRC State Administration of Taxation on February 3, 2015, titled “Public Notice of the State Administration of Taxation Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises,” as amended.
“Purchase Price” means an amount equal to: (a) $800,000,000; [***].
“Qualified Grantees” means employees, consultants and service providers of the Company or any Acquired Company, as set forth in the [***], who have signed each applicable Supplemental Grant Agreement with the Company and the [***] at the time of payment in accordance with the [***].
“Real Property” shall mean the Leased Real Property and the Owned Real Property.
“Regulatory Authority” means, with respect to any country or other regulatory jurisdiction, the applicable Governmental Authority responsible for granting Marketing Approval and any other regulatory approvals in such country or regulatory jurisdiction, including, in the United States, the FDA.

“Related Party” with respect to any specified Person, means: (a) any Affiliate of such specified Person, or any director, officer, principal, general partner or managing member of such Affiliate; (b) any Person who serves as a director, officer, principal, partner, member, employee or in a similar capacity of such specified Person; (c) to the Knowledge of the Company, any Immediate Family Member of a Person described in clause (b); or (d) any other Person who holds, individually or together with any Affiliate of such other Person and, to the Knowledge of the Company, any member(s) of such Person’s immediate family, more than [***]% of the outstanding voting equity or ownership interests of such specified Person.
“Related Party Agreements” means any agreements, arrangements, relationships or Contracts between an Acquired Company, on the one hand, and a Related Party of any Acquired Company, on the other hand, but excluding any agreements, arrangements, relationships or Contracts (a) for payment of salaries and bonuses for services rendered to any Acquired Company, (b) benefits due or other rights granted under Company Plans, (c) as provided in the constitutional or organizational documents of the Acquired Companies, and (d) Contracts solely between Acquired Companies.
“Representatives” means, with respect to any Person, the officers, directors, principals, employees, agents, auditors, advisors, bankers and other representatives of such Person (and including, with respect to Parent solely to the extent it seeks to obtain a R&W Insurance Policy, any insurer or broker of Parent in connection with any representations and warranties insurance policy obtained by Parent in connection with the transactions contemplated hereby).
“Required Shareholder Vote” means either (a) irrevocable unanimous written resolutions of the Shareholders in the form attached hereto as Exhibit M; or (b) (i) with respect to the Memorandum and Articles Amendment and the execution of this Agreement, the approval in writing, in advance of the date of this Agreement, by the Preferred Majority in accordance with the Investor Rights Agreement and the Company Articles, (ii) with respect to the Memorandum and Articles Amendment, the approval in writing of all Shareholders, and (iii) with respect to the Merger and the other transactions contemplated by this Agreement, special resolutions (as defined in the Company Articles) that are substantially the same as the special resolutions set forth in the irrevocable unanimous written resolutions of the Shareholders in the form attached hereto as Exhibit M, passed by a majority of at least two-thirds of the members of the Company, voting in person or by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given in accordance with the Company Articles.
“Research Program” means all research and development programs, pre-clinical and clinical trials, pre-clinical and clinical studies and the results therefrom, including those involving any Company Product.
“Restructuring” means the transactions effected by the Acquired Companies [***] resulting in the transfer of Cabt-Bio (HongKong) Limited, Biotheus (Suzhou) Co., Ltd., and Biotheus (Nantong) Co., Ltd., to Biotheus Inc.
“RWI Retention Escrow Amount” means the Shareholder Percentage of $[***].

“Sanctioned Country” means any country or region or government thereof that is, or has been in the last five years, the subject or target of a comprehensive embargo under Trade Control Laws (including Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine).
“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Trade Control Laws including: (a) any Person listed on any U.S. or non-U.S. sanctions- or export-related restricted party list, including His Majesty’s Treasury and the Office of Financial Sanctions Implementation, the List of Specially Designated Nationals and Blocked Persons, or any other sanctions- or export-related restricted party list maintained by the United Nations, the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), the U.S. Department of Commerce Bureau of Industry and Security, or the U.S. Department of State; (b) the Government of Venezuela or any Person located, organized, or resident in, or a national of, a Sanctioned Country; or (c) any Person that is, in the aggregate, fifty percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clauses (a) or (b).
“Series A Preferred Shares” means the series of preferred shares of the Company, par value $0.0001 per share, designated as “Series A Preferred Shares” in the Company Articles.
“Series A+ Preferred Shares” means the series of preferred shares of the Company, par value $0.0001 per share, designated as “Series A+ Preferred Shares” in the Company Articles.
“Series B Preferred Shares” means the series of preferred shares of the Company, par value $0.0001 per share, designated as “Series B Preferred Shares” in the Company Articles.
“Series B+ Preferred Shares” means the series of preferred shares of the Company, par value $0.0001 per share, designated as “Series B+ Preferred Shares” in the Company Articles.
“Series B3 Preferred Shares” means the series of preferred shares of the Company, par value $0.0001 per share, designated as “Series B3 Preferred Shares” in the Company Articles.
“Shareholder” means a holder of Shares.
“Shareholder Percentage” means the aggregate Allocation Percentages of all Shareholders (which shall for the avoidance of doubt not include the [***]).
“Specified Representations” means the representations and warranties of the Company contained in subsections (a), (b), (c) and (d) of Section 3.1 (Organization and Qualification; Subsidiaries), Section 3.2 (Authority), subsections (a), (b) and (d) of Section 3.4 (Capitalization), Section 3.8(a) (Absence of Certain Changes or Events), Section 3.23 (Takeover Laws) and Section 3.25 (Brokers).
“Steam Supply Agreement” means [***].

“Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.
“Subsidiary” means, with respect to any specified Person, any other Person controlled by such specified Person, directly or indirectly, through one or more intermediaries.
“Supplemental Grant Agreements” means the (a) Supplemental Terms I to Stock Option Agreement, (b) Supplemental Terms II to Stock Option Agreement, (c) Supplemental Terms I to Restricted Stock Unit Agreement and (d) Supplemental Terms II to Restricted Stock Unit Agreement, each of which is substantially in the form attached hereto as Exhibit K.
“Systems” means computer, information technology and data processing systems, facilities and services used or held for use by any Acquired Company in the operation of the business, including all software, hardware, firmware, servers, networks, data, communications facilities, platforms and related equipment, systems and services.
“Tax Liability Amount” means an amount (not less than $0 with respect to each particular income Tax liability of an Acquired Company) equal to the aggregate income Tax liabilities of the Acquired Companies attributable to any Pre-Closing Tax Period for which the relevant income Tax Returns are first due (with extension) after the Closing Date, calculated (a) as if the taxable year of each such Acquired Company ends as of the Closing Date (determined, in the case of a Straddle Period, in the manner set forth in Section 5.14(j)), (b) by including estimated (or other prepaid) income Tax payments only to the extent that such payments have the effect of reducing (but not below $0) the particular income Tax liability in respect of which such payments were made, (c) by taking into account Transaction Tax Deductions that are properly deductible in Pre-Closing Tax Periods to the maximum extent permitted by applicable law at a “more likely than not” (or higher) level of comfort, (d) be calculated in accordance with the past practice (including reporting positions, jurisdictions and types of income Taxes, elections and accounting methods) of the Company in preparing Tax Returns, (e) exclude all deferred Tax liabilities and deferred Tax assets established for financial reporting purposes, (f) exclude any Taxes attributable to transactions outside the ordinary course of business on the Closing Date after the time the Closing and (g) take into account any net operating losses or credits generated in a Pre-Closing Tax Period that can be used to offset income or Taxes in a Pre-Closing Tax Period, provided that any such deductions or credits used in the computation of this Tax Liability Amount will only be taken into account to the extent deductible under applicable Law by an Acquired Company in a Pre-Closing Tax Period at a “more-likely-than-not” or greater level of comfort.
“Tax Return” means any return, declaration, report, form, claim for refund, election, certificate, statement, information statement and other document relating to Taxes, including relating to the exchange of Taxes information between Governmental Authorities and any amendment, schedule, or attachment thereto (including all related and supporting information) in respect of Taxes.
“Taxes” means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, registration, license, lease, service, service use, withholding, payroll,

employment, social security, excise, severance, stamp, occupation, premium, property, real property, unclaimed property, windfall profits, fuel, gas import, customs, duties, value added, alternative or add on minimum, estimated, or other taxes, or similar fees, assessments or charges, together with any interest and any penalties, additions to tax or additional amounts imposed, assessed or collected by or under the authority of any Governmental Authority.
“Trade Control Laws” means all export, reexport, transfer, retransfer, and import control Laws; all U.S. anti-boycott Laws; and all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by the OFAC or the U.S. Department of State), His Majesty’s Treasury of the United Kingdom, the Cayman Islands Governor or Financial Reporting Authority, the Office of the Governor in the British Virgin Islands or Financial Investigations Agency, the European Union, and the United Nations Security Council.
“Trading Days” means a day on which shares of Issuer ADSs are traded on Nasdaq.
“Transaction Accounting Principles” means the accounting principles, practices, procedures, policies and methods set forth on Exhibit C, including the illustrative calculations of each of the Closing Cash Amount, Indebtedness and Net Working Capital, in each case as of [***].
“Transaction Tax Deductions” means the sum of (a) any and all bonuses or other compensation paid in connection with the consummation of the transactions contemplated by this Agreement (including the employer portion of any employment-related Taxes), (b) any and all deductible amounts incurred in connection with the retirement of any Indebtedness, as contemplated by this Agreement, (c) any and all deductible payments of Closing Transaction Expenses as contemplated by this Agreement and (d) any other deductible payments made in connection with the consummation of the transactions contemplated hereunder.
“Willful Breach” means with respect to (a) any breach of a representation or warranty contained in this Agreement, any material breach that is made with actual knowledge of such breach by the breaching party or (b) with respect to any covenant or agreement contained in this Agreement, any breach or failure to perform that is a consequence of an act or failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a material breach of this Agreement.
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Section 1.2Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Definition	Location
[***] Audited Financial Statements	3.6(a)
[***] Group Audited Financial Statements	5.18
Acquisition Proposal	5.3
Adjustment Amount	2.9(f)
Adjustment Amount Payment Spreadsheet	2.9(d)
ADS Agreement	2.13

Advisory Group	9.1(f)
Agreement	Preamble
[***] Issuer ADSs	2.13
[***] Withheld Amount	2.13
Arbitration	9.11
Bankruptcy and Equity Exception	3.2(a)
[***]	2.12(d)
Cancelled Shares	2.6(c)
Cayman Companies Law	Recitals
Certificates	2.8(c)
Claim Notice	8.4(a)
Closing	2.2(a)
Closing Date	2.2(a)
Closing Payment Spreadsheet	6.3(d)
Closing Statement	2.9(b)
Company	Preamble
Company Board	Recitals
Company Indemnified Parties	8.3(a)
Company Parties	8.1(b)
Company Registered IP	3.17(a)
Confidentiality Agreement	5.7
Contingent Payment	2.12(a)
Contributor	3.17(h)
Copyrights	1.1
Covered Matter	8.2(a)
D&O Agreements	5.12(a)
D&O Indemnified Party	5.12(a)
Data Room	9.7
Debt Payoff Letters	2.10(i)
Designs	1.1
Development Milestone Event	2.12(b)
Disclosure Schedules	Article III
Dispute Auditor	2.9(c)
Dispute Notice	2.9(c)
Dispute Period	2.9(c)
Dissenting Shares	2.7
[***]	2.12(f)
[***]	2.12(d)
DOJ	5.8(a)
Dormant Subsidiaries	3.1(d)
DPA	3.11(b)
Effective Time	2.2(b)
Environmental Laws	3.20(b)(i)

Escrow Amount Payment Spreadsheet	2.9(d)
[***]	5.28(a)
[***]	2.10(e)
[***]	2.10(c)
[***]	2.9(a)
[***]	2.9(a)
[***]	2.9(a)
[***]	2.9(a)
Estimated Closing Statement	2.9(a)
[***]	2.9(a)
Existing Lender	5.20
Expense Fund Payment Spreadsheet	9.1(e)
Expiration Date	8.1(a)
FCO	5.8(a)
Final Determination	8.6
Founder Issuer ADSs	2.13
FTC	5.8(a)
Hazardous Substances	3.20(b)(ii)
ICC	9.11
ICC Rules	9.11
Inbound Licenses	3.17(e)
Indemnified Parties	8.3(a)
Information Statement	5.4(a)
Interim Management Accounts	3.6(a)
IP Agreement	3.17(h)
[***] Issuer ADSs	2.13
[***] Withheld Amount	2.13
Key Employee	6.3(g)
Key Employee Agreements	6.3(g)
Letter of Transmittal	2.8(c)
Marks	1.1
Material Contracts	3.21(a)
[***]	2.12(d)
Merger	Recitals
Merger Sub	Preamble
OFAC	1.1
Option	3.15(a)
Orders	3.12
Owned Real Property	3.16(a)
Outbound Licenses	3.17(f)
Parent	Preamble
Parent Adjustment Amount	2.9(d)
Parent Indemnified Parties	8.2(a)

Parent Parties	8.1(b)
Parent Party	8.1(b)
Parent Required Insurance Policies	5.21
Patents	1.1
Paying Agent	2.8(a)
Permits	3.9(b)
Plan of Merger	2.2(b)
Products	2.12(e)
[***]	5.14(a)
R&W Insurance Expenses	5.17
R&W Insurance Policy	5.17
Real Property Lease	3.16(b)
Registered Share	2.8(c)
Security Breach	3.17(l)
Shareholder Matters	Recitals
Shareholders’ Agent	9.1(a)
Shareholders’ Agent Engagement Agreement	9.1(f)
Shareholders’ Agent Expenses	9.1(f)
Shareholders’ Agent Group	9.1(f)
[***]	5.14(d)
Shareholders Meeting	5.4(b)
Share Surrender Agreement	Recitals
Shares	2.6
Specified Indebtedness	5.20
[***]	5.22
Support Agreement	Recitals
Surviving Covenant	8.1(a)
Surviving Corporation	2.1
Third-Party Claim	8.4(b)
Transaction Expense Payoff Letters	2.10(j)
[***] Issuer ADSs	2.13
[***] Withheld Amount	2.13

Article II
THE MERGER
Section 2.1The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time and in accordance with the Cayman Companies Law, Merger Sub shall be merged with and into the Company pursuant to which (a) the separate corporate existence of Merger Sub shall cease, (b) the Company shall be the surviving company (within the meaning of the Cayman Companies Law) resulting from the Merger (the “Surviving Corporation”) and shall continue as a Cayman Islands exempted company and a wholly owned Subsidiary of Parent and (c) the rights, the property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of Merger Sub and the Company, shall vest in the Surviving Corporation and the Surviving Corporation shall be liable for and subject, in the same manner as Merger Sub and the Company, to all mortgages, charges or security interests, and all contracts, obligations, claims, debts, and liabilities of each of Merger Sub and the Company.
Section 2.2Closing; Effective Time.
(a)Unless this Agreement shall have been validly terminated in accordance with Article VII, the closing of the Merger (the “Closing”) shall take place remotely via electronic exchange of required Closing documentation and deliverables in lieu of an in-person Closing at 10:00 a.m., New York time, on the last Business Day of the calendar month during which the conditions to the obligations of the parties set forth in Article VI are satisfied or waived (other than such conditions as may, by their nature, only be satisfied at the Closing or on the Closing Date, subject to their satisfaction or written waiver (where permissible)), or at such other place or at such other time or on such other date as the parties may mutually agree upon in writing; provided that, if such conditions (other than those conditions as may, by their nature, only be satisfied at the Closing or on the Closing Date, subject to their satisfaction or written waiver (where permissible)) are satisfied or waived on the date that is one of the last [***] Business Days of a given calendar month, then the Closing shall take place on the [***] Business Day after the conditions to the obligations of the parties set forth in Article VI are satisfied or waived (other than such conditions as may, by their nature, only be satisfied at the Closing or on the Closing Date, subject to their satisfaction or written waiver (where permissible)). The day on which the Closing takes place is referred to as the “Closing Date.”
(b)As soon as practicable on the Closing Date, the parties (other than the Shareholders’ Agent) shall cause a plan of merger, substantially in the form attached hereto as Exhibit D (the “Plan of Merger”), and other documents required under the Cayman Companies Law to effect the Merger, to be executed and filed with the Registrar of Companies of the Cayman Islands in accordance with Section 233 of the Cayman Companies Law. The Merger shall become effective at the time when the Plan of Merger is registered by the Registrar of Companies of the Cayman Islands or such later time on the Closing Date as the parties shall agree and as shall be specified in the Plan of Merger. The date and time when the Merger shall become effective is herein referred to as the “Effective Time.”
Section 2.3Effects of the Merger. The Merger shall have the effects provided for in this Agreement, the Plan of Merger and the applicable provisions of the Cayman Companies Law.
Section 2.4Memorandum of Association and Articles of Association; Directors and Officers.
(a)Subject to Section 5.12, the memorandum and articles of association of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the memorandum and articles of association of Merger Sub as in effect immediately prior to the Effective Time, except that (i) the name of the Surviving Corporation shall be “Biotheus” and (ii) all references therein to the authorized share capital of the Surviving Corporation shall be amended to refer to the authorized share capital of the Surviving Corporation as approved in the Plan of Merger.
(b)Unless otherwise designated by Parent in writing prior to the Effective Time, the parties (other than the Shareholders’ Agent) shall take all actions necessary such that, from and after the Effective Time, the directors and officers of the Surviving Corporation shall be the respective individuals who are the directors and officers of Merger Sub immediately prior to the Effective Time until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the memorandum and articles of association of the Surviving Corporation.
Section 2.5Subsequent Actions. If, after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either the Company or Merger Sub vested in the Surviving Corporation as a result of or in connection with the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.
Section 2.6Conversion of Shares. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any holder of any Company Ordinary Shares or Company Preferred Shares (collectively, the “Shares”) or any other Person:
(a)the Shares held by each Non-Dissenting Shareholder shall be cancelled and extinguished and, in exchange for such cancelled and extinguished Shares, such Non-Dissenting Shareholder shall, subject to Section 2.8 and Section 2.14, be entitled to receive, in respect of its Shares (other than Cancelled Shares (including [***])), the following:
(i)an amount in cash equal to: (A) such Non-Dissenting Shareholder’s Allocation Percentage of the Purchase Price; minus (B) such Non-Dissenting Shareholder’s Allocation Percentage of the Escrow Amount; minus (C) such Non-Dissenting Shareholder’s Allocation Percentage of the Expense Fund Contribution Amount;
(ii)such Non-Dissenting Shareholder’s Allocation Percentage of any cash disbursements made from the Escrow Fund, if, as and when such disbursements are required to be made;
(iii)such Non-Dissenting Shareholder’s Allocation Percentage of any cash disbursements made from the Expense Fund in accordance with the terms of this Agreement, if, as and when such disbursements are required to be made; and
(iv)such Non-Dissenting Shareholder’s Allocation Percentage of the Adjustment Amount with respect to such Shares, if, as and when such payment is required to be made in accordance with Section 2.9(d);

(b)each Share that is owned by Parent or Merger Sub immediately prior to the Effective Time shall automatically be cancelled and extinguished and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor;
(c)each Share that is held by an Acquired Company or owned by an Acquired Company immediately prior to the Effective Time (including, for the avoidance of doubt, the [***]) shall automatically be cancelled and extinguished and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor (the Shares described in Section 2.6(b) and this Section 2.6(c), “Cancelled Shares)”; and
(d)each ordinary share, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid ordinary share, par value $0.0001 per share, of the Surviving Corporation.
Section 2.7Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares held by a Shareholder who has properly demanded dissenters’ rights for such Shares in accordance with Section 238 of the Cayman Companies Law and otherwise complied with all of the provisions of the Cayman Companies Law relevant to the exercise and perfection of dissenters’ rights (any such shares being referred to as “Dissenting Shares”) shall not be converted into or be exchangeable for the right to receive any portion of the Purchase Price (and such holders of Dissenting Shares shall have no right to receive any portion of the Purchase Price unless and until any such Shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Companies Law). Upon the exercise and perfection of dissenters’ rights pursuant to the Cayman Companies Law, such Shareholder shall have the right to be paid the fair value of such Shareholder’s Shares and such Shares shall then be cancelled by the Company. The Shares owned by any Shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of such Shares under section 238 of the Cayman Companies Law shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the relevant portion of the Purchase Price payable in respect thereof pursuant to Section 2.6(a), without any interest thereon, and such Shareholder shall be deemed to be a “Non-Dissenting Shareholder” for all purposes hereunder. Upon the occurrence of the Effective Time, a holder of Dissenting Shares shall cease to have any rights of a member of the Company except (a) the right to be paid the fair value of that holder’s Dissenting Shares, and (b) such other rights prescribed in Section 238 of the Cayman Companies Law. The Company shall give Parent (i) prompt notice of any written demand received by the Company for dissenters’ rights, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand for dissenters’ rights under the Cayman Companies Law. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.
Section 2.8Payment for Shares.
(a)Prior to the Effective Time, Parent shall designate a bank or trust company approved (such approval not to be unreasonably withheld, conditioned or delayed) in writing (including by email) in advance by the Company to act as paying agent in connection with the Merger (the “Paying Agent”) pursuant to the Paying Agent Agreement providing for, among other things, the matters set forth in this Section 2.8. At or prior to the Effective Time, Parent shall pay the upfront fees of the Paying Agent and Parent shall deliver, or cause to be delivered, to the Paying Agent for the benefit of Shareholders (other than holders of Cancelled Shares or Dissenting Shares) the Closing Consideration Amount.

(b)No later than [***] Business Days (but in no event more than [***] Business Days) prior to the anticipated Closing Date, the Company shall prepare and deliver to Parent and the Paying Agent the Closing Payment Spreadsheet.
(c)As promptly as practicable after the Effective Time (but no later than [***] after the Closing Date), the Surviving Corporation shall direct the Paying Agent to mail to each Non-Dissenting Shareholder that is registered as the holder of record of Shares in the register of members of the Company (whether or not represented by a certificate or certificates that, immediately prior to the Effective Time, evidenced outstanding Shares (the “Certificates”)) immediately prior to the Effective Time, (each, a “Registered Share”) and whose Shares were cancelled in exchange for the right to receive the consideration described in Section 2.6, (i) a letter of transmittal in form and substance reasonably satisfactory to the Company and Parent (the “Letter of Transmittal”), (ii) instructions for use in effecting the surrender of the Certificates, as applicable, and (iii) instructions for effecting the conversion of such Registered Shares into payment therefor (as set forth in Section 2.6). With respect to holders of Certificates, upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal duly executed, and, with respect to Registered Shares (with Certificates), upon the submission of such letter of transmittal duly executed, each Non-Dissenting Shareholder registered as the holder of record of Shares in the register of members of the Company shall be entitled to receive in exchange therefor its Allocation Percentage of the Purchase Price, and such Certificates, as applicable, shall, upon such surrender, be cancelled. Notwithstanding the foregoing, Parent and the Company shall use reasonable best efforts to cause (x) such Letter of Transmittal to be made available to each Non-Dissenting Shareholder that holds Registered Shares pursuant to this Section 2.8 prior to the Effective Time, and (y) such Non-Dissenting Shareholder’s Letter of Transmittal to be reviewed and processed on or prior to the Effective Time, such that, so long as such Non-Dissenting Shareholder remains entitled to receive such Letter of Transmittal pursuant to this Section 2.8, such Non-Dissenting Shareholder will be paid its Closing Consideration Amount on, or as promptly as practicable following, the Closing Date.
(d)At the Effective Time, the register of members of the Company shall be closed and there shall be no further registration of transfers of any shares thereafter on the register of members of the Company. If, after the Effective Time, a valid Certificate or Registered Share (other than one representing any Cancelled Shares or Dissenting Shares) is presented to the Surviving Corporation, it shall be cancelled and exchanged as provided in this Section 2.8.
(e)All cash paid in exchange for the cancellation of the Shares in accordance with the terms of this Article II and all cash deposited with the Company pursuant to this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. From and after the Effective Time, the holders of issued and outstanding Shares as registered in the register of members of the Company (including any Certificates evidencing ownership of Shares) shall cease to have any rights as Shareholders or with respect to Shares represented thereby, except as otherwise provided herein or by applicable Law.
(f)If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof, the Surviving Corporation shall pay or cause to be paid in exchange for such lost, stolen or destroyed Certificate the relevant portion of the Purchase Price payable in respect thereof pursuant to Section 2.6(a) for Shares represented thereby; provided, however, that the Shares represented thereby are Registered Shares and provided that the Surviving Corporation or the Paying Agent may, in their discretion, require the delivery of a reasonable affidavit containing an indemnity from the holder against any claim that may be made against the Surviving Corporation with respect to such Certificate.

(g)At any time following the date that is [***] months after the Effective Time, Parent may demand from the Paying Agent any funds that remain undistributed by the Paying Agent to holders of Shares as registered in the register of members of the Company. Such holders shall thereafter, to the extent permitted by applicable Laws, be entitled to look only to Parent for satisfaction of their claims for the cash amounts payable in accordance with Section 2.6.
(h)Neither Parent nor the Surviving Corporation shall, to the extent permitted by applicable Laws, be liable to any holder or former holder of Company Preferred Shares or Company Ordinary Shares with respect to any amounts properly delivered to any public official pursuant to any applicable abandoned property Law or escheat Law.
Section 2.9Estimated Closing Statement; Post-Closing Adjustment to Purchase Price.
(a)Not less than [***] Business Days (but in no event more than [***] Business Days) prior to the anticipated Closing Date, the Company shall deliver to Parent a written schedule (the “Estimated Closing Statement”) setting forth in reasonable detail the Company’s good faith estimates of [***]. Upon the delivery of the Estimated Closing Statement and subject to the restrictions and limitations set forth in Section 5.2, the Company will make available to Parent and its Representatives the Company’s auditors, advisors, accounting and financial staff, work papers (subject to the execution of customary work paper access letters, if requested) and other books and records used in preparing the Estimated Closing Statement solely for the purpose of assisting Parent in its review of the Estimated Closing Statement. The Company shall review any comments proposed by Parent with respect to the Estimated Closing Statement, and shall consider, in good faith, any appropriate changes thereto to reflect such comments.
(b)Within [***] days following the Closing Date, Parent shall prepare and deliver, or cause to be prepared and delivered, to the Shareholders’ Agent a written schedule (the “Closing Statement”) setting forth in reasonable detail its calculation of [***]. Following Parent’s delivery of the Closing Statement to the Shareholders’ Agent, Parent shall provide the Shareholders’ Agent and its Representatives reasonable access (including by electronic delivery of documents), during regular business hours, in such a manner as to not interfere with the normal operation of Parent or the Surviving Corporation, to work papers (subject to the execution of customary work paper access letters, if requested) and books and records relating to the preparation of the Closing Statement solely for the purpose of assisting the Shareholders’ Agent in its review of the Closing Statement and the calculations contained therein.
(c)If the Shareholders’ Agent disagrees with the calculations in the Closing Statement, the Shareholders’ Agent shall notify Parent of such disagreement in writing (the “Dispute Notice”) within [***] days after delivery of the Closing Statement (such [***]- day period, the “Dispute Period”). If no Dispute Notice is received by Parent within such Dispute Period, then the Closing Statement and the calculations thereunder shall be deemed to have been accepted by the Shareholders’ Agent and will become final, binding and conclusive for all purposes hereunder; provided, however, that, prior to the end of such Dispute Period, the Shareholders’ Agent may accept the Closing Statement by delivering written notice to that effect to Parent, in which case the Closing Statement and the calculations thereunder shall be deemed to have been finally determined when such notice is given. Any Dispute Notice must set forth in reasonable detail (i) any item on the Closing Statement which the Shareholders’ Agent believes has not been prepared in accordance with this Agreement and the Shareholders’ Agent’s determination of the amount of such item and [***], as the case may be, together with reasonable detail regarding the basis for such alternative calculation and such supporting documentation as reasonably requested by Parent, including calculations, work papers (subject to the execution of customary work paper access letters, if requested) and other similar supporting documentation. Any item or amount that the Shareholders’ Agent does not dispute in the Dispute Notice within such Dispute Period shall be final, binding and conclusive for all purposes hereunder. In the event any such Dispute Notice is timely provided, Parent and the Shareholders’ Agent shall use reasonable best efforts for a period of [***] Business Days (or such shorter or longer period as they may mutually agree) following Parent’s receipt of any such Dispute Notice to resolve any disagreements with respect to the calculations included in the Closing Statement that were disputed in the Dispute Notice. Any resolution agreed to in writing by Parent and the Shareholders’ Agent as to any items in dispute within such period shall be final and binding. If, at the end of such period, the Shareholders’ Agent and Parent remain unable to resolve the dispute in its entirety, then the unresolved items and amounts thereof in dispute shall be submitted to [***], or if [***] cannot or does not accept such engagement, such other internationally recognized independent accounting firm with at least [***] years of experience in such processes and the relevant industry and regional expertise, reasonably acceptable to Parent and the Shareholders’ Agent, which shall not be the independent accountants of Parent or the Company (the “Dispute Auditor”). If Parent and the Shareholders’ Agent are not able to mutually select and jointly engage a Dispute Auditor within [***] Business Days, each of Parent and the Shareholders’ Agent shall, within [***] thereafter, select an independent accounting firm of recognized national standing and shall cause such accounting firm to promptly, but in any event within [***] Business Days, choose a third independent accounting firm of recognized national standing (which firm is not the independent accountants of Parent or the Company) to serve as the Dispute Auditor, and such third accounting firm shall, notwithstanding anything to the contrary set forth herein, be the Dispute Auditor; provided, however, that if either Parent or the Shareholders’ Agent fails to so select an accounting firm for the purpose of choosing a third accounting firm within the [***] period set forth above, then the accounting firm selected by the party that did so select an accounting firm for such purpose shall, notwithstanding anything to the contrary set forth herein, be the Dispute Auditor. All submissions by the Shareholders’ Agent or Parent to the Dispute Auditor shall be in writing and shall simultaneously be delivered to the other party and there shall be no ex parte communication with the Dispute Auditor with respect to the dispute in connection herewith. The Dispute Auditor shall act as an expert and not as an arbitrator to determine, based solely on the provisions of this Section 2.9(c) and the written presentations by Shareholders’ Agent and Parent, and not by independent review, only those items and amounts that remain then in dispute as set forth in the Dispute Notice. Parent and the Shareholders’ Agent shall instruct the Dispute Auditor to make a determination, acting as an expert and not as an arbitrator, of [***], within [***] Business Days after the dispute is submitted to the Dispute Auditor for its determination, which such determination shall be set forth in a written statement, including in reasonable detail the Dispute Auditor’s basis therefor, delivered to the Shareholders’ Agent and Parent within such [***]- Business Day period. The Dispute Auditor shall have exclusive jurisdiction over, and resorting to the Dispute Auditor as provided in this Section 2.9(c) shall be the only recourse and remedy of the parties against one another with respect to, those items and amounts that remain in dispute under this Section 2.9(c). The Dispute Auditor shall allocate its fees and expenses between Parent and the Shareholders’ Agent, on behalf of the Non-Dissenting Shareholders, according to the degree to which the positions of the respective parties are not accepted by the Dispute Auditor. In no event shall the decision of the Dispute Auditor assign a value to any item greater than the greatest value for such item claimed by either Parent or the Shareholders’ Agent or lesser than the smallest value for such item claimed by either Parent or the Shareholders’ Agent. Any determinations made by the Dispute Auditor pursuant to this Section 2.9(c) shall be final, non-appealable and binding on the parties hereto, absent manifest error or fraud.
(d)If the Adjustment Amount is a positive number, then the Purchase Price shall be increased by the Adjustment Amount, and if the Adjustment Amount is a negative number, then the Purchase Price shall be decreased by the absolute value of the Adjustment Amount. If the Adjustment Amount is a positive number, then (i) within [***] Business Days after the final determination of the Adjustment Amount, the Shareholders’ Agent shall deliver or cause to be delivered to Parent and the Paying Agent an updated version of the Closing Payment Spreadsheet (the “Adjustment Amount Payment Spreadsheet”) setting forth, in addition to the items required to be included in the Closing Payment Spreadsheet, (A) with respect to each Non-Dissenting Shareholder, the portion of the Allocation Percentage of the Adjustment Amount due to such Non-Dissenting Shareholder (which shall be determined by multiplying the Adjustment Amount by such Non-Dissenting Shareholder’s Allocation Percentage), and (B) the [***] of the Adjustment Amount to be paid to the Qualified Grantees in accordance with the [***], and (ii) within [***] Business Days after Parent’s receipt of the Adjustment Amount Payment Spreadsheet, Parent shall (A) pay the portion of the Shareholder Percentage of the Adjustment Amount due to the Non-Dissenting Shareholders to the Paying Agent for distribution to all Non-Dissenting Shareholders, and (B) deposit in the [***] the portion of the [***] of the Adjustment Amount to be paid to the Qualified Grantees in accordance with the [***], in each case, in accordance with the Adjustment Amount Payment Spreadsheet. If the Adjustment Amount is a negative number, then within [***] Business Days after the final determination of such Adjustment Amount (the “Parent Adjustment Amount”) in accordance with this Section 2.9, (x) Parent and the Shareholders’ Agent shall deliver joint written instructions to the Escrow Agent instructing it to disburse to Parent from the Adjustment Escrow Amount in the Escrow Fund, cash equal to the absolute value of the Shareholder Percentage of the Parent Adjustment Amount and (y) Parent, the [***], and [***] shall deliver joint written instructions to the Escrow Agent instructing it to disburse to Parent from the [***] in the [***], cash equal to the absolute value of the [***] of the Parent Adjustment Amount. If the Adjustment Amount is a positive number or a negative number that (expressed as a positive number) is less than the sum of (x) the Adjustment Escrow Amount plus (y) the [***], (A) within [***] Business Days following the final determination of the positive Adjustment Amount or payment to Parent of the Parent Adjustment Amount, as applicable, the Shareholders’ Agent shall deliver or cause to be delivered to Parent an updated version of the Adjustment Amount Payment Spreadsheet (the “Escrow Amount Payment Spreadsheet”) setting forth, in addition to the items required to be included in the Adjustment Amount Payment Spreadsheet, (1) with respect to each Non-Dissenting Shareholder, the portion of any Adjustment Escrow Amount remaining in the Escrow Fund due to the Non-Dissenting Shareholders (which shall be determined by multiplying the amount remaining of the Adjustment Escrow Amount in the Escrow Fund by such Non-Dissenting Shareholder’s Allocation Percentage), and (2) the portion of any [***] remaining in the [***] to be paid to the Qualified Grantees in accordance with the [***]; and (B) immediately following Parent’s receipt of the Escrow Amount Payment Spreadsheet, (x) Parent and the Shareholders’ Agent shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to, within [***] Business Days after Parent’s receipt of the Escrow Amount Payment Spreadsheet, release the portion of any Adjustment Escrow Amount remaining in the Escrow Fund due to the Non-Dissenting Shareholders to the Paying Agent for distribution to such Non-Dissenting Shareholders in accordance with the Escrow Amount Payment Spreadsheet and (y) Parent, the [***], and [***] shall deliver joint written instructions to the Escrow Agent instructing it to, within [***] Business Days after Parent’s receipt of the Escrow Amount Payment Spreadsheet, release the portion of any [***] remaining in the [***] to the [***] to be further distributed to the Qualified Grantees in accordance with the [***].
(e)Parent, Merger Sub, the Surviving Corporation and each of their respective Affiliates shall be entitled to rely conclusively on the Payment Spreadsheets as to the information set forth therein (including the Closing Consideration Amount, the Escrow Amount and the Estimated [***] Amount) for the purposes of making payments under this Agreement and shall not be responsible for the accuracy or completeness of the information set forth therein. In furtherance of the foregoing, the parties hereto agree that none of Parent, Merger Sub or the Surviving Corporation or any of their Affiliates shall have any Liability to any Shareholder or Qualified Grantee in respect of the amounts payable thereto in accordance with the Payment Spreadsheets following deposit and payment by, or on behalf of, Parent to the Paying Agent or the Escrow Agent of the amounts payable to such persons hereunder in accordance with the Payment Spreadsheets, as applicable.
(f)“Adjustment Amount” means the net amount (if disputed, as finally determined in accordance with Section 2.9(c)), which may be positive or negative, equal to:
[***]
(g)All calculations to be performed under this Section 2.9 shall be prepared in accordance with the Transaction Accounting Principles.
Section 2.10Escrow Contributions; [***] Expense Fund Contribution; Other Payments.
(a)On the Closing Date, Parent shall cause to be delivered to the Escrow Agent in cash as a contribution to the Escrow Fund, an amount equal to the Escrow Amount. The Escrow Fund: (x) shall be held by the Escrow Agent in accordance with the terms of this Agreement and the terms of the Escrow Agreement; and (y) shall be held and disbursed solely for the purposes and in accordance with the terms hereof and the terms of the Escrow Agreement.
(b)[***]
(c)[***]
(d)[***]
(e)[***]
(f)On the Closing Date, Parent shall cause to be delivered to the Shareholders’ Agent in cash as a contribution to the Expense Fund an amount equal to the Expense Fund Amount.
(g)Each Non-Dissenting Shareholder shall be deemed to have contributed to the Escrow Fund and the Expense Fund in accordance with its Allocation Percentage. Each Qualified Grantee shall be deemed to have contributed to the [***] and the Expense Fund in accordance with its respective proportion set out in the [***].
(h)The Qualified Grantees will each be deemed to have forfeited their entitlement to the Company Ordinary Shares held by the [***].
(i)The Company shall obtain, prior to the Closing, payoff letters or invoices, in form and substance reasonably satisfactory to Parent (the “Debt Payoff Letters”) for the Closing Indebtedness Amounts with respect to any Indebtedness described in clause (a) of the definition thereof, in each case, where the lenders thereof have not agreed to keep such Indebtedness in place after the Closing. Each Debt Payoff Letter shall provide the dollar amount of all such Closing Indebtedness Amounts required to be paid in order to fully pay off such Closing Indebtedness Amounts as of the Closing. On the Closing Date, the Company shall deliver to Parent a copy of each Debt Payoff Letter and Parent shall cause to be delivered to the account designated in each Debt Payoff Letter, the amount identified therein for the payoff of the applicable Closing Indebtedness Amount.
(j)The Company shall obtain and, not less than [***] Business Days prior to the anticipated Closing Date, deliver to Parent payoff letters or invoices, in form and substance reasonably satisfactory to Parent (the “Transaction Expense Payoff Letters”) from each advisor or other third party service provider to any Acquired Company who is owed any Closing Transaction Expenses, which shall provide the dollar amount of all Closing Transaction Expenses due and payable to such advisor or service provider. On the Closing Date, Parent shall cause to be delivered to the account designated in each Transaction Expense Payoff Letter, the amount identified therein for the payoff of the applicable Closing Transaction Expenses.
Section 2.11Escrow Fund and [***] Releases.
(a)On the [***] following the Covered Matters Expiration Date, (i) the Shareholders’ Agent and Parent shall jointly direct the Escrow Agent to pay any portion of the Indemnity Escrow Amount remaining in the Escrow Fund as of such date to the Paying Agent for distribution by it to the Non-Dissenting Shareholders and (ii) the [***], [***] and Parent shall jointly direct the Escrow Agent to release any portion of the [***] Escrow Amount remaining in the [***] as of such date to be further distributed to the Qualified Grantees in accordance with the [***], in each case, in accordance with the Escrow Agreement and the [***] Agreement, as applicable; provided that, to the extent there are any pending and unresolved claims for indemnification under Section 8.2(a) for which notice has been timely provided prior to the Covered Matters Expiration Date, an amount equal to the dollar amount of such pending and unresolved claims shall be retained in the Escrow Fund and the [***] in accordance with the Escrow Agreement and the [***] Agreement, and shall be released in accordance with the procedures set forth in this Agreement, the Escrow Agreement and the [***] Agreement following resolution of each such claim.
(b)On the [***] following the “Retention Dropdown Date” (as such term is defined in the R&W Insurance Policy, but, in any event, no later than the [***] month anniversary of Closing Date), (i) the Shareholders’ Agent and Parent shall jointly direct the Escrow Agent to pay [***]% of the portion, if any, of the RWI Retention Escrow Amount remaining in the Escrow Fund as of such date to the Paying Agent for distribution by it to the Non-Dissenting Shareholders and (ii) the [***], [***] and Parent shall jointly direct the Escrow Agent to distribute [***]% of the portion, if any, of the [***] Retention Escrow Amount remaining in the [***] as of such date to be further distributed to the Qualified Grantees in accordance with the [***], in each case, in accordance with the Escrow Agreement and the [***] Agreement, as applicable. On the [***] following the earlier of (x) the date that the R&W Insurance Policy expires, or (y) the [***] anniversary of the Closing Date (i) the Shareholders’ Agent and Parent shall jointly direct the Escrow Agent to pay the portion, if any, of the RWI Retention Escrow Amount remaining in the Escrow Fund as of such date to the Paying Agent for distribution by it to the Non-Dissenting Shareholders and (ii) the [***], [***] and Parent shall jointly direct the Escrow Agent to distribute the portion, if any, of the [***] Retention Escrow Amount remaining in the [***] as of such date to be further distributed to the Qualified Grantees in accordance with the [***], in each case, in accordance with the Escrow Agreement and the [***] Agreement, as applicable; provided that, to the extent there are any pending and unresolved claims for indemnification under the R&W Insurance Policy for which notice has been timely provided prior to the date of any such release, the portion of the RWI Retention Escrow Amount remaining in the Escrow Fund as of such date that is up to the dollar amount of such pending and unresolved claims shall be retained in the Escrow Fund and the [***] in accordance with the Escrow Agreement and the [***] Agreement, and shall be released in accordance with the procedures set forth in this Agreement, the Escrow Agreement and the [***] Agreement following resolution of each such claim.
Section 2.12Contingent Payments.
(a)Each of (i) the Non-Dissenting Shareholders, in addition to the Closing Consideration Amount payable to them pursuant to Section 2.6, and (ii) the Surviving

Corporation or an Acquired Company, for further payment to the Qualified Grantees in accordance with the [***], shall be entitled to certain additional, one-time contingent payments from Parent after the Closing as and to the extent set forth in this Section 2.12 (each such additional payment, a “Contingent Payment”), subject to all the terms and conditions of this Section 2.12.
(b)Subject to the set-off rights of Parent pursuant to Section 2.12(h) below, Parent shall make the Contingent Payments described in Table 1 below following the first achievement or occurrence by or on behalf of Parent or its Subsidiaries or [***] of the corresponding event with respect to [***] (each a “Development Milestone Event”). In no event shall more than one Contingent Payment be due for either of the two Development Milestone Events.
Table 1

No.	Development Milestone Event	Contingent Payment
1	[***]	$[***]
2	[***]	$[***]
(c)Parent shall deliver written notice to the Shareholders’ Agent of the achievement of any Development Milestone Event no later than [***] Business Days after the occurrence thereof, and, within [***] Business Days of such notice, Parent shall (A) pay the Contingent Payment Allocation Percentage of such Contingent Payment due to each Non-Dissenting Shareholder to the Paying Agent for distribution to such Non-Dissenting Shareholders, and (B) deposit in the [***] the Contingent Payment Allocation Percentage of such Contingent Payment due to the [***] for further distribution to the Qualified Grantees in accordance with the [***], subject to the retention of any [***] Retained Amount in accordance with Section 5.28.
(d)[***]
(e)[***]
(f)[***]
(g)After the Closing, no Non-Dissenting Shareholder may sell, exchange, transfer or otherwise dispose of his, her or its right to receive any portion of any Contingent Payment, other than (i) upon death by will or intestacy; (ii) by instrument to an inter vivos or testamentary trust in which the right to receive the Contingent Payment or portion thereof is to be passed to beneficiaries upon the death of such Non-Dissenting Shareholder; (iii) pursuant to a court order; (iv) by operation of law (including a consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity that was such Non-Dissenting Shareholder; (v) in the case of any Shareholder that is a partnership, corporation, limited liability company, trustee or similar entity, (x) to one or more partners, shareholders, members, beneficiaries or similar owners of or investors in such Shareholder or (y) a successor entity upon the sale or transfer of a substantial part of the assets of such Shareholder; or (vi) to any Person, with Parent’s consent. For the avoidance of doubt, any Contingent Payment made to any permitted transferee pursuant to this Section 2.12(g) shall be delivered to the Paying Agent for further disbursement to such transferee in accordance with the terms of this Agreement. Any transfer in violation of this Section 2.12(g) shall be null and void and shall not be recognized by Parent or the Surviving Corporation.
(h)Notwithstanding anything to the contrary in this Agreement, the obligation of Parent to make any Contingent Payment pursuant to this Section 2.12 shall be qualified in its entirety by the right of Parent and the Surviving Corporation to reduce the amount of such Contingent Payment, to the extent Parent or the Surviving Corporation has previously made a good faith claim for indemnification under Section 8.2, by (x) with respect to the portion of the relevant Contingent Payment due to the Non-Dissenting Shareholders, the Shareholder Percentage of the amount of any such Losses and (y) with respect to the portion of the relevant Contingent Payment to be paid to the Qualified Grantees in accordance with the [***], the [***] of the amount of any such Losses. In the event that Parent is entitled to set off some portion of a Contingent Payment for an indemnification claim that has not been finally resolved, such set-off amount may be retained by Parent until such time as the underlying claim if finally resolved. In the event that the aggregate amount retained from the Contingent Payment payable pursuant to this Section 2.12(h) with respect to any indemnification claim is greater than the aggregate amount finally determined (after exhausting all available appeals or other forums for reconsideration) to be payable with respect thereto under the terms of this Agreement, Parent and the Surviving Corporation shall, within [***] days after such final determination, release the amount of such excess, without interest, to (x) the Non-Dissenting Shareholders and (y) to the [***] for further distribution to the Qualified Grantees, in each case, in cash and in accordance with this Section 2.12 in the respective amounts they would have been entitled to receive had such amount not been retained or set-off by Parent. Notwithstanding anything to the contrary in this Section 2.12(h), Parent shall have the right to set-off a portion of a Contingent Payment only to the extent the amounts in the Escrow Fund and the [***] are not sufficient to cover the underlying amount of an indemnification claim that has not been finally resolved.
Section 2.13Founder ADS Consideration. Notwithstanding any provision to the contrary in this Agreement, on the Closing Date, (a) Parent shall withhold (i) [***] percent of the portion of the Closing Consideration Amount otherwise directly or indirectly payable to Biotheus Holding Ltd (the “[***] Withheld Amount”), (ii) [***] percent of the portion of the Closing Consideration Amount otherwise directly or indirectly payable to Biotheus Partner Ltd (the “[***] Withheld Amount”), and (iii) [***] percent of the portion of the Closing Consideration Amount otherwise payable to Biotheus Partner Ltd (the “[***] Withheld Amount”) and (b) pursuant to each ADS Agreement, the form of which is attached hereto as Exhibit E (each, an “ADS Agreement”), the Issuer shall issue (i) to Biotheus Holding Ltd a number of Issuer ADSs equal to the quotient obtained by dividing (x) the [***] Withheld Amount by (y) the Closing Issuer ADS VWAP (the “[***] Issuer ADSs”), (ii) to Biotheus Partner Ltd a number of Issuer ADSs equal to the quotient obtained by dividing (x) the [***] Withheld Amount by (y) the Closing Issuer ADS VWAP (the “[***] Issuer ADSs”), and (iii) to [***] a number of Issuer ADSs equal to the quotient obtained by dividing (x) the [***] Withheld Amount by (y) the Closing Issuer ADS VWAP (the “[***] Issuer ADSs”) (each such resulting number of Issuer ADSs, to be rounded down to the nearest whole number, the “Founder Issuer ADSs”). Unless otherwise agreed between the Issuer and the applicable Founder or Founder SPV, the ADS Agreement in respect of the [***] Issuer ADSs will be entered into by the Issuer, Biotheus Holding Ltd and [***], the ADS Agreement in respect of the [***] Issuer ADSs will be entered into by the Issuer, Biotheus Partner Ltd and [***], and the ADS Agreement in respect of the [***] Issuer ADSs will be entered into by the Issuer and [***]. Notwithstanding anything to the contrary herein, the [***] Issuer ADSs and the [***] Issuer ADSs shall be issued directly to [***] and [***], respectively, unless (x) Biotheus Holding Ltd and Biotheus Partner Ltd, as applicable, confirm that [***] and [***] each hold 100% of the equity in their respective Founder SPV, and (y) each such Founder SPV has successfully satisfied all applicable “know your customer” and anti-money laundering requirements of the Issuer, its depositary bank, or any of their respective Representatives and (z) each such Founder SPV has removed any reference to “Biotheus” in its name.
Section 2.14Withholding Rights. Subject to Section 5.14 and Section 5.28, each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any amount otherwise payable to any Person pursuant to or otherwise contemplated by this Agreement such amounts as it is required to deduct and withhold or cause to be deducted and withheld under any provision of Law related to Taxes. Parent shall use reasonable best efforts to provide written notice to the Company of its determination that any such deduction or withholding (other than PN7 Taxes or Taxes imposed with respect to payments properly treated as compensation for Tax purposes) is required, at least [***] days before the making of the payment to which such deduction or withholding would apply. To the extent that such amounts are so deducted and withheld, such amounts shall be timely and properly remitted to the appropriate Governmental Authority, and such amounts so remitted shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the corresponding sections or subsections of the Disclosure Schedules attached hereto (or any other sections or subsections of the Disclosure Schedules only to the extent that the relevance of that disclosure as an exception to such other representations and warranties is reasonably apparent on the face of such disclosure) (collectively, the “Disclosure Schedules”), the Company hereby represents and warrants to Parent and Merger Sub as follows:
Section 3.1Incorporation and Qualification; Subsidiaries.
(a)The Company (i) is an exempted company, duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and (ii) has all necessary corporate power and authority to own, lease and operate all of its properties and assets and to conduct its business in the manner in which its business is currently being conducted.
(b)The Company is qualified to do business, and is in good standing, under the Laws of the jurisdictions where the nature of its business, or the ownership, leasing or operation of its properties or assets, requires such qualification, except where the failure to be so qualified or in such good standing has not had a Material Adverse Effect.
(c)Section 3.1(c) of the Disclosure Schedules sets forth a true and complete list of each of the Company’s Subsidiaries, together with the jurisdiction of incorporation or organization of each such Subsidiary and the percentage of the outstanding shares, share capital or other Equity Interests of each such Subsidiary owned by the Company and each other Subsidiary of the Company. Except as set forth on Section 3.1(c) of the Disclosure Schedules, there are no Equity Interests of any of the Company’s Subsidiaries issued and outstanding. Each of the Company’s Subsidiaries (i) is an entity duly incorporated, validly existing and in good standing (with respect to jurisdictions that recognize that concept) under the Laws of its jurisdiction of incorporation and (ii) has all necessary corporate or similar power and authority to own, lease and operate all of its properties and assets and to conduct its business in the manner in which its business is currently being conducted.

(d)Section 3.1(d) of the Disclosure Schedules sets forth a true and complete list of each of the Company’s Subsidiaries that are dormant as of the date hereof (the “Dormant Subsidiaries”). None of the Dormant Subsidiaries has ever had any assets, properties, Liabilities or operations of any kind.
(e)Each of the Company’s Subsidiaries is qualified to do business, and is in good standing, under the Laws of the jurisdictions where the nature of its business, or the ownership, leasing or operation of its properties or assets, requires such qualification, except where the failure to be so qualified or in such good standing has not had a Material Adverse Effect.
(f)Each of the Company’s Subsidiaries located in the PRC has, in accordance with applicable PRC Law, duly registered with the relevant PRC Governmental Authority, obtained and maintained the validity of all business licenses and complied in all material respects with all requirements imposed by such Governmental Authorities regarding business registration.
(g)The Company has delivered or made available to Parent true and complete copies of the memorandum of association and articles of association or equivalent constitutional or organizational documents, including all amendments thereto, of each Acquired Company, each of which is in full force and effect, and the Acquired Companies are not in violation of any of the provisions thereof in any material respects.
(h)Each Acquired Company has paid all registration and filing fees which are due to be paid by it to any Governmental Authority.
(i)The Company is not liable to pay any fine under the Companies Act of the Cayman Islands (as amended).
(j)All returns, filings, publications, particulars, resolutions, notices and other documents (including the memorandum and articles of association and filings and returns relating to any applicable beneficial ownership frameworks) which the Company and any Acquired Company has been required to file with or deliver to the Registrar of Companies in the Cayman Islands or any Governmental Authority have been correctly made and duly and timely filed and delivered and were correct when filed and delivered.
Section 3.2Authority.
(a)The Company has all necessary corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, and, subject in the case of the Merger to obtaining a Required Shareholder Vote, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and to adopt the Twelfth Amended and Restated Articles of Association of the Company (reflecting the Memorandum and Articles Amendment). The adoption of the Twelfth Amended and Restated Articles of Association of the Company (reflecting the Memorandum and Articles Amendment), the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party, the Plan of Merger and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company Board. Upon receipt of a Required Shareholder Vote, no other corporate actions or proceedings on the part of the Company are necessary to authorize the Shareholder Matters. This Agreement has been (and each Ancillary Agreement to which the Company is a party, when executed and delivered, shall have been) duly and validly executed and delivered by the Company and, assuming due and valid execution and delivery by each of the other parties hereto, this Agreement constitutes (and each Ancillary Agreement to which the Company is a party will constitute) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and (ii) by general principles of equity (regardless of whether considered in a proceeding in equity or at Law) (together, the “Bankruptcy and Equity Exception”).
(b)At a meeting duly called and held (or by written resolution) prior to the execution and delivery of this Agreement, the Company Board duly adopted unanimous resolutions (i) determining that it is in the best interests of the Company, and declared it advisable, to enter into this Agreement, (ii) approving the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which the Company is a party, the adoption of the Twelfth Amended and Restated Articles of Association of the Company (reflecting the Memorandum and Articles Amendment), the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby upon the terms and subject to the conditions set forth herein, and (iii) resolving to submit to the Shareholders, and to recommend their approval of, the Shareholder Matters. None of the aforesaid actions by the Company Board have been amended, rescinded or modified.
Section 3.3No Conflict; Required Filings and Consents.
(a)With respect to clauses (ii) and (iii) only, except for any such conflict, violation, breach, default or other occurrence which would not have a Material Adverse Effect, the execution, delivery and performance by the Company of this Agreement and each Ancillary Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:
(i)conflict with or violate the Company Articles or the memorandum of association or articles of association or equivalent constitutional or organizational documents of any other Acquired Company;
(ii)assuming compliance with the Laws set forth in Section 3.3(b), conflict with, violate or result in a loss of rights or trigger new obligations under any Order or any Law applicable to any Acquired Company or by or to which any of their properties or assets are bound or subject; or
(iii)result in any breach of, constitute a default (or an event that, with or without notice or lapse of time or both, would become a default or breach) under, require any consent of any Person pursuant to, give to others any right of rescission, withdrawal, revocation, termination, amendment, acceleration or cancellation of, or result in the loss of any benefit under, or the creation of any Encumbrance (other than Permitted Encumbrances) on any property or asset of an Acquired Company pursuant to any Contract to which any Acquired Company is a party or by which any Acquired Company or any property or asset of any Acquired Company is bound or affected.
(b)The Company is not required to file, seek or obtain any notice, authorization, approval, order, permit, waiver, variance, designation, ratification or consent of or with, or to make any filing or registration with or notification to any Governmental Authority in connection with the execution, delivery and performance by the Company of this Agreement or any Ancillary Agreement to which it is a party or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of the Company, except for (i) any filings required to be made under, and compliance with, the HSR Act, (ii) the filing of the Plan of Merger and other documents required under the Cayman Companies Law to effect the Merger with the Registrar of Companies of the Cayman Islands and publication of the notice of Merger in the Gazette of the Cayman Islands,

(iii) such filings as may be required by any applicable federal or state securities or “blue sky” laws, and (iv) any notice, authorization, approval, order, permit, waiver, variance, designation, ratification or consent the failure of which to make or obtain would not be reasonably expected to be material to the Acquired Companies, taken as a whole.
Section 3.4Capitalization.
(a)As of the date of this Agreement, the authorized share capital of the Company consists of (i) [***] Company Ordinary Shares, of which [***] are issued and outstanding, (ii) [***] Series A Preferred Shares, all of which are issued and outstanding; (iii) [***] Series A+ Preferred Shares, all of which are issued and outstanding; (iv) [***] Series B Preferred Shares, all of which are issued and outstanding; (v) [***] Series B+ Preferred Shares, all of which are issued and outstanding; and (vi) [***] Series B3 Preferred Shares, all of which are issued and outstanding.
(b)Section 3.4(b) of the Disclosure Schedules sets forth a true and complete list of all record holders of the issued and outstanding share capital of the Company as of the date of this Agreement (as set out in the register of members of the Company), indicating the respective number and type of Shares held and their registered mailing address. Except as set forth in Section 3.4(b) of the Disclosure Schedules, there are no other Equity Interests in any Acquired Company. No dividends have been declared or paid in respect of any Shares since their respective issue.
(c)The Closing Payment Spreadsheet, when provided to Parent pursuant to the terms of this Agreement, will be accurate and complete in all respects (after giving effect to the transactions contemplated by the Share Surrender Agreement). As of immediately prior to the Closing, an accurate and complete list of all holders of Shares (as recorded in the register of members of the Company), including the number and class of Shares held by each Shareholder, will be set forth on the Closing Payment Spreadsheet. The amount of the Closing Consideration Amount payable to each Shareholder in the Closing Payment Spreadsheet will be consistent with and in accordance with the Company Articles and the Investor Rights Agreement.
(d)Except for the Shares and except as set forth in Section 3.4(b) of the Disclosure Schedules, the Company has not, as of the date of this Agreement, issued or agreed to issue any: (i) share capital or other equity or ownership interest; (ii) option, warrant or interest convertible into or exchangeable or exercisable for the purchase of share capital or other equity or ownership interests; (iii) share appreciation right, phantom share, interest in the ownership or earnings of the Company or other equity equivalent or equity-based award or right; or (iv) bond, debenture or other indebtedness having the right to vote or convertible or exchangeable for securities having the right to vote. All outstanding Shares are duly authorized, validly issued, fully paid and non-assessable, have not been issued in violation of any preemptive or similar rights and were issued in compliance in all material respects with (i) applicable Laws or exemptions therefrom and (ii) the Company Articles and the Investor Rights Agreement, as in effect at the time of issuance. All of the aforesaid Shares have been offered, sold and delivered by the Company in compliance with all applicable securities Laws. Except for rights granted to Parent and Merger Sub under this Agreement or pursuant to the Share Surrender Agreement, there are no outstanding obligations of any Acquired Company to issue, sell or transfer or repurchase, redeem or otherwise acquire, or Contracts to which an Acquired Company is a party that relate to the holding, voting or disposition of, or that restrict the transfer of, its issued or unissued share capital or other Equity Interests, or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Acquired Company. No share capital or other Equity Interests of any Acquired Company has been issued in material violation of any rights, agreements, arrangements or commitments under any provision of applicable Law, memorandum of association or articles of association or equivalent constitutional or organizational documents of the Acquired Companies or any Contract to which an Acquired Company is a party. Other than pursuant to the Company Articles and the Investor Rights Agreement, no Acquired Company is a party to any shareholders’ agreement, voting trust agreement or registration rights agreement relating to any Equity Interests or any other Contract relating to disposition, voting or dividends with respect to any Equity Interests.
Section 3.5Equity Interests. Other than their Subsidiaries, the Acquired Companies do not directly or indirectly own any Equity Interests in any other Person.
Section 3.6Financial Statements; Books and Records.
(a)True and complete copies of (i) the audited standalone statements of financial position of Biotheus (HongKong) Limited, Cabt-Bio (HongKong) Limited, Biotheus Inc., Biotheus (Suzhou) Co., Ltd., and Biotheus (Nantong) Co., Ltd., in each case, as of [***], and, in each case, the related audited standalone statements of profit or loss and other comprehensive income, changes in equity and cash flows, together with all related notes and schedules thereto, accompanied by the report thereon of the Company’s independent auditor (collectively referred to as the “[***] Audited Financial Statements”) and (ii) the unaudited set of management accounts of the Company, Biotheus (HongKong) Limited, Cabt-Bio (HongKong) Limited, Biotheus Inc., Biotheus (Suzhou) Co., Ltd., and Biotheus (Nantong) Co., Ltd., and Biotheus (Australia) Pty Ltd, in each case as of [***] (collectively, the “Interim Management Accounts”) are attached hereto as Section 3.6(a) of the Disclosure Schedules. The [***] Audited Financial Statements and the Interim Management Accounts (A) were derived from the books and records of the Acquired Companies, (B) were (except for the Interim Management Accounts) prepared in accordance with the applicable Accounting Principle applied on a consistent basis throughout the periods covered (except as may be indicated in the notes thereto) and (C) give a true and fair view of the financial position, results of operations, shareholders’ equity and cash flows of the Acquired Companies as of the respective dates thereof and for the respective periods covered thereby except that these [***] Audited Financial Statements and the Interim Management Accounts have not reflected the classification of redeemable convertible preferred shares as financial liabilities measuring at fair value through profit or loss nor the accounting for share based payment arrangements.
(b)In connection with the preparation of the [***] Audited Financial Statements, no Acquired Company nor, to the Knowledge of the Company, any independent auditor of the Company has identified or been made aware of (i) any significant deficiency or material weakness, in each case, as interpreted pursuant to the applicable Accounting Principle, in the internal accounting controls utilized by an Acquired Company, (ii) any fraud, whether or not material, that involves the Acquired Companies’ management or any other current or former employee, consultant, contractor or director of an Acquired Company who has a role in the preparation of financial statements or the internal accounting controls utilized by an Acquired Company, or (iii) any claim or allegation regarding any of the foregoing.
(c)Since [***], there has been no material change in any accounting policies, principles, methods or practices or management judgement, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company. No audit firm has ever declined or indicated its inability to issue an opinion with respect to any financial statements of any of the Acquired Companies.
(d)The register of members, register of directors and other statutory books of the Company have been properly kept in accordance with the Cayman Companies Law and contain a true, accurate and complete record of all matters required to be entered therein.

Section 3.7Liabilities. No Acquired Company is subject to any Liabilities or obligations (whether or not required to be reflected on a consolidated statement of financial position of the Acquired Companies prepared in accordance with the applicable Accounting Principle), including any off-balance sheet obligations or any “variable interest entities” (within the meaning Accounting Standards Codification 810), except for Liabilities (a) set forth or adequately provided and expressly reserved for in line items on the Interim Management Accounts or reflected in the notes thereto, (b) incurred pursuant to or in connection with the execution, delivery or performance of this Agreement or (c) that are not material to the Acquired Companies, individually or taken as a whole and, in the case of the foregoing clause (b), not arising from any default, breach of Contract or warranty.
Section 3.8Absence of Certain Changes or Events.
(a)Since the date of the Interim Management Accounts through the date of this Agreement, there has not been a Material Adverse Effect.
(b)Since the date of the Interim Management Accounts through the date of this Agreement, other than in connection with the negotiation, preparation or execution of this Agreement or, if any, the Ancillary Agreements to which the Company is a party: (i) each Acquired Company has conducted its business in the ordinary course of business; and (ii) no Acquired Company has taken any action that, if taken after the date of this Agreement, would require the consent of Parent pursuant to Section 5.1 (excluding Section 5.1(b)(xv) and Section 5.1(b)(xvi)).
Section 3.9Compliance with Law; Permits.
(a)The Acquired Companies are and, for the past [***] years, have been in compliance in all material respects with all, and no Acquired Company has violated in any material respect any, Laws applicable to them. None of the Acquired Companies or any of their officers (in their capacities as such) have received during the past [***] years, any written notice, order, complaint or other written communication from any Governmental Authority or any other Person that an Acquired Company or officer of any Acquired Company (in their capacity as such) is not in compliance in any material respect with any Law applicable to it or by which any of its properties or assets are bound. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, no investigation by any Governmental Authority with respect to any Acquired Company or any officer of an Acquired Company (in their capacities as such) is, to the Knowledge of the Company, pending or threatened in writing, nor has any Governmental Authority indicated in writing an intention to conduct the same. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, no Acquired Company is or has been, and, to the Knowledge of the Company, none of their respective employees, directors or officers is or has been, suspended or debarred from doing business by any Governmental Authority or declared ineligible for government contracting, and no such suspension or debarment action has been commenced. To the Knowledge of the Company, no independent contractor that provides services to any Acquired Company is or has been, suspended or debarred from doing business by any Governmental Authority or declared non-responsible or ineligible for government contracting, and no such suspension or debarment action has been commenced, in each case, except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole.
(b)Each Acquired Company is in possession of all permits, licenses, franchises, approvals, accreditations, certificates, easements, consents, waivers, concessions, variances, clearances, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority applicable to it and necessary for it to own, lease, license, sublease, use, occupy and operate its properties and assets and to carry on its business as currently conducted or otherwise required by applicable Law, except where the failure to possess such Permits would not be material to the Acquired Companies, taken as a whole (the “Permits”). Such Permits are in full force and effect and not subject to any material conditions or limitations. The Acquired Companies are, and during the past [***] years have been, in compliance in all material respects with all such Permits and, as of the date of this Agreement, have not received any written notice from a Governmental Authority alleging any material non-compliance with, or a failure to hold, any Permits or threatening or announcing the revocation or suspension of any Permits. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, each Acquired Company has timely submitted all renewal applications, reports, forms, registrations and documents required to be filed and paid all fees and assessments in connection with the Permits and, to the Knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any Permit. As of the date of this Agreement, no suspension, cancellation, modification, revocation or nonrenewal of any Permit is, to the Knowledge of the Company, pending or threatened in writing. No Permit is held in the name of any employee, officer, director, shareholder, agent or otherwise on behalf of an Acquired Company.
(c)Each Acquired Company has in all respects complied with the requirements of any applicable economic substance framework (including the Cayman Islands International Tax Co-operation (Economic Substance) Act (2021 Revision) (as amended), the British Virgin Islands Economic Substance (Companies and Limited Partnerships) Act (as amended) and Beneficial Ownership Secure Search System Act (as amended) and all rules, regulations and guidance made thereunder), and has completed all such filings and made such reports as are required by such legislation and regulations.
Section 3.10Regulatory Matters.
(a)None of the Acquired Companies are registered with, licensed by, or otherwise subject to the regulatory oversight of a Governmental Authority responsible for regulation and/or oversight of financial services in any jurisdiction.
(b)Except as would not reasonably be expected to be material to the business of the Acquired Companies, taken as a whole, (i) the Acquired Companies have filed, maintained or furnished to the FDA or other applicable Governmental Authorities all required filings, declarations, listings, registrations, submissions, amendments, modifications, notices and responses to notices, applications and supplemental applications, reports (including all safety and adverse event/experience reports) and (ii) all such submissions were complete and accurate and in compliance in all material respects with applicable Healthcare Laws when filed (or were corrected or completed in a subsequent filing).
(c)The Acquired Companies have never marketed, sold, distributed, promoted or advertised any pharmaceutical products (including the Company Products), except in compliance with all applicable Healthcare Laws, except where the failure to comply would not adversely affect the ability of the Acquired Companies, taken as a whole, to conduct their business in any material respect.
(d)None of the Acquired Companies have, in the last [***] years, received any Form FDA-483, notice of adverse findings, warning letters, written notice of violations, untitled letters, notice of FDA action for import detentions or refusals, or any other written correspondence from the FDA or other Governmental Authority alleging material noncompliance with any applicable Healthcare Laws.
(e)All preclinical and clinical studies or tests sponsored or conducted by or on behalf of an Acquired Company have been and are being conducted in all material respects in compliance with all applicable Laws, including those relating to Good Clinical Practices, Good Manufacturing Practices and applicable research protocols and applicable Laws restricting the use and disclosure of individually identifiable health information. No Acquired Company has received any written notices or other correspondence from the FDA or any other Regulatory Authority with respect to any ongoing or planned preclinical or clinical studies or tests conducted, or to be conducted, by or on behalf of any Acquired Company (including by clinical research organizations) requiring the termination, suspension (whether temporary or permanent) or material modification of such studies or tests. The Company has made available to Parent true, correct and complete copies of any and all material documents and correspondence, including all material clinical, preclinical and nonclinical data in the possession of the Acquired Companies and all material written correspondence that exists as of the date of this Agreement between any Acquired Company, on the one hand, and the FDA or any other Regulatory Authority, on the other hand. No action has been taken by any Governmental Authority or, to the Knowledge of the Company, is in the process of being taken that would materially slow, halt or enjoin the operation of the business of the Acquired Companies or subject the Company Products or any Acquired Company to regulatory enforcement action. No Acquired Company is a party to any corporate integrity agreements, monitoring agreements, consent decrees, deferred prosecution agreements, settlement orders or similar agreements with or imposed by any Governmental Authority.
(f)No Acquired Company nor, to the Knowledge of the Company, any officer, employee, contractor or agent of a member of any Acquired Company has (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any Governmental Authority or on, or omissions from, any modifications, applications, approvals, reports or other submissions to any Governmental Authority relating to any Company Product or has voluntarily disclosed any violations of Laws related to any Company Product, (ii) failed to disclose a material fact required to be disclosed to the FDA or any Governmental Authority relating to any Company Product or (iii) committed any other act, made any material statement or failed to make any material statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy or other similar Governmental Authority to invoke a similar policy. No Acquired Company nor, to the Knowledge of the Company, any officer, employee, contractor or agent of a member of any Acquired Company is the subject of any pending or, to the Company’s Knowledge, threatened Action by any Governmental Authority concerning allegations of a violation by any Acquired Company or any officers, employees, contractors or agents of any Acquired Company of any Healthcare Laws. No Acquired Company nor, to the Company’s Knowledge, any officers, employees, agents or clinical investigators of an Acquired Company has been or is currently engaged in any conduct that would reasonably be expected to lead to being suspended, disqualified, debarred, convicted or excluded from participating in, or bidding on contracts with, any Governmental Authority or private third party health care program, pursuant to any similar Governmental Authority and, to the Knowledge of the Company, no such suspension, disqualification, debarment or exclusion has been initiated or threatened in writing.
(g)The Acquired Companies are, and during the past [***] years have been, in compliance in all material respects with all Healthcare Laws to the extent applicable. No Acquired Company is subject to any enforcement, regulatory or administrative proceedings against or affecting an Acquired Company relating to or arising under any applicable Healthcare Law. No such enforcement, regulatory or administrative proceeding has been threatened in writing.
(h)During the last [***] years, no preclinical studies sponsored or conducted by or on behalf of any Acquired Company for the purpose of supporting a regulatory filing have had any material adverse safety findings that the Acquired Companies would reasonably expect to have a material adverse impact on clinical studies, and all material preclinical reports or preclinical studies conducted by or on behalf of any Acquired Company for the purpose of supporting a regulatory filing have been disclosed to all applicable Governmental Authorities to the extent required by applicable Healthcare Laws. All preclinical and nonclinical tests performed in connection with or as the basis for any regulatory approval or clearance required for a Company Product either: (i) have been conducted in accordance with applicable Good Laboratory Practices, including the requirements contained in 21 C.F.R. Part 58; or (ii) involved experimental research techniques that could not be performed by a registered Good Laboratory Practices testing laboratory (with appropriate notice being given to the FDA, NMPA or any other applicable Governmental Authority) and have employed the procedures and controls generally used by qualified experts in preclinical and nonclinical study of products comparable to those being developed by or on behalf of an Acquired Company, except, in each case of clauses (i) and (ii), as has not had and would not reasonably be expected be material to the Acquired Companies, taken as a whole.
(i)All manufacturing operations conducted by or on behalf of any of the Acquired Companies with respect to any Company Product being used in human clinical trials have been conducted in compliance with all applicable Healthcare Laws and Good Manufacturing Practices, in all material respects, except where the failures to so comply would not reasonably be expected to be material to the Acquired Companies, taken as a whole. No manufacturing site that has conducted or is conducting manufacturing operations of Company Products by or on behalf of any Acquired Company is or has been, with respect to such Company Products manufactured for use in human clinical trials, subject to a shutdown or import or export prohibition imposed or requested by FDA, NMPA or another Governmental Authority, except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole.
(j)The Acquired Companies have adopted and maintain a compliance program that is appropriately tailored for the scope of the Acquired Companies’ operations and that is designed to assist the Acquired Companies to be in material compliance with applicable Laws including all Healthcare Laws. No Acquired Company nor, to the Knowledge of the Company, any of their respective officers, directors, employees, contractors or agents has materially violated the requirements of any such compliance program.
Section 3.11Export Control Laws; Sanctions; Anti-Corruption.
(a)None of the Acquired Companies, nor any director, officer, or employee of any of the Acquired Companies, nor, to the Knowledge of the Company, any agent or other third party representative acting on behalf of any of the Acquired Companies (i) is or, in the last [***] years, has been (A) a Sanctioned Person; (B) engaged in any dealings with, on behalf of, or for the benefit of any Sanctioned Person or in any Sanctioned Country; (C) otherwise in violation of applicable Anti-Corruption Laws or Trade Control Laws; or (ii) has in the last [***] years made, offered, promised, received, or authorized any unlawful payment or gift of any money or anything of value, directly or indirectly to, from, or for the benefit of any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act of 1977, as amended), foreign political party or official thereof, candidate for foreign political office, political campaign, public international organization, or any other Person in violation of applicable Anti-Corruption Laws. For the past [***] years, no Acquired Company has, in connection with or relating to the business of the Acquired Companies, received from any Person any notice, inquiry, or internal or external allegation, made any voluntary or involuntary disclosure to a Governmental Authority, or conducted any internal investigation or audit concerning any actual or potential violation of any Anti-Corruption Laws or Trade Control Laws. There are no pending or, to the Knowledge of the Company, threatened claims against the Acquired Companies with respect to Anti-Corruption Laws or Trade Control Laws.

(b)None of the Acquired Companies is a “U.S. business” within the meaning of the Defense Production Act of 1950, including all implementing regulations thereof (the “DPA”), that engages in (i) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the DPA; (ii) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (iii) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA.
Section 3.12Litigation. Except as set forth on Section 3.12 of the Disclosure Schedules, there is, and for the past [***] years there has been, no Action pending or, to the Knowledge of the Company, threatened in writing against any Acquired Company, or any property or asset of an Acquired Company, or, to the Knowledge of the Company, any of the directors, officers or employees of any Acquired Company in their capacity as such which involves an amount in controversy that is material to the Acquired Companies, taken as a whole. As of the date of this Agreement, there is no Action pending or, to the Knowledge of the Company, threatened in writing against an Acquired Company seeking to prevent, materially delay or challenge the transactions contemplated by this Agreement. There is no outstanding order, writ, judgment, injunction, ruling, assessment, decree, determination, award or arbitration award (“Orders”) of, or pending or, to the Knowledge of the Company, threatened investigation by, any Governmental Authority or arbitrator relating to an Acquired Company, any of their properties or assets, any of their officers or directors (in their capacity as such), or the transactions contemplated by this Agreement. There is no material Action by an Acquired Company pending, or which an Acquired Company has commenced preparations to initiate, against any other Person which involves an amount in controversy that is material to the Acquired Companies, taken as a whole.
Section 3.13Insolvency No Insolvency Event has occurred, and neither the Company nor any other Acquired Company has taken any action nor have any steps been taken or legal proceedings been started or threatened in writing against the Company and/or any other Acquired Company for: (a) winding up, liquidation, dissolution, reconstruction or reorganisation (or similar event or process); or (b) the appointment of a liquidator, receiver, administrative receiver, administrator, trustee or similar officer of it or of any or all of its assets.
Section 3.14Employee Benefit Plans and Labor and Employment Matters.
(a)Section 3.14(a) of the Disclosure Schedules sets forth a true and complete list of all Company Plans (other than any Company Plan that provides for de minimis payments and benefits in the aggregate). With respect to each such Company Plan set forth on Section 3.14(a) of the Disclosure Schedules, the Company has made available to Parent true and complete copies of, as applicable: (i) the plan document (including all amendments thereto) (or, if not written, a written summary of the material terms thereof) or, if the Company Plan is an individual agreement that is substantially similar to a form, a form thereof; (ii) the most recent summary plan description and any summaries of material modifications thereto; (iii) any trust or other funding agreements or arrangements (including insurance policies); (iv) the most recent financial statement and any accompanying actuarial or other valuation reports prepared with respect thereto; (v) the most recent annual report with accompanying schedules required to be filed with any Governmental Authority with respect thereto; and (vi) all material non-routine correspondence to or from any Governmental Authority relating to any such Company Plan in the past [***] years.
(b)Each Company Plan has been established, operated, administered and maintained in all material respects in accordance with its terms and in compliance with all applicable Laws. All contributions, premiums and expenses due to or in respect of any Company

Plan have been timely paid or accrued in full. As of the date of this Agreement, there are no Actions (other than the payment of routine claims for benefits) pending, or, to the Company’s Knowledge, threatened, in each case, against any Company Plan or against the assets of any Company Plan. As of the date of this Agreement, there are no audits, inquiries or proceedings pending or, to the Company’s Knowledge, threatened by any Governmental Authority with respect to or otherwise involving any Company Plan. With respect to each Company Plan, no event has occurred and, to the Company’s Knowledge, there exists no condition or set of circumstances, in connection with which any Acquired Company could be subject to any material liability under the terms of such Company Plan or under applicable Law.
(c)Except as set forth on Section 3.14(c) of the Disclosure Schedules, neither the execution and delivery or performance of this Agreement nor the consummation of the Merger or other transactions contemplated hereby (whether alone or together with any other event(s)) will: (i) entitle any current or former employee or other individual service provider of an Acquired Company to any payment of separation, severance, termination or equivalent benefits, (ii) limit or restrict the right of the Company or any Subsidiary of the Company or, after the consummation of the transactions contemplated by this Agreement, Parent, to merge, amend or terminate any of the Company Plans, (iii) result in the forgiveness in whole or in part of, or accelerate the repayment date of, any outstanding loans that exist under or as part of any Company Plan, or (iv) other than as specifically contemplated by this Agreement with respect to the ESOP and share capital of the Company, (A) obligate an Acquired Company to make any payment to such person or provide or increase the amount of compensation or benefits payable to such person, in each case under any Company Plan, or (B) result in any acceleration of the time of payment or vesting, forgiveness of indebtedness or triggering of any funding of any compensation or benefits payable to such person under any Company Plan or otherwise.
(d)As of the date of this Agreement, no Key Employee has given, or has been given, notice of termination of employment.
(e)The Acquired Companies are in compliance in all material respects with all applicable Laws relating to labor, employment and employment practices, including all Laws respecting terms and conditions of employment, labor dispatch, health and safety, wages and hours (including overtime pay requirements and the proper classification and treatment of individuals as non-employee contractors or consultants), tax withholding and remittance, social security payments and housing fund contribution, mandatory provident fund or other statutory pension contribution, immigration, discrimination, harassment, retaliation, disability rights and benefits, restrictive covenants, plant closures and layoffs, workers’ compensation and workplace injury insurance, labor relations, employee leave and holiday requirements, and unemployment insurance. The Acquired Companies have fully and timely paid all wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees, and other compensation that have come due and payable to their employees under applicable Laws and Contracts. There is no charge of discrimination in employment or employment practices, for any reason, including age, gender, race, family status, disability, religion or other legally protected category, which has been asserted or is now pending or threatened in writing against any Acquired Company before any Governmental Authority in any jurisdiction in which any Acquired Company has employed or currently employs any person.
(f)No Acquired Company is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement with a labor union, works council, or other labor organization, nor is any such contract or agreement presently being negotiated. There are no strikes, work stoppages, slowdowns, lockouts, picketing, handbilling, labor grievances, labor arbitrations, or other labor disputes pending or, to the Knowledge of the Company, threatened in writing against or materially affecting the Acquired Companies. There are no (i) claims or allegations of unfair labor practices pending or, to the Knowledge of the Company, threatened in writing against the Acquired Companies before any labor relations tribunal or authority or (ii) to the Knowledge of the Company, union organizing efforts by or involving any current employees of the Acquired Companies. There are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened in writing to be brought or filed with any labor relations tribunal or authority.
(g)Neither the Company nor any Acquired Company is or will be required to notify, consult with, grant rights to, or seek authorization, approval, order, permit, waiver, variance, designation, ratification or consent from, any labor union, works council or other employee representative in connection with the execution, delivery and performance by the Company of this Agreement or any Ancillary Agreement to which it is a party or the consummation of the transactions contemplated hereby or thereby.
(h)As of the date of this Agreement, there are no Actions pending or, to the Knowledge of the Company, threatened in writing to be brought or filed, by or with any Governmental Authority or arbitrator, against an Acquired Company in connection with the employment or engagement of any current or former employee, contractor, consultant or individual service provider of an Acquired Company.
Section 3.15Title to Tangible Assets. The Acquired Companies have good and valid title to all tangible assets owned by them as of the date of this Agreement. All of such tangible assets are owned by the Company, directly or indirectly, free and clear of any Encumbrances (other than Permitted Encumbrances).
Section 3.16Real Property.
(a)Section 3.16(a) of the Disclosure Schedules sets forth a true and complete list of all real property owned by any Acquired Company (together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, the “Owned Real Property”), including, with respect to each Owned Real Property, (i) the fee owner and (ii) physical address. The applicable Acquired Company has good and valid fee title to the applicable Owned Real Property, in each case, free and clear of all Encumbrances except Permitted Encumbrances. The Company has made available to Parent true, correct and complete copies of all deeds, title insurance policies (or if none for the applicable property, title insurance commitments or title insurance reports for such property), surveys, and zoning reports within the possession and control of the Company for each Owned Real Property. Other than as set forth on Section 3.16(a) of the Disclosure Schedules or in any real property leases, licenses or other occupancy agreements relating to the Owned Real Property made available to Parent, (A) other than an Acquired Company, there are no parties who have a right to possess or are in possession of the Owned Real Property and (B) no Acquired Company is a party to any Contract granting, or has otherwise granted to, another party any outstanding Encumbrance, option, right of first offer or first negotiation or right of first refusal or other similar right to purchase or lease the Owned Real Property or any portion thereof (each an “Option” and collectively, “Options”) and to the Company’s Knowledge, no Owned Real Property is subject to any such Options.
(b)Section 3.16(b) of the Disclosure Schedules sets forth a true and complete list of all leases, licenses and subleases to which an Acquired Company is party as a lessee, licensee or sublessee (any such lease, license or sublease, individually, and together with all material amendments, modifications, extensions, renewals, guaranties and other agreements with respect thereto, a “Real Property Lease” and collectively, the “Real Property Leases”), including with respect to each such Leased Real Property, (i) the landlord, sublandlord, licensor, sublicensor or grantor, (ii) the tenant, subtenant, licensee, sublicensee, grantee or occupant, and (iii) to the extent specified in the applicable Real Property Lease, the address. Each Real

Property Lease is a valid and binding obligation of the Acquired Company party thereto, subject to the Bankruptcy and Equity Exception. The Company has made available to Parent copies of the Real Property Leases as in effect as of the date of this Agreement which are accurate and complete in all material respects. Each of the applicable Acquired Companies has a valid and enforceable leasehold, license or subleasehold (as applicable) interest under each of the Real Property Leases to which it is a party, free and clear of all Encumbrances (other than Permitted Encumbrances).
(c) None of the Company or any of its Affiliates has received any written notice of any default or event that, with or without notice, lapse of time or both, would constitute a material default by such Acquired Company under any of the Real Property Leases. No Acquired Company has received written notice from the landlord of any material default or breach (after the expiration of any notice or cure period) by an Acquired Company under any Real Property Lease, and no such material default or breach (after the expiration of any notice or cure period) exists. No Acquired Company is in material default or breach (after the expiration of any notice or cure period) under any Real Property Lease. To the Company’s Knowledge, there are no existing defaults or breaches (after the expiration of any notice or cure period) by the lessor under any Real Property Lease. To the Company’s Knowledge, no condition exists which, but for the giving of notice or the passage of time, would constitute a material breach or default by any Acquired Company (or to the Company’s Knowledge, any other party thereto), or permit termination or modification by any party thereto or acceleration of rent by the landlord, sublessor or licensor of any Real Property Lease.
(d)There is no pending, and to the Company’s Knowledge, there is no threatened in writing appropriation, condemnation, eminent domain or like proceedings relating to the Real Property. Neither the whole nor any portion of the Real Property has been materially damaged or destroyed by fire or other casualty and not restored to a condition reasonably sufficient for the operation thereof for its current use. Subject to Permitted Encumbrances, no improvements constituting a part of the Owned Real Property encroach, in any material respect, on real property owned by any Person other than the Acquired Companies or the owner of such Owned Real Property. Subject to Permitted Encumbrances, no Acquired Company has received written notice from a lender of a default which remains uncured after the expiration of any notice or cure period, nor is there any such default (after the expiration of any notice or cure period) under any mortgage or similar instrument encumbering any Owned Real Property. No Acquired Company’s leasehold interests in the Leased Real Property is encumbered by a mortgage.
(e)The Real Property, and all material improvements and key process and production equipment, as well as key technical building infrastructure (including fire and life safety protection systems, sprinkler systems, electrical systems, plumbing systems, heat, ventilation and air condition systems (HVAC), upstream and downstream manufacturing equipment, clean utilities, building and production management systems) thereon are in all material respects in adequate working condition and repair for the conduct of the business thereon. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, there are no structural or other physical defects or deficiencies in the condition of the Owned Real Property or the key process and production equipment. Other than as set forth in any documents relating to the Owned Real Property made available to Parent, none of the Company or any of its Affiliates has received any written notice of, and there are no material special Taxes, levies or assessments, pending, certified or, to the Company’s Knowledge, contemplated, with respect to any of the Owned Real Property, in each case, subject to Permitted Encumbrances.
(f)The Company has provided all material permits, certificates of occupancy, licenses, authorizations and approvals within the Company’s possession and control relating to the use and occupancy of the Owned Real Property by the Acquired Companies.

Section 3.17Intellectual Property.
(a)Section 3.17(a) of the Disclosure Schedules sets forth a true and complete list of all (i) Patents, (ii) registered Marks, (iii) registered Copyrights; (iv) registered Designs and (v) Internet domain name registrations, including any pending applications to register any of the foregoing, in each case, owned (in whole or in part) by an Acquired Company (“Company Registered IP”) or included in the Licensed Intellectual Property that is exclusively licensed to an Acquired Company. To the Company’s Knowledge, all Owned Intellectual Property and registered Licensed Intellectual Property that is exclusively licensed to an Acquired Company (a) is subsisting; and (b) has not been adjudged unenforceable or invalid by a court or equivalent Intellectual Property tribunal or Governmental Authority. No Company Registered IP has lapsed or been cancelled or is the subject of any pending or threatened proceedings or administrative action (including opposition, revocation and invalidity actions). All application and renewal fees due and payable for the Company Registered IP have been paid, and all required steps have been taken for the registration, renewal and maintenance of the Company Registered IP. No Acquired Company has taken any action or failed to take any action that could reasonably be expected to result in the abandonment or cancellation, or to the Company’s Knowledge, invalidation of any of the Company Registered IP.
(b)Subject to the Outbound Licenses and Excepted Contracts, an Acquired Company is the sole, and with respect to the Company Registered IP, properly executed and duly recorded, legal and beneficial owner of all right, title and interest in (free and clear of all Encumbrances other than Permitted Encumbrances) the Owned Intellectual Property, and possesses license rights that are, to the Company’s Knowledge, valid, to each other item of Company Intellectual Property in the manner currently being used by the Acquired Companies. For clarity, nothing in this Section 3.17(b) shall be deemed a representation or warranty with respect to infringement, dilution, misappropriation, misuse or otherwise violation of any Intellectual Property rights of any third party.
(c)To the Company’s Knowledge, the use of the Company Intellectual Property in the conduct of the businesses of the Acquired Companies as currently conducted, is not infringing, diluting, misappropriating, misusing or otherwise violating any Intellectual Property rights of others, and has not in the past [***] years infringed, diluted, misappropriated, misused or otherwise violated any Intellectual Property rights of others. There is no pending Action against any Acquired Company or any officer of any Acquired Company (in their capacity as such) in which an Acquired Company or such officer is alleged to have infringed the Intellectual Property rights of another Person, and during the past [***] years, no Acquired Company and, to the Company’s Knowledge, no officer of any Acquired Company (in their capacity as such) has received any written notices, requests for indemnification or threats from any Person related to the foregoing. No Acquired Company nor, to the Company’s Knowledge, any officer of any Acquired Company (in their capacity as such) is subject to any Action or Order, and no Actions are pending or, to the Company’s Knowledge, threatened in writing against any Acquired Company or such officer based upon or challenging or seeking to deny or restrict in any manner the use by any Acquired Company or officer of any Acquired Company of any Company Intellectual Property or, with respect to Owned Intellectual Property, the ownership, registrability, validity, patentability, scope, enforceability, use, transfer, assignment or licensing of any Company Intellectual Property. For clarity, the terms set forth in this Section 3.17(c) shall be the only representations and warranties with respect to infringement, dilution, misappropriation, misuse or otherwise violation of any Intellectual Property rights of any third party by any Acquired Company.
(d)To the Company’s Knowledge, no Person is currently infringing, diluting, misappropriating, misusing or otherwise violating any Owned Intellectual Property or Licensed Intellectual Property exclusively licensed to an Acquired Company, or has in the past [***] years infringed, diluted, misappropriated, misused or otherwise violated the foregoing. During the past [***] years, no Acquired Company has filed any claims related to, or given written notice to any other Person of, any of the foregoing.
(e)Section 3.17(e) of the Disclosure Schedules identifies each Contract (other than Excepted Contracts) in effect pursuant to which any Intellectual Property is licensed, sold, assigned, or otherwise conveyed by a third party to an Acquired Company (“Inbound Licenses”).
(f)Section 3.17(f) of the Disclosure Schedules identifies each Contract (other than Excepted Contracts) pursuant to which any Owned Intellectual Property is licensed, sold, assigned, or otherwise conveyed by an Acquired Company to a third party (“Outbound Licenses”).
(g)The Acquired Companies have taken commercially reasonable security measures, in accordance with standard industry practice, to protect (i) against unauthorized disclosure, and (ii) the secrecy and confidentiality of Know-How material to the business of the Acquired Companies included in the Company Intellectual Property or which a third party has provided to an Acquired Company under an obligation of confidentiality, including requiring each Person with access to such Know-How, to execute a binding, written confidentiality agreement to the extent such Persons are not otherwise bound by substantially similar confidentiality obligations by virtue of their role or status. To the Company’s Knowledge, there has been no unauthorized use, disclosure or misappropriation of any such Know-How included in the Company Intellectual Property by any Person.
(h)All current and former officers, employees, contractors, and consultants of any Acquired Company who have made contributions to the creation or the development of material Owned Intellectual Property for or on behalf of any Acquired Company or, with respect to employees, relating to the businesses of the Acquired Companies (each such current and former officer, employee, contractor, consultant, or Person a “Contributor”) either (i) are a party to a written agreement with an Acquired Company with respect to such Intellectual Property pursuant to which all right, title and interest in such Intellectual Property created or developed by such Contributor is or was assigned to an Acquired Company or (ii) have executed written agreements containing a present assignment of all right, title and interest in all inventions and Intellectual Property rights in Intellectual Property created or developed for or on behalf of any Acquired Company or, with respect to employees, created or developed by such employees in the course of such employees’ employment and relating to the businesses of the Acquired Companies to an Acquired Company (each such agreement under (i) or (ii) an “IP Agreement”). To the Company’s Knowledge, no Contributor is in violation of any IP Agreement. Except for ongoing payment obligations for services under Contracts or applicable Laws in consideration for, or recognition of, ownership of the applicable Owned Intellectual Property, no Acquired Company is obligated to provide any consideration or remuneration (whether financial or otherwise, or whether ongoing, outstanding or contingent), or account to any Contributor or third party, with respect to any exercise of rights by any Acquired Company, or any successor thereto, in any Owned Intellectual Property. No Acquired Company has received a claim for compensation by or on behalf of one of its current or former Contributors in respect of any Owned Intellectual Property, including invention in relation to any patent or utility model owned by an Acquired Company.
(i)No Acquired Company uses or has used any artificial intelligence, advanced machine learning or other similar generative models in the businesses of the Acquired Companies in any material respects. No artificial intelligence or similar generative models have been used to create any Owned Intellectual Property material to the business of the Acquired Companies.

(j)The Acquired Companies (i) take commercially reasonable measures designed to protect the confidentiality, privacy and security of their confidential information and (ii) comply, and have complied in the past [***] years, with all applicable Privacy Laws. The Systems are reasonably maintained and in sufficiently good working condition and performance sufficient for the conduct of the businesses of the Acquired Companies as currently conducted and as currently contemplated to be conducted. There has been no material failure, malfunction, breakdown, performance reduction, or other material adverse event affecting any Systems, and to the Company’s Knowledge there has been no unauthorized access, use, intrusion, or breach of security affecting any Systems. Each Acquired Company maintains commercially reasonable backup and data recovery, disaster recovery, and business continuity plans, procedures, and facilities, and acts in material compliance with all of the Acquired Companies’ policies related to the foregoing. To the Company’s Knowledge, the Systems are free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that are designed to permit or cause, or are intended to permit or cause, unauthorized access to, or disruption, impairment, disablement, or destruction of any Systems or software used or held for use by an Acquired Company.
(k)Neither the Acquired Companies nor, to the Company’s Knowledge, any other Person (including any officers or employees of any Acquired Company) acting on their behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, is under an obligation to disclose, deliver or license to any Person or permitted the disclosure or delivery to any escrow agent or other Person of, any source code for any software owned by an Acquired Company, except (x) as would not be reasonably expected to be, individually or in the aggregate, material to the Acquired Companies taken as a whole, (y) for disclosures to employees or contractors under binding written agreements that prohibit use or disclosure except in the performance of services to an Acquired Company. No Acquired Company has used any Open Source in a manner that could have a “copyleft” effect or other adverse effect on, or obligate any Acquired Company to disclose, contribute, distribute, license or otherwise make available to any third party (including the Open Source community), any software owned by an Acquired Company or any other Company Intellectual Property. With respect to any Open Source that an Acquired Company uses, each Acquired Company has complied with all applicable licenses with respect thereto.
(l)The Acquired Companies maintain commercially reasonable safeguards to protect Personal Data collected, maintained, processed or stored in connection with the business of any Acquired Company to the extent required by applicable Privacy Laws. To the Company’s Knowledge, during the past [***] years, there has been no unauthorized acquisition of, access to, disclosure or loss of Personal Data collected, maintained, processed, or stored in connection with the business of any Acquired Company (a “Security Breach”). During the past [***] years, no Acquired Company has been notified in writing by any Person of any Security Breach. During the past [***] years, no Acquired Company has received any written notice of any claims, threats, complaints, audits, investigations (including investigations by a Governmental Authority) or allegations of, or otherwise been subject to any of the foregoing concerning, any material violations of applicable Privacy Laws with respect to Personal Data collected, used, stored, altered, combination destructed, disclosed, transmitted, disseminated or otherwise made available by an Acquired Company.
Section 3.18Grants.
(a)Section 3.18(a) of the Disclosure Schedules lists each Company Grant that any Acquired Company has received and is outstanding. Except for those Company Grants listed in Section 3.18(a) of the Disclosure Schedules, none of the Acquired Companies has any Company Grant.

(b)Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole (i) no Governmental Authority or academic or medical institution or consortium has any claim of right to, ownership of or other Encumbrance (other than Permitted Encumbrance) on, any Company Intellectual Property (excluding any Licensed Intellectual Property that is non-exclusively licensed to an Acquired Company under an Excepted Contract); and (ii) there is no prohibition or restriction by any Governmental Authority (including no assignment, grant back, license, “march-in” or other rights) on the use of any Company Intellectual Property (excluding any Licensed Intellectual Property that is non-exclusively licensed to an Acquired Company), or on the conduct of the business by any Acquired Company as currently conducted or as currently contemplated to be conducted, in any jurisdiction, or on the export or import of any Company Intellectual Property (excluding any Licensed Intellectual Property that is non-exclusively licensed to an Acquired Company) from or to any jurisdiction.
Section 3.19Taxes.
[***]
Section 3.20Environmental Matters.
(a)Except as would not have a Material Adverse Effect:
(i)during the [***] years preceding the date hereof, the Acquired Companies have been, and they currently are, in compliance with all applicable Environmental Laws; the Acquired Companies hold, and during the [***] years preceding the date hereof have been, and they currently are, in compliance with all permits, licenses, registrations, approvals and other authorizations required under applicable Environmental Laws; no Acquired Company has received any written notices, claims, demand letters or requests for information from any Governmental Authority or other Person alleging or indicating that an Acquired Company is or may be in violation of, or be liable under, any Environmental Law; and no Acquired Company is subject to any pending or, to the Company’s Knowledge, threatened in writing Action under or relating to any Environmental Law; and
(ii)the Acquired Companies have not disposed of, handled, generated, manufactured, distributed, exposed any Person to, or released any Hazardous Substances, and, to the Knowledge of the Company, no third party has caused a release of Hazardous Substances, at, in, on, under or from any Leased Real Property or any other property or facility currently or previously owned, leased, operated or used by an Acquired Company.
(b)For purposes of this Agreement:
(i)“Environmental Laws” means: any Laws relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of, or exposure to, Hazardous Substances or materials containing Hazardous Substances; or (C) pollution or protection of the environment, health, safety or natural resources.
(ii)“Hazardous Substances” means any chemical, substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law, or with respect to which liability may be imposed pursuant to Environmental Law, including petroleum and petroleum byproducts and breakdown products, asbestos, per- and polyfluoroalkyl substances, polyfluorinated biphenyls and toxic mold.
Section 3.21Material Contracts.

(a)Section 3.21(a) of the Disclosure Schedules sets forth a true and complete list of each Contract, including all amendments, supplements and modifications, other than any Company Plans, in effect as of the date of this Agreement to which an Acquired Company is a party or by which an Acquired Company is bound in the following categories (such Contracts as are required to be set forth in Section 3.21(a) of the Disclosure Schedules being “Material Contracts”):
(i)any Contract (or group of related Contracts), other than any Contract with any current Acquired Company employee, that (A) involves payments to an Acquired Company, individually or in the aggregate, in excess of $[***] in the most recent [***] months immediately preceding the date of this Agreement or (B) requires future payments, individually or in the aggregate, by or to an Acquired Company in excess of $[***] in any calendar year;
(ii)any Contract (A) related to the disposition by an Acquired Company of any business, material assets or Equity Interests of any Acquired Company (1) after the date of this Agreement or (2) prior to the date of this Agreement that contains any material ongoing obligations (including indemnification, “earn-outs,” milestone payments or other similar contingent payments by or to any Acquired Company for the deferred purchase price of property or services where such contingent payments remain to be paid) or (B) the primary purposes of which is indemnification obligations by an Acquired Company with respect to infringements of material Intellectual Property rights;
(iii)(A) any guaranty relating to indebtedness for borrowed money by an Acquired Company; (B) any Contract evidencing indebtedness of an Acquired Company; and (C) any Contract relating to any loan or advance by an Acquired Company to any Person which is outstanding as of the date of the Agreement (other than ordinary advances made in the ordinary course of business);
(iv)any Inbound License and any Outbound License;
(v)any Contract with any academic institution, research center, hospital, clinical trial site or Governmental Authority that provides for (or is reasonably likely to require) research and development activities involving the creation of any Intellectual Property material to the Acquired Companies;
(vi)any Contracts set forth on Section 3.22 of the Disclosure Schedules;
(vii)any Contract for the purchase of materials, supplies, goods, services, equipment or other assets where annual payments made by an Acquired Company [***], exceeded or are expected to exceed $[***] and is not cancelable without penalty or further payment and without more than [***] days’ notice;
(viii)any Contract (A) that relates to any Research Program (including the generation or collection of data from any material Research Program), or any research, development, distribution, sale, supply, license, importation, exportation, marketing, co-promotion or manufacturing activities that are material to the business of Acquired Companies as currently conducted or as currently contemplated to be conducted or (B) under which clinical, pre-clinical or non-clinical data is or may be generated, for use in connection with or relating to any Company Product or Research Program;
(ix)any Contract containing any non-compete, right of first offer or negotiation, or right of first refusal provision or any similarly restrictive provision with respect to any line of business, Person, property or geographic area that limits the business of any Acquired Company;
(x)any Contract (A) obligating any Acquired Company to purchase or otherwise obtain any product or service exclusively from a single party or sell any product or service exclusively to a single party, containing any “take or pay” or similar provision, or granting any Person “most favored nation” or similar status with respect to any of the Company Products or (B) under which any Person has been granted the right to develop, manufacture, sell, market or distribute any Company Product on an exclusive or co-exclusive basis to any Person or group of Persons or in any geographical area;
(xi)any Contract relating to the acquisition by any Acquired Company of a material amount of assets or Equity Interests of another Person (A) after the date of this Agreement, or (B) prior to the date of this Agreement, that contains any material ongoing obligations (including indemnification, “earn-outs,” milestone payments or other similar contingent payments by or to any Acquired Company for the deferred purchase price of property or services where such contingent payments remain to be paid);
(xii)(A) all joint venture and partnership Contracts or (B) all Contracts that provide for, relate to or involve any royalty payments, sharing of revenues, profits or losses with one or more Persons;
(xiii)each settlement agreement entered into in the last [***] years;
(xiv)all Contracts to which any Acquired Company is a party relating to any Hedging Transaction;
(xv)any Contracts relating to indebtedness for borrowed money (except for any intercompany indebtedness among Acquired Companies);
(xvi)any Contract with any Governmental Authority under which any Governmental Authority has any rights; and
(xvii)the Steam Supply Agreement;
but excluding, in the case of each of the foregoing clauses, any Excepted Contracts.
(b)Each Material Contract is, with respect to the applicable Acquired Company, and, to the Knowledge of the Company, each other party, a legal, valid, binding and enforceable Contract and is in full force and effect, except as enforcement may be limited by the Bankruptcy and Equity Exception. No Acquired Company is in material breach or violation of, or (with or without notice or lapse of time or both) default under, any Material Contract, nor, as of the date of this Agreement, has an Acquired Company received any claim of any such material breach, violation or default or any other dispute, cancellation or termination notice with respect thereto. To the Knowledge of the Company, (i) no counterparty to any Material Contract is in material breach or violation of, or (with or without notice or lapse of time or both) material default under, and there has not occurred any event that would, or would reasonably be expected to, give to others any right of rescission, withdrawal, revocation, termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance (other than a Permitted Encumbrance) upon any Material Contract, (ii) none of the Acquired Companies has received written notice of any material disagreements or disputes under any Material Contract from another Person party thereto, and (iii) no Acquired Company has received, in the [***]-

month period prior to the date of this Agreement, any written notice from any Person that such Person intends to terminate or not renew any Material Contract. The Company has delivered or made available to Parent true and complete copies of all Material Contracts, including any amendments, supplements or modifications thereto.
Section 3.22Affiliate Interests and Transactions. Except as set forth on Section 3.22 of the Disclosure Schedules, there are no Related Party Agreements. To the Knowledge of the Company, except as set forth on Section 3.22 of the Disclosure Schedules, no Related Party of an Acquired Company has a direct or indirect interest in any Material Contract.
Section 3.23Takeover Laws. As of the date of this Agreement, no “fair price”, “moratorium”, “control share acquisition”, “interested stockholder” or other anti-takeover Law (other than the Cayman Companies Law), or any comparable anti-takeover provisions of the Company Articles, would reasonably be expected to restrict or prohibit the execution of this Agreement, each party performing its obligations hereunder or the consummation of the transactions contemplated hereby.
Section 3.24Insurance. Section 3.24 of the Disclosure Schedules sets forth, as of the date of this Agreement, a complete and accurate list of each insurance policy (including clinical trial policies) currently held by an Acquired Company. All such insurance policies are legal, valid, binding and in full force and effect, except for policies that have expired under their terms in the ordinary course and no application therefor included a material misstatement or omission. All premiums with respect thereto have been paid to the extent due. The Acquired Companies maintain insurance coverage in such amounts and covering such risks as are in accordance in all material respects with normal industry practice for biotech companies of similar size and stage of development. As of the date of this Agreement, no Acquired Company has received notice of, nor to the Knowledge of the Company is there threatened, any cancellation, termination, reduction of coverage or material premium increases with respect to any such policy. Except as set forth on Section 3.24 of the Disclosure Schedules, (i) no claim currently is pending under any such policy; (ii) as of the date of this Agreement, there is no material claim pending under any of the Acquired Companies’ insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. During the last [***] years through the date of this Agreement, (a) there have been no material claims pending under any of the Acquired Company’s insurance policies and, to the Knowledge of the Company, no event has occurred that is reasonably expected to give rise to a material insurance claim, and (b) there was no claim under any of the Acquired Company’s insurance policies as to which coverage was denied by the underwriters of such policies, except as would not be material to the Acquired Companies, taken as a whole. No Acquired Company is in material breach or material default under any such policy, and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute such a material breach or material default, or permit termination or material modification, under such policy, and no written notice of cancellation or termination has been received with respect to any such policy.
Section 3.25Brokers. Except as set forth in Section 3.25 of the Disclosure Schedules, the fees and expenses of which will be paid at Closing in an amount set forth in Section 3.25 of the Disclosure Schedules, no broker, finder or investment banker is or will become entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of an Acquired Company.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby represent and warrant to the Company as follows:
Section 4.1Incorporation or Organization. Each of Parent and Merger Sub is an entity duly incorporated or organized (as applicable), validly existing and in good standing under the Laws of its jurisdiction of incorporation and has full corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.
Section 4.2Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and each Ancillary Agreement to which Parent or Merger Sub is a party, the Plan of Merger and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of Parent and Merger Sub (in the case of Merger Sub, by way of written board resolution). Parent will, promptly following the execution and delivery of this Agreement by all of the parties, take all necessary action to cause Merger Sub’s sole shareholder to approve this Agreement and the Plan of Merger. No other corporate actions or proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or each Ancillary Agreement to which Parent or Merger Sub is a party or to consummate the transactions contemplated hereby or thereby (subject, in the case of the Merger, to the approval of this Agreement and the Plan of Merger by the sole shareholder of Merger Sub (by way of written shareholder resolution) and the filing of appropriate merger documents as required by the Cayman Companies Law). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, as applicable, and, assuming due and valid execution and delivery by each of the other parties hereto, this Agreement constitutes the legal, valid and binding obligations of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with their respective terms, except as enforcement may be limited by the Bankruptcy and Equity Exception.
Section 4.3No Conflict; Required Filings and Consents.
(a)The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and each Ancillary Agreement to which Parent or Merger Sub is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:
(i)conflict with or violate the memorandum of association or articles of association or equivalent constitutional or organizational documents of Parent or Merger Sub;
(ii)assuming compliance with the required filings and Laws set forth in Section 4.3(b), conflict with or violate any Law applicable to Parent or Merger Sub; or
(iii)result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under or require any consent of any Person pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other Contract to which Parent or Merger Sub is a party; except, in the case of this clause (iii) for any breaches, defaults, consents or other occurrences that do not, individually or in the aggregate, materially impair the ability of Parent or Merger Sub to consummate, or prevent or materially delay, the Merger.

(b)Neither Parent nor Merger Sub is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement and each of the Ancillary Agreements to which Parent or Merger Sub is a party or the consummation of the transactions contemplated hereby or thereby, except for (i) any filings required to be made under, and compliance with, the HSR Act and the German GWB, (ii) the filing of the Plan of Merger and other documents required under the Cayman Companies Law to effect the Merger with the Registrar of Companies of the Cayman Islands, (iii) such filings as may be required by any applicable federal or state securities or “blue sky” Laws and (iv) any notice, authorization, approval, order, permit or consent, the failure of which to make or obtain would not individually or in the aggregate, materially impair the ability of Parent or Merger Sub to consummate, or prevent or materially delay, the Merger.
Section 4.4Adequacy of Funds. Parent shall have at the Closing sufficient funds to permit Parent or Merger Sub to consummate the transactions contemplated by this Agreement, including the Merger. Parent will have access to sufficient funds to comply with its covenants under this Agreement. Parent’s and Merger Sub’s obligations under this Agreement are not subject to any conditions regarding Parent’s, Merger Sub’s or any other Person’s ability to obtain financing for the consummation of the Merger or the other transactions contemplated by this Agreement.
Section 4.5Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Merger Sub, except for Persons whose fees and expenses shall be paid by Parent.
Section 4.6Litigation. As of the date of this Agreement, there is no Action pending or, to the knowledge of Parent or Merger Sub, being threatened in writing, against Parent or Merger Sub that challenges or that could delay, restrain, prevent, enjoin or otherwise prohibit the consummation of the Merger.
Section 4.7Merger Sub. Merger Sub (a) was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, (b) has engaged in no other business activities and (c) has conducted its operations only as contemplated by this Agreement.
Section 4.8No Parent Vote Required. No vote or other action of the shareholders of Parent is required by applicable Law, the articles of association of Parent or otherwise in order for Parent and Merger Sub to consummate the Merger and the transactions contemplated hereby.
Article V
COVENANTS
Section 5.1Conduct of Business Prior to the Closing.
(a)Except (i) as set forth in Section 5.1(a) of the Disclosure Schedules, (ii) to the extent necessary to comply with the Company’s express obligations under this Agreement or to satisfy or fulfill any of the conditions set forth in Section 6.1 or Section 6.3 or (iii) as necessary to ensure that each Acquired Company complies with applicable Laws, between the date of this Agreement and the Closing Date, unless Parent shall otherwise agree prior to such time in writing (not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each other Acquired Company to, use reasonable best efforts to conduct its business in the ordinary course in all material respects and, to the extent consistent therewith, use reasonable best efforts to (A) preserve substantially intact the business organization, assets, properties and business relations of the Acquired Companies, (B) keep available the services of its officers and key employees (including the Key Employees) on commercially reasonable terms, (C) maintain in effect all necessary licenses, permits, consents, franchises and approvals and authorizations, and (D) maintain relationships of the Acquired Companies with any Persons with which the Acquired Companies have material business relations and with Governmental Authorities that have jurisdiction over its business and operations.
(b)Without limiting Section 5.1(a), and as an extension thereof, except as set forth in Section 5.1(b) of the Disclosure Schedules or in clauses (ii) or (iii) of Section 5.1(a), between the date of this Agreement and the Closing Date, unless Parent shall otherwise agree prior to such time in writing (not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause each other Acquired Company not to:
(i)amend or otherwise change its memorandum of association or articles of association or equivalent constitutional or organizational documents (including the Company Articles and the Investor Rights Agreement);
(ii)directly or indirectly issue, sell, pledge, dispose of or otherwise subject to any Encumbrance (other than Permitted Encumbrances), including through any securities offering, whether an IPO or any other offering, (A) any share capital or other Equity Interests of an Acquired Company, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares, or any other ownership interest in an Acquired Company (except for the issuance of Shares pursuant to the conversion of Company Preferred Shares) or (B) any properties or assets of an Acquired Company, other than in the ordinary course of business or pursuant to an Excepted Contract;
(iii)sell, assign, transfer, license (other than non-exclusive licenses in the ordinary course of business), abandon, allow to lapse, otherwise dispose of, encumber or incur any Encumbrance (other than Permitted Encumbrances) on any Company Intellectual Property;
(iv)reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its share capital or other equity or ownership interest, other than repurchases of any Equity Interests by an Acquired Company pursuant to any existing Contract in effect as of the date hereof;
(v)other than with respect to Company Intellectual Property, which is the subject of Section 5.1(b)(iii), sell, transfer, lease, sublease, mortgage, pledge, encumber, assign, abandon, disclaim, dedicate to the public, incur any Encumbrance on (other than a Permitted Encumbrance) or otherwise dispose of, any of its material properties, assets or businesses or interests therein except (A) pursuant to Contracts in force on the date of this Agreement, (B) such dispositions among Acquired Companies, or (C) dispositions of obsolete or damaged properties or assets;
(vi)acquire (including by amalgamation, merger, consolidation or acquisition of all or substantially all of the Equity Interests or assets or any other business combination) (A) any company, corporation, partnership, other business organization (or any division thereof) or (B) any real property;
(vii)enter into any joint venture, strategic alliance, collaboration, exclusive dealing, noncompetition or similar Contract or arrangement (other than non-exclusive licenses in the ordinary course of business);
(viii)except for the Merger, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of an Acquired Company, or otherwise alter an Acquired Company’s corporate structure, including by the creation of any Subsidiaries;
(ix)(A) except as set forth in Section 5.1(b)(ix) of the Disclosure Schedules, incur any indebtedness for borrowed money (other than borrowings under existing lines of credit, letters of credit or similar arrangements as of the date hereof, or any renewal, replacement or extension arrangements thereof with comparable terms and conditions, and borrowings incurred following the date hereof that does not exceed $[***] in the aggregate) or issue any debt securities, or issue or sell options, warrants, calls or other rights to acquire any of its debt securities, (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than another Acquired Company), other than routine advances of expenses to directors, officers or employees of the Acquired Companies in the ordinary course of business or (C) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another Person (other than a guaranty by an Acquired Company on behalf of another Acquired Company);
(x)forgive any loans or advances to any directors, officers or employees, or any of their respective Affiliates, or materially change its existing borrowing or lending arrangements for or on behalf of any of such Persons, except in the ordinary course of business and on an arm’s length basis;
(xi)declare, set aside, make or pay any dividend or other distribution of cash or other assets, or return or promise to return any capital, in respect of any class or series of its share capital or other Equity Interests of an Acquired Company;
(xii)enter into, amend in any material respect, terminate, extend or renew (other than expirations pursuant to its terms or extensions or renewals in the ordinary course of business on substantially the same terms), or waive, release or assign any material right of an Acquired Company under, any Material Contract, any material IP Agreements or any Contract that would have been a Material Contract or material IP Agreement if it had been entered into as of or prior to the date of this Agreement;
(xiii)authorize or make any capital expenditure in excess of $[***] individually or $[***] in the aggregate, in any manner not reflected in the capital budget of the Acquired Companies set forth on Section 5.1(b)(xiii) of the Disclosure Schedules;
(xiv)enter into any lease, sublease, sub-sublease, license, concession, occupancy agreement relating to real property, other than intercompany leases, sublicenses, or sub-lease agreements between the Acquired Companies;
(xv)except as required by the terms of any Company Plan or Contract existing on the date hereof or applicable Law, (A) increase the compensation payable or to become payable or the benefits provided to any current or former director, officer, employee, consultant, dispatch worker or intern of an Acquired Company, other than increases in the ordinary course of business and consistent with past practice; (B) grant any severance, retention, change in control or termination payments or benefits to any director, officer, employee, consultant, dispatch worker or intern of an Acquired Company, other than pursuant to preexisting Company Plans or Contracts; (C) establish, adopt, enter into, terminate or amend any material Company Plan, other than as necessary to maintain the qualified status of such Company Plan under applicable Law or establish, adopt, enter into, terminate or amend any plan, agreement, program, policy, trust, fund or other arrangement that would be a material Company Plan if it were in existence as of the date of this Agreement; (D) except as required or contemplated by this Agreement, take any action to accelerate the vesting, lapsing of restrictions or timing of payment, or fund or in any other way secure the payment, in respect of any award or benefit provided pursuant to any Company Plan; (E) establish, adopt, enter into or amend any collective bargaining agreement or similar labor agreement, except as required by applicable Law; or (F) establish or adopt any new company policies or amend the employe handbook which would result in additional benefits being provided to any current or former director, officer, employee, consultant, dispatch workers or interns of an Acquired Company;
(xvi)terminate (other than for cause) any Key Employee or hire or terminate (other than for cause) any employee holding a position of associate director or above;
(xvii)(A) make any change in any method of accounting or accounting practice, policy or procedure in effect as of [***], except as required by the applicable Accounting Principle, (B) write up, write down or write off the book value of any of its assets, other than (1) in the ordinary course of business or (2) as may be required by the applicable Accounting Principle or (C) make any material change or modification in any manner to cash management or working capital policies, including existing credit, collection and payment policies, prepayment of expenses, accrual of expenses, deferral and/or recognition of revenue, and acceptance of customer deposits;
(xviii)make or change any material election in respect of Taxes, adopt or change any material method of Tax accounting, enter into any closing agreement, file any material amended Tax Return, make or request any Tax ruling, change the Company’s jurisdiction of Tax residence, settle or compromise any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of material Taxes other than (A) pursuant to extensions of time to file a Tax Return obtained in the ordinary course of business or (B) pursuant to an extension granted in the ordinary course of business in connection with an audit of federal, state or local Taxes to prevent the assessment or collection of a Tax;
(xix)commence, settle or resolve (or propose to commence, settle or resolve) any Action that is material to any Acquired Company;
(xx)unless mandated by any Governmental Authority, (A) make any material change to, discontinue, terminate or suspend any ongoing material Research Program, or (B) commence, alone or with any third party, any Research Program that has not been disclosed to Parent prior to the date of this Agreement;
(xxi)fail to maintain in full force and effect the existing insurance policies (or replacement or revised policies with comparable terms and conditions that provide insurance coverage in a manner consistent with or more favorable than past practices) covering the Company and its Subsidiaries and their respective properties, assets and businesses;
(xxii)enter into any new line of business not conducted or contemplated to be conducted by the Acquired Companies as of the date hereof;
(xxiii)take any action that will require reward or inventor remuneration to be payable other than in accordance with the policy to be put in place prior to the Closing in accordance with Section 5.24;
(xxiv)enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Related Party Agreement; or
(xxv)agree, resolve, authorize, announce an intention, enter into any formal or informal agreement, or otherwise make a commitment to do any of the foregoing.

(c)In furtherance and not in limitation of any other provision of this Agreement (including Section 5.5), to the extent permitted by applicable Law, the Company shall promptly inform Parent of (i) any material changes in protocol or patient enrollment criteria in any ongoing clinical trial; (ii) any suspected and unexpected serious adverse events in any ongoing clinical trial; (iii) the initiation, discontinuation, pause in enrollment or completion of any ongoing clinical trial; (iv) any material action or communication by Governmental Authority (i.e., clinical hold, investigation, non-routine inspection, and any Type A, Type B or Type C meetings), or (v) any material supply chain or manufacturing disruptions, in each case solely with respect to any Company Products being used in ongoing clinical trials.
(d)Notwithstanding the foregoing, nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Acquired Companies prior to the Closing Date. Prior to the Closing Date, each Acquired Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business, assets and operations.
Section 5.2Access to Information. From the date hereof through the earlier of the Closing Date or the valid termination of this Agreement in accordance with Article VII, upon reasonable advance notice to the Company, the Company shall, and shall cause each other Acquired Company to provide Parent and Parent’s Representatives with reasonable access during normal business hours of each Acquired Company to the Acquired Company’s properties, offices and other facilities and books and records and furnish as promptly as practicable to Parent and Parent’s Representatives such information concerning the business, properties, Company Products, Contracts, assets, Liabilities, personnel and other aspects of the Acquired Companies, in each case, to the extent reasonably requested by Parent and its Representatives; provided, however, that any such access or audit, as applicable, shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the Company and/or its Subsidiaries and in such a manner as not to unreasonably interfere with the normal operation of the business of the Acquired Company and in such a manner as to maintain the confidentiality of this Agreement; provided that the Acquired Companies shall be permitted to provide written information pursuant to this Section 5.2 electronically or by other remote access. Nothing herein shall require the Acquired Companies to disclose or provide access to any information if such disclosure would reasonably be expected to (x) jeopardize any attorney-client or other legal privilege or (y) contravene any applicable Law, including Antitrust Law, or confidentiality agreement entered into prior to the date of this Agreement; provided that in the event that access or disclosure is restricted under the preceding clauses (x) or (y), the Acquired Companies shall use reasonable best efforts to provide alternative arrangements for such disclosure or access to Parent and its Representatives, including to the extent requested by Parent and if applicable, by entering into a customary joint defense agreement that would, upon the Company’s reasonable determination after consultation with outside legal counsel, alleviate such loss of privilege. With respect to the information disclosed pursuant to this Section 5.2, Parent shall comply with, and shall instruct Parent’s Representatives to comply with, all of its obligations under the Confidentiality Agreement. All requests for information made pursuant to this Section 5.2 shall be directed to the officer or other Person designated by the Company.
Section 5.3No Solicitation; No IPO Activities. The Company agrees that between the date of this Agreement and the earlier of the Closing and the valid termination of this Agreement in accordance with Article VII, the Company shall not, and shall cause each other Acquired Company and its and their respective officers, directors and employees not to, and direct any investment banker, attorney or other advisor or representative retained by the Company or any other Acquired Company not to (a) solicit, initiate or knowingly encourage the submission of any Acquisition Proposal by any Person or (b) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action intended or reasonably expected to facilitate the making of any inquiry or proposal to an Acquired Company that constitutes, or is reasonably expected to lead to, any Acquisition Proposal by any Person. Without limiting the foregoing, it is understood and agreed that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of an Acquired Company or any investment banker, attorney or other advisor or representative of an Acquired Company, acting on behalf of an Acquired Company shall be deemed to be a breach of this Section 5.3 by the Company. The Company shall notify Parent if it or any officer, director or executive officer of an Acquired Company becomes aware of any receipt by an Acquired Company of any Acquisition Proposal or any inquiry with respect to, or which would reasonably be expected to lead to, any Acquisition Proposal. For purposes of this Agreement, “Acquisition Proposal” means any offer or proposal for, or any indication of interest in, any of the following (other than the Merger): (i) any direct or indirect acquisition or purchase of [***]% or more of the share capital or other equity or ownership interest of the Company (other than issuance of Shares upon conversion of Company Preferred Shares), or material assets of the Company, or (ii) any merger, consolidation or other business combination relating to the Acquired Companies. The Company agrees that between the date of this Agreement and the earlier of the Closing and the valid termination of this Agreement in accordance with Article VII, the Company shall not, and shall cause each other Acquired Company and its and their respective Representatives not to, engage in any activity in furtherance of an IPO that involves written or oral communication with any third party, including testing the water communications or presentations to pursue or facilitate an IPO, roadshows for an IPO, discussions with underwriters to pursue or facilitate an IPO, or any other fundraising activities, and in no event shall the Company enter into an underwriting agreement with respect to, price or consummate an IPO.
Section 5.4Requisite Approval.
(a)As promptly as practicable after the execution of the Agreement, and in any event within [***] Business Days following the date of this Agreement, the Company shall, in compliance with Cayman Companies Law, the Company Articles and the Investor Rights Agreement, deliver, or cause to be delivered, to each Shareholder entitled to vote upon the approval of this Agreement, the Merger and the Plan of Merger, a letter to the Shareholders, which shall include a notice of meeting (in accordance with, and for the purposes of, the Company Articles), and a form of proxy in connection with the solicitation of proxies for use at the Shareholders Meeting (collectively, the “Information Statement”). The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Information Statement, including all amendments and supplements thereto, prior to disseminating the Information Statement to the Shareholders and shall in good faith consider all reasonable changes suggested by Parent. If, at any time prior to the Shareholders Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Information Statement, so that the Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be, to the extent required by applicable Law, disseminated to the Shareholders.
(b)The Company will, as promptly as practicable following the date of this Agreement, and in any event within [***] Business Days following the date of mailing of the Information Statement (exclusive of the day on which the Information Statement is given or deemed to be given), hold a meeting of the Shareholders (the “Shareholders Meeting”) in accordance with the Company Articles for the purpose of seeking the approval of this Agreement, the Merger and the Plan of Merger by the Required Shareholder Vote and will use its reasonable best efforts to solicit such approval, and shall not, without the prior written consent of

Parent, adjourn, postpone, cancel, recess or reschedule the Shareholders Meeting; provided that the Company may, without the prior consent of Parent, and shall if requested by Parent (with respect to the following clause (i)), adjourn the Shareholders Meeting if the Company or Parent, as applicable, believes in good faith that such adjournment is reasonably necessary to allow reasonable additional time to (i) solicit additional proxies necessary to achieve quorum or obtain approval of this Agreement by the Required Shareholder Vote at the Shareholders Meeting (including any adjournment thereof), or (ii) distribute any supplement or amendment to the Information Statement that the Company has determined in good faith after consultation with outside legal counsel is necessary under applicable Law and for such supplement or amendment to be reviewed by the Shareholders prior to the Shareholders Meeting (including any adjournment thereof), provided, however, that the Shareholders Meeting shall not be adjourned for more than [***] Business Days in each instance or [***] Business Days in the aggregate from the originally scheduled date of the Shareholders Meeting without the prior written consent of Parent (if such adjournment is made by the Company) or by mutual agreement of the Company and Parent (if such adjournment is requested by Parent). Without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the approval of the Shareholder Matters shall be the only matters that the Company shall propose to be acted on by the Shareholders at the Shareholders Meeting.
(c)As an alternative to convening the Shareholders Meeting as provided in this Section 5.4, the Shareholders may approve the Shareholder Matters by signing unanimous written consents in the forms attached here as Exhibit M, and otherwise in compliance with the Company Articles and the applicable provisions of the Cayman Companies Law. If the Shareholders elect to approve the Shareholder Matters by unanimous written consent, the Company shall deliver to Parent no later than [***] following the time of execution and delivery of this Agreement copies of each such consent duly executed by all Shareholders.
Section 5.5Notification of Certain Matters. The Company shall give prompt written notice to Parent, and Parent and Merger Sub shall give prompt written notice to the Company of (a) when Parent is the notified party, the occurrence of any Effect that has had a Material Adverse Effect, (b) when the Company is the notified party, the occurrence of any Effect that has had or is reasonably likely to have the effect of materially impairing the ability of Parent or Merger Sub to consummate, or preventing or materially delaying, the Merger, (c) any failure to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder, or any other event or condition, that in each case would result in the nonfulfillment of any of the conditions to the other parties’ obligations hereunder, (d) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or (e) any Action pending or, to the Company’s Knowledge or to Parent’s knowledge, as applicable, threatened in writing against a party or the parties relating to the transactions contemplated by this Agreement or the Ancillary Agreements, in each case, to the extent that, (x) when Parent is the notified party, any of the conditions set forth in Section 6.1 or Section 6.3 and (y) when the Company is the notified party, any of the conditions set forth in Section 6.1 or Section 6.2, would not be satisfied.
Section 5.6Takeover Statutes. If any state takeover statute or similar Law shall become applicable to the transactions contemplated by this Agreement or the Ancillary Agreements, the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby or thereby may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise act to eliminate the effects of such statute or regulation on the transactions contemplated hereby or thereby.

Section 5.7Confidentiality. Other than as permitted by this Agreement, each of the parties (other than the Shareholders’ Agent, whose confidentiality obligations are provided below) shall hold, and shall cause its Representatives to hold, in confidence all documents and information furnished to it by or on behalf of any other party to this Agreement in connection with the transactions contemplated hereby pursuant to the terms of that certain Confidentiality Agreement [***], between Parent and Biotheus Inc. (on behalf of the Company) (as amended [***], and as it may be further amended from time to time, the “Confidentiality Agreement”), which shall continue in full force and effect until the Closing Date. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms. The Shareholders’ Agent shall not disclose such documents and information to any third party (other than on a need-to-know basis to the Shareholders’ Agent Group and to the Non-Dissenting Shareholders who either (a) agree to observe the terms of this Section 5.7 or (b) are bound by obligations of confidentiality to the Shareholders’ Agent, Parent or the Company), except (i) to the extent such disclosure is required in order to fulfill its obligations hereunder, (ii) to the extent such disclosure is required by Law, in which case the Shareholders’ Agent shall (to the extent legally permissible) promptly notify Parent of this and shall, to the extent practicable and at Parent’s expense, seek to obtain confidential treatment of such information, or (iii) for disclosures in dispute resolution proceedings to the courts or arbitrators involved in such proceedings, and to other Persons involved in such proceedings (e.g., attorneys and expert witnesses) that are bound by confidentiality restrictions.
Section 5.8Regulatory Filings; Efforts.
(a)As soon as reasonably practicable following the execution of this Agreement and in any event no later than [***] Business Days thereafter (or such date as may be agreed in writing by antitrust counsel on behalf of the Company and Parent), Company and Parent each shall file, or shall cause to be filed, with the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and the U.S. Federal Trade Commission (the “FTC”) the Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act. As soon as reasonably practicable following the execution of this Agreement and in any event no later than [***] Business Days thereafter (or such date as may be agreed in writing by antitrust counsel on behalf of the Company and Parent), Parent shall file with the German Federal Cartel Office (the “FCO”) the notification of the transaction contemplated herein seeking approval pursuant to Section 35 et seq. German GWB. The Company and Parent each shall (i) promptly supply the other party with any information which may reasonably be required in order to effectuate such filings, (ii) promptly respond to any inquiry, request for information, documents, or other material or testimony by the DOJ, the FTC, the FCO or any other Governmental Authority under applicable Antitrust Law, and (iii) coordinate, cooperate and consult with each other in making any such filings or submissions pursuant to and in connection with the foregoing that may be necessary, proper, or advisable in order to consummate and make effective the transactions contemplated hereby as promptly as practicable.
(b)Upon the terms and conditions set forth herein, each of the Company and Parent shall use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things, necessary, proper or advisable to make effective as promptly as practicable, but in no event later than the End Date, the Merger and other transactions contemplated hereby in accordance with the terms hereof, including obtaining all approvals, consents, clearances, and the expiration or termination of all applicable waiting periods under Antitrust Law and resolving objections, if any, of the DOJ, the FTC, the FCO or any other Governmental Authority with jurisdiction over antitrust matters, as promptly as practicable. Notwithstanding the generality of the foregoing, and subject to applicable Laws relating to the exchange of information and/or the need to communicate on an outside-counsel-only basis, Company and Parent shall, to the extent not prohibited by applicable

Law, (i) promptly keep each other informed regarding the progress and status of all filings and submissions made with respect to the transactions contemplated by this Agreement, (ii) promptly provide each other with copies of any written communications and material details of any oral communications with any Governmental Authority regarding the transactions contemplated by this Agreement, (iii) give each other prior notice of any in person meeting or video conference and, to the extent practicable, any oral communication, with representatives of any Governmental Authority with respect to the transactions contemplated by this Agreement, (iv) to the extent practicable, give each other the opportunity to consult in advance of, and consider in good faith the views of the other party in connection with, any such meeting, telephone or video conference, or other oral or written analysis, appearance, argument, brief, communication, memorandum, opinion, presentation or proposal to be made or submitted in connection with any such Governmental Authority, (v) give each other the opportunity to attend or participate (unless prohibited by such Governmental Authority) in any such meeting or communication, and (vi) provide notice of any communication to, and any proposed understanding, undertaking or agreement with, any Governmental Authority with respect to any such filing or submission or otherwise with respect to the transactions contemplated by this Agreement. Information and materials required to be provided pursuant to this Section 5.8(b) may be restricted to outside counsel and redacted (A) as necessary to comply with contractual arrangements, (B) to remove references concerning the valuation of the Company and (C) as necessary to preserve legal privilege. Subject to applicable Laws relating to the exchange of information, each of the Company and Parent shall have the right to review in advance and comment on drafts of filings (other than the Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act) and submissions, and to the extent practicable, each will consult the other parties hereto on, the information that appears in any filing made with, or written materials (including analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) submitted to, any third party and/or any Governmental Authority in connection with the transactions contemplated by this Agreement. If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted in the United States (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of the Company and Parent shall use reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated by this Agreement.
(c)Subject to Parent and the Company coordinating, cooperating and consulting with each other in good faith with respect to strategy, arguments, communications or positions to be taken in connection with any investigation, inquiry, litigation or action by or before any Governmental Authority relating to any transaction contemplated by this Agreement, Parent shall have the right to (i) direct, devise and implement the strategy, arguments, communications or positions to be taken for (A) obtaining the expiration of the waiting period under the HSR Act and (B) responding to any request from, or inquiry or investigation by (including directing the nature and substance of all such responses), and lead all meetings and communications (including any negotiations) with, any Governmental Authority in connection with such filings or any notices under any applicable Antitrust Law, and (ii) control the defense and settlement of any investigation or Action relating to the transactions contemplated by this Agreement that is brought by or before any Governmental Authority in connection with such required filings or any notices under any applicable Antitrust Law, in all cases in prior consultation with the Company, and acting in good faith. Parent shall pay for the filing fee required to be paid under the HSR Act and German GWB.
(d)Notwithstanding anything to the contrary in this Agreement, in connection with the receipt of any necessary approvals or clearances of a Governmental Authority, neither Parent nor any of its Affiliates shall be required to (i) proffer to, agree to, or sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate, before or after the Closing, any assets of Parent, the Company or any of their respective Subsidiaries (or consent thereto); or (ii) proffer to, agree to or implement any changes in (including through a licensing arrangement), or any restrictions on or other impairment of, Parent’s ability to use, own, operate or take any other actions with respect to any assets of Parent, the Company or any of their respective Subsidiaries or Parent’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the Shares.
(e)Each of the Company and Parent undertakes not to, and shall procure that its Affiliates will not, take any action, enter into any transaction or into any agreement to effect any transaction (including any merger or acquisition), in each case that would reasonably be expected to prevent, materially delay or materially impair the parties’ ability to obtain the approval of any Governmental Authority under any applicable Antitrust Law or the expiration of termination of any applicable waiting period with respect to the transactions contemplated under this Agreement.
Section 5.9Certain Other Consents. The Company shall use its reasonable best efforts to obtain and deliver, at or prior to the Closing, all consents, approvals or waivers required to be obtained from third parties to any Contract set forth in Section 5.9 of the Disclosure Schedules in connection with the consummation of the transactions contemplated by this Agreement, and Parent shall provide its reasonable assistance as is reasonably requested by the Company to secure any such consents, approvals and waivers; provided that nothing in this Agreement shall obligate or be construed to obligate any party or its Affiliates to compensate any third party, commence or participate in litigation or offer or grant any accommodation (financial or otherwise) to any third party to obtain any such consent, approval or waiver.
Section 5.10Public Announcements. The parties agree that Parent and the Company shall issue a joint press release relating to this Agreement in a form mutually agreed to by Parent and the Company. Thereafter, none of the parties shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of (x) Parent (in the case of the Company or the Shareholders’ Agent) or (y) the Company (in the case of Parent prior to the Closing), or the Shareholders’ Agent (in the case of Parent or the Surviving Corporation after the Closing), unless disclosure is otherwise pursuant to applicable Law or by the applicable rules of any stock exchange on which Parent or its Affiliates list securities; provided that, to the extent required by applicable Law, the party intending to make such release shall use its reasonable best efforts consistent with such applicable Law to consult with the other parties with respect to the text thereof, and, in any event, shall notify such party of such disclosure promptly after such disclosure has been made. Notwithstanding the foregoing, none of the parties shall be required by this Section 5.10 to consult with or seek consent from the other parties relating to any dispute among the parties relating to this Agreement. Notwithstanding anything herein to the contrary, following the Closing and after the public announcement of the Merger, the Shareholders’ Agent shall be permitted to announce that it has been engaged to serve as the Shareholders’ Agent in connection herewith as long as such announcement does not disclose any of the other terms hereof.
Section 5.11Resignations. At or prior to the Closing, the Company shall, and shall cause each Acquired Company to cause, each director and officer of each Acquired Company, as requested by Parent, in their capacity as such (for the avoidance of doubt, in such director’s or officer’s capacity as such and not in respect of the undersigned’s ongoing employment) to execute and deliver a letter effectuating his or her resignation as a director or officer of such Acquired Company, effective as of the Closing.
Section 5.12Indemnification; Directors’ and Officers’ Insurance.

(a)Parent shall (i) cause the memorandum of association and the articles of association of the Surviving Corporation and the equivalent constitutional or organizational and governance documents of the Subsidiaries of the Surviving Corporation to contain provisions no less favorable with respect to indemnification, exculpation, and advancement of expenses than are set forth in the Company Articles and the equivalent constitutional or organizational and governance documents of the Subsidiaries of the Company and as provided in the indemnification agreements between an Acquired Company and the D&O Indemnified Parties (as in effect as of the date of this Agreement) in the forms made available by the Acquired Companies to Parent prior to the date of this Agreement (the “D&O Agreements”), which provisions shall not be amended, repealed or otherwise modified for a period of [***] years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, prior to the Effective Time, were directors, or officers of the Acquired Company, with respect to acts or omissions occurring prior to the Effective Time, unless such modification shall be required by applicable Law and (ii) cause the Acquired Companies to indemnify and hold harmless (except to the extent limited by applicable Law) each present and former directors and officers of the Acquired Companies (each, a “D&O Indemnified Party”) (A) for a period of [***] years from the Effective Time pursuant to the Company Articles and the equivalent constitutional or organizational and governance documents of the Subsidiaries of the Company and (B) for such periods as set forth in the D&O Agreements arising out of or pertaining to any action or omission occurring at or prior to the Effective Time (including the transactions contemplated hereby). Prior to the Closing, if requested by Parent, the Company shall, at the cost and expense of [***], purchase a [***] prepaid “tail policy” with respect to matters arising on or before the Effective Time, covering the transactions contemplated hereby. The Surviving Corporation shall cause such policy, if obtained, to be maintained in full force and effect, for its full term.
(b)In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall ensure that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.12.
(c)The provisions of this Section 5.12 shall survive the consummation of the Merger and are (i) intended to be for the benefit of, and will be enforceable by, each of the D&O Indemnified Parties and their successors, assigns and heirs and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such D&O Indemnified Party may have by contract or otherwise. Unless required by applicable Law, this Section 5.12 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any of the D&O Indemnified Parties or any of their successors, assigns or heirs without the prior written consent of the affected D&O Indemnified Party.
Section 5.13Related Party Agreements. Prior to the Closing, the Company shall take all actions necessary or reasonably requested by Parent to obtain and deliver to Parent, in a form and substance reasonably satisfactory to Parent, written terminations of (or otherwise repay, capitalize or cancel), in each case to be effective as of and contingent upon the Closing and without imposing any penalty or other Liability on any Acquired Company, all Related Party Agreements other than any Related Party Agreement (a) set forth on Schedule 5.13 or (b) that Parent, prior to the Closing, requests in writing not be terminated.
Section 5.14Tax Matters.
[***]

Section 5.15Employee Covenants.
(a)As soon as practicable following the Effective Time, Parent shall endeavor to put in place the retention incentives described on Schedule 5.15(a).
(b)The parties hereto acknowledge and agree that all provisions contained in this Section 5.15 with respect to employees of the Acquired Companies are included for the sole benefit of the respective parties hereto. Nothing herein, express or implied, (i) is intended to confer upon any person any right to continued employment or service for any period, any particular term or condition of employment or service with an Acquired Company or Parent or any of its Affiliates or continued receipt of any specific employee benefit, or shall prevent Parent or any of its Affiliates from terminating the employment or service of any person at any time and for any reason, (ii) shall constitute an amendment to or termination, adoption or any other modification of any employee benefit plan, program, agreement or arrangement of an Acquired Company or Parent or their Affiliates or shall alter or limit Parent’s or the Acquired Companies’ or their Affiliates’ ability to amend, modify or terminate any Company Plan or other particular employee benefit plan, program, agreement or arrangement or (iii) is intended to confer upon any individual (including employees, retirees or dependents or beneficiaries of employees or retirees, or participants or any dependent or beneficiary thereof in any Company Plan) any right as a third party beneficiary of this Agreement.
Section 5.16Merger Sub Shareholder Consent. Promptly following the execution of this Agreement, Parent shall cause the sole shareholder of Merger Sub to execute and deliver, in accordance with the Cayman Companies Law, a written consent approving the execution, delivery and performance by Merger Sub of this Agreement, the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby.
Section 5.17Representations and Warranties Insurance Policy. The Company hereby agrees that it shall, and shall cause its Subsidiaries to, within [***] days following the date of this Agreement, deliver to Parent a consolidated electronic copy of the Data Room, which electronic copy shall contain all contents of the data room as of the date hereof. Parent shall pay any and all costs associated with the representations and warranties insurance policy obtained by Parent (the “R&W Insurance Policy”), including any insurance premium, underwriting fees, and associated taxes (the “R&W Insurance Expenses”); provided that the payment of the retention amount under the R&W Insurance Policy shall be governed by the provisions of the Escrow Agreement and the [***] Agreement, as applicable. The R&W Insurance Policy provides that the insurer has no and has waived any right of subrogation in connection with this Agreement, the transactions contemplated hereby or other agreements contemplated hereby against the Shareholders’ Agent or any of the Shareholders (or any direct or indirect, past or present shareholder, member, partner, stockholder, employee, director or officer (or the functional equivalent of any such position) of any Acquired Company or any Shareholder). Parent shall not amend or waive any terms and conditions set forth in the R&W Insurance Policy in a manner that would materially adversely affect the Shareholders without the prior written consent of, prior to the Closing, the Company, and after the Effective Time, the Shareholders’ Agent.
Section 5.18Delivery of Audited Financial Statements. As soon as reasonably practicable following the date of this Agreement, but no later than [***], if the Closing has not occurred by that date, the Company shall deliver to Parent copies of the audited consolidated statement of financial position of the Acquired Companies as of [***], and the related audited consolidated statements of profit or loss and other comprehensive income and audited consolidated statement of cash flows of the Acquired Companies for the year then ended, prepared in accordance with IFRS and related notes and schedules thereto, together with the signed, unqualified opinion of the Company’s independent auditor (collectively, the “[***] Group Audited Financial Statements”). In furtherance of the foregoing, the Company shall, and shall cause its Subsidiaries and direct its Representatives to, use reasonable efforts to promptly begin preparation of the [***] Group Audited Financial Statements following the date of this Agreement, and shall devote all reasonable resources and take all necessary steps to ensure that the [***] Group Audited Financial Statements are completed and delivered to Parent by [***], including by dedicating sufficient personnel, coordinating with auditors, and resolving any reconciliation or compliance issues in respect thereof. Upon delivery of such [***] Group Audited Financial Statements, the representations and warranties set forth in Section 3.6(a) shall be deemed to apply to the [***] Group Audited Financial Statements with the same force and effect as if made as of the date of this Agreement (provided that, in the case of the [***] Group Audited Financial Statements, such statements are subject to normal year-end adjustments that were not or are not expected to be material in amount or effect).
Section 5.19Internal Controls.
(a)As soon as reasonably practicable following the date of this Agreement, but no later than the Closing Date, the Acquired Companies shall devise and maintain systems of internal accounting controls reasonably designed to provide reasonable assurances, in each case, from [***], that (i) transactions are executed in accordance with the appropriate officer’s general or specific authorization, (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with IFRS and to maintain proper accountability for items, (iii) access to the property and assets of the Acquired Companies is permitted in accordance with management’s general or specific authorization, and (iv) recorded accountability for items is compared with actual levels at reasonable intervals and appropriate action is taken with respect to any differences.
(b)As soon as reasonably practicable following the date of this Agreement, and in any event by such date prior to the Closing as to provide Parent with sufficient time to assess and reflect for inclusion in the first consolidated financial statement of Parent following the Closing, the Company shall deliver the consolidated statement of financial position, consolidated statement of profit or loss and other comprehensive income, consolidated statement of cash flows prepared in accordance with IFRS which will be generated from the financial information prepared in accordance with PRC GAAP with necessary adjustments and groupings being consistent with those performed in the [***] Group Audited Financial Statements prepared in accordance with IFRS for use in preparing the first interim financial reporting of Parent and its Subsidiaries.
Section 5.20Cooperation Regarding Specified Indebtedness. Promptly following Parent’s request, the Company shall, or shall cause the other applicable Acquired Companies to, deliver to each of the lenders or any agent or trustee acting on their behalf (each, an “Existing Lender”) under certain Indebtedness identified by Parent (the “Specified Indebtedness”), a notice prepared by Parent, in form and substance reasonably acceptable to the Company, requesting that such Existing Lenders agree to forgo their rights to repayment of the Specified Indebtedness under the terms of the Specified Indebtedness at or following the Effective Time; provided, that obtaining such agreement of the Existing Lenders shall not be a condition to Closing.
Section 5.21Insurance Coverage. The Company (or the applicable Acquired Company) shall obtain the insurance coverage listed on Schedule 5.21 (the “Parent Required Insurance Policies”) in each case, with scopes and amounts of coverage, deductibles and other terms reasonable and customary for a business of the size, nature and locations of the Acquired Companies, with effective dates (a) not later than [***] days from the date of this Agreement with regard to the Parent Required Insurance Policies set out in Part (a) of Schedule 5.21, and (b) within [***] days of the date of this Agreement, to the extent practical, but in any event effective not later than the Closing Date with regard to the Parent Required Insurance Policies set out in Part (b) of Schedule 5.21.
Section 5.22[***]
Section 5.23Liquidation of Non-Cash Investments. Except for the term deposits which may not be matured at the Closing Date, the Company shall, and shall cause each of its applicable Subsidiaries to, no later than the Closing Date, liquidate or otherwise convert into cash or cash equivalents all financial assets, cash investments, or other instruments that do not qualify as cash and cash equivalents in accordance with the applicable Accounting Principle, so that the assets of the Acquired Companies at Closing consist solely of the items described in the definition of Closing Cash Amount and operating assets.
Section 5.24Inventor Remuneration Policy and Award. The Company shall use reasonable best efforts to, and to cause its Subsidiaries to, as soon as reasonably practicable following the date hereof and, in any event, no later than the Closing Date, adopt and implement (in accordance with applicable Law) an inventor remuneration policy in the form attached hereto as Exhibit L.
Section 5.25Non-Compete Firewall. The Company shall, and shall cause its Subsidiaries to, reasonably cooperate with Parent and its Representatives to ensure that, as soon as reasonably practicable following the date hereof and, in any event, no later than the Closing Date, the applicable Acquired Companies under the [***] License and the [***] License (a) implement firewall protections, providing reasonable evidence to demonstrate their implementation, and (b) separate any personnel involved in the relevant licensed products from those involved in the research and development of such products, in order to prevent the sharing of confidential information, in each case, to ensure that the non-compete obligations under the [***] License and the [***] License do not apply to the Surviving Corporation or any of its Subsidiaries on or after the Closing Date.
Section 5.26Introduction and Transition Support. As promptly as practicable after the date of this Agreement, and subject to compliance with all applicable Laws, the Company shall direct the Founders or other appropriate members of its senior management team to engage [***].
Section 5.27Clinical Trial Agreements. Prior to the Closing Date, the Company shall, and shall cause its Subsidiaries and direct its Representatives, to collaborate closely with Parent and its Subsidiaries and Representatives to amend the clinical trial agreements listed in Schedule 5.27. In connection with the foregoing, the Company shall prioritize amendments to the agreements identified by Parent as priority agreements. [***]
Section 5.28[***]
Article VI
CONDITIONS TO CLOSING
Section 6.1General Conditions. The respective obligations of Parent, Merger Sub and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by any such party in its sole discretion (provided that such waiver shall only be effective as to the obligations of such party):

(a)No Injunction or Prohibition. No Governmental Authority of competent jurisdiction, after the date of this Agreement, shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, prohibits or makes illegal the consummation of the Merger.
(b)Governmental Approvals.
(i)Clearance from the FCO pursuant to Section 35 et seq German GWB or otherwise the expiration of the applicable statutory waiting period under the German GWB according to which the transaction is deemed to be cleared; and
(ii)the termination or expiration of any applicable waiting periods thereunder the HSR Act (or of any timing agreements or commitments in relation thereto not to consummate), in all instances in respect of the transactions contemplated by this Agreement.
(c)Approval of Shareholders. The Required Shareholder Vote shall have been obtained in accordance with the Cayman Companies Law, the Company Articles and the Investor Rights Agreement.
Section 6.2Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by the Company in its sole discretion:
(a)Representations, Warranties. The representations and warranties of Parent and Merger Sub contained in Article IV of this Agreement shall be true and correct (without giving effect to any limitation as to materiality) as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated hereby.
(b)Covenants. Each of Parent and Merger Sub shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.
(c)Officer’s Certificate. The Company shall have received from Parent a certificate validly executed by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
(d)Paying Agent Agreement. The Company shall have received a copy of the Paying Agent Agreement duly executed by Parent (or, if applicable, a Subsidiary of Parent).
(e)Escrow Agreements. The Company shall have received the Escrow Agreement and the [***] Agreement, each duly executed by Parent (or, if applicable, a Subsidiary of Parent) and the Escrow Agent.
(f)ADS Agreements. The Company shall have received the ADS Agreements, each duly executed by the Issuer.

Section 6.3Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by Parent in its sole discretion:
(a)Representations, Warranties. (i) The Specified Representations that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, or in the case of such Specified Representations that are made as of a specified date, such Specified Representations shall be true and correct in all respects as of such specified date, (ii) the Specified Representations that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects (except for the Specified Representations in (A) Section 3.4(a) (Capitalization), which shall be true and correct in all respects, except for de minimis deviations, and (B) Section 3.2 (Authority) and Section 3.8(a) (Absence of Certain Changes or Events), each of which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though such Specified Representations were made on and as of the Closing Date, or in the case of such Specified Representations that are made as of a specified date, such Specified Representations shall be so true and correct as of such specified date, and (iii) all other representations and warranties of the Company contained in Article III of this Agreement or any certificate delivered pursuant hereto shall be true and correct (without giving effect to any limitation as to materiality or Material Adverse Effect) as of the date of this Agreement and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct to the extent set forth above, as of such specified date, except where the failure of such representations and warranties referenced in this clause (iii) to be so true and correct would not have a Material Adverse Effect.
(b)Covenants. The Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.
(c)No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, occurrence or development that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.
(d)Closing Payment Spreadsheet. Parent shall have received, in accordance with Section 2.8(b), a spreadsheet certified by a duly authorized officer of the Company, prepared in accordance with the Distribution Waterfall and substantially in the form attached hereto as Exhibit I (the “Closing Payment Spreadsheet”), setting forth:
(i)[***], and (H) on the basis of the foregoing, the Closing Consideration Amount payable to each Non-Dissenting Shareholder;
(ii)with respect to each Person who or that is a Shareholder as of immediately prior to the Effective Time: (A) the name, email address (to the extent available) and address of record of each such Person, (B) the number of Company Ordinary Shares and Company Preferred Shares of each series held by such Person (and the number of Company Ordinary Shares into which such Company Preferred Shares are convertible), in each case, as of immediately prior to the Effective Time, (C) the gross consideration that such Person is entitled to receive at the Effective Time pursuant to Section 2.6(a), in each case, with respect to the Shares held by such Person as of immediately prior to the Effective Time (before any applicable

Tax withholding), (D) such Person’s Allocation Percentage and Contingent Payment Allocation Percentage, (E) the cash amount to be contributed to the Escrow Fund with respect to the Shares held by such Person pursuant to Section 2.10(a), (F) the cash amount to be contributed to the Expense Fund with respect to the Shares held by such Person pursuant to Section 2.10(f), and (G) subject to Section 2.14, the amount, if any, of any Taxes that are to be withheld in accordance with Section 2.14 from the consideration that such Person is entitled to receive pursuant to Section 2.6 with respect to Shares held by such Person; and
(iii)[***]
(e)Officer’s Certificate. Parent shall have received from the Company a certificate validly executed by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been satisfied.
(f)Escrow Agreements. Parent shall have received (i) the Escrow Agreement duly executed by the Shareholders’ Agent and the Escrow Agent and (ii) [***].
(g)Key Employee Agreements. Each of the individuals set forth on Schedule 2 (each, a “Key Employee”) shall have entered into an employment agreement with the Company or an Acquired Company substantially in the form attached hereto as Exhibit H (collectively, the “Key Employee Agreements”).
(h)[***]
(i)Closing Cash Amount. The Closing Cash Amount shall be no less than $[***].
(j)[***]
(k)ADS Agreements. Parent shall have received each ADS Agreement, duly executed by the applicable Founder and Founder SPV.
(l)Convertible Loans. The Company shall have delivered evidence to Parent, in a form reasonably acceptable to Parent, that the Convertible Loans have been repaid in full to the lenders thereof and there are no remaining obligations of the Company with respect thereto.
Article VII
TERMINATION
Section 7.1Termination. This Agreement may be terminated at any time prior to the Closing:
(a)by mutual written consent of Parent and the Company;
(b)by the Company, if the Company is not then in breach of any of its representations, warranties, obligations or agreements under this Agreement such that any of the conditions in Section 6.3(a) or Section 6.3(b) would not then be satisfied, measured at the time the Company asserts a right of termination hereunder, and Parent or Merger Sub breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b), (ii) cannot be or has not been cured within [***] days following the Company’s delivery of written notice of such breach or failure to perform and (iii) has not been waived by the Company;

(c)by Parent, if Parent or Merger Sub is not then in breach of its representations, warranties, obligations or agreements under this Agreement such that any of the conditions in Section 6.2(a) or Section 6.2(b) would not then be satisfied, measured at the time Parent asserts a right of termination hereunder, and the Company breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b), (ii) cannot be or has not been cured within [***] days following Parent’s delivery of written notice of such breach or failure to perform and (iii) has not been waived by Parent;
(d)by either the Company or Parent, if the Merger shall not have been consummated by the End Date; provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to a party whose breach of its obligations under this Agreement has been a principal cause of the failure of the Merger to occur on or before the End Date;
(e)by either the Company or Parent in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided that Parent and Merger Sub (if Parent is so requesting termination) or the Company (if it is so requesting termination), as the case may be, shall have complied with its obligations under Section 5.8 prior to asserting the right to terminate arising pursuant to this Section 7.1(e); or
(f)by either the Company or Parent, if the Required Shareholder Vote shall not have been obtained at the Shareholders Meeting duly convened therefor or at any adjournment thereof, in each case, at which a vote on the approval of the execution, delivery and performance by the Company of this Agreement, the Plan of Merger and all other transactions contemplated hereby and thereby was taken.
The party seeking to terminate this Agreement pursuant to this Section 7.1 (other than Section 7.1(a)) shall give written notice of such termination to the other parties specifying the provisions hereof pursuant to which such termination is made and the basis therefore described in reasonable detail, and any valid termination in accordance with this Section 7.1 shall be effective immediately upon delivery of such written notice to the other party.
Section 7.2Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party except (a) for the provisions of Section 5.7 relating to confidentiality, the second and third sentences of Section 5.10, this Section 7.2, and Article VIII and (b) that nothing herein shall relieve any party from liability for any Fraud or Willful Breach of this Agreement. Nothing shall limit or prevent any party from exercising any rights or remedies it may have under Section 9.13 in lieu of terminating this Agreement pursuant to Section 7.1.
Article VIII
INDEMNIFICATION
Section 8.1Survival.
(a)None of the representations and warranties or pre-Closing covenants of the Company, Parent and Merger Sub contained in this Agreement, the Ancillary Agreements and any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby shall survive the Effective Time (the “Expiration Date”) and it is the intention of the parties hereto, to the extent permitted by applicable Law, that the Expiration Date supersede any applicable statutes of limitations with respect to such representations, warranties and covenants; provided, that the covenants, obligations and agreements of the Company contained in Section 5.1 shall survive the Closing until the [***]-month anniversary of the Closing (the “Surviving Covenant”). This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates any performance on or after the Closing.
(b)Except as otherwise expressly provided in this Agreement, each of Parent and Merger Sub, and each of their respective Subsidiaries (including, from and after the Closing, the Acquired Companies, collectively, the “Parent Parties” and each, a “Parent Party”) hereby waives, from and after the Closing, any and all rights, claims and causes of action which any Parent Party may have against the Shareholders or any of their respective Affiliates or Representatives, in each case, in their capacities as such (collectively, the “Company Parties”) arising out of, relating to or otherwise resulting from the transactions contemplated hereby; provided that the foregoing waiver shall not apply to claims with respect to Fraud (provided, however, that no Company Party shall have any Liability with respect to Fraud of another Person); provided, further, that such waiver shall be contingent upon and only effective for any Shareholder and its related Company Parties to the extent that such Shareholder, on behalf of itself and any of its related Company Parties, delivers a written release to Parent in connection with the Closing, effective as of the Closing, irrevocably and unconditionally releasing and forever discharging the Parent Parties from any claims that such Shareholder and its related Company Parties may have against the Parent Parties in such Shareholders’ capacities as Shareholders (which release condition shall be satisfied by a Shareholder by the delivery of a Letter of Transmittal or Support Agreement, in each case, that will contain such release, by such Shareholder).
Section 8.2Indemnification by the Non-Dissenting Shareholders and the Qualified Grantees.
(a)Following the Closing, the Non-Dissenting Shareholders shall, severally and not jointly in accordance with their respective Allocation Percentage, together with the Qualified Grantees, indemnify, defend, hold harmless and reimburse Parent, its Affiliates and their respective officers, directors, employees, agents, partners, shareholders, members, attorneys, accountants, representatives, successors and permitted assigns, each in their capacity as such (collectively, the “Parent Indemnified Parties”), but only in the manner specified in Section 8.2(b) and in no other manner, for, from, and against all Losses related to or in connection with (i) any matter identified on Schedule 8.2(a), (ii) breaches of, or failures to comply with, the Surviving Covenant, and (iii) any amounts due but not paid to a Person in respect of their Shares as a result of an inaccuracy or omission in the Payment Spreadsheets (the items in clauses (i), (ii) and (iii), each a “Covered Matter”).
(b)Notwithstanding anything to the contrary herein, no Parent Indemnified Party may assert a claim for indemnification under Section 8.2(a)(i) or Section 8.2(a)(ii) from and after the Covered Matters Expiration Date. Following the Closing, subject to the set-off rights of Parent pursuant to Section 2.12(h), Parent’s right to assert claims against the Adjustment Escrow Amount, the [***], the Indemnity Escrow Amount, the [***] Escrow Amount, the RWI Retention Escrow Amount, the [***] Retention Escrow Amount, and under the R&W Insurance Policy shall be Parent’s sole and exclusive source of recovery and remedy for money damages for any Losses arising in connection with this Agreement and the transactions contemplated hereby, other than in the case of Fraud or matters for which the remedy of specific performance, injunctive relief or other non-monetary equitable remedies are available in accordance with Section 9.13. Nothing contained in this Section 8.2 shall limit any rights of any Parent Indemnified Party as against any insurer under the R&W Insurance Policy.
Section 8.3Indemnification by Parent.
(a)Following the Closing, Parent shall indemnify the Non-Dissenting Shareholders and the Qualified Grantees (the “Company Indemnified Parties” and together with the Parent Indemnified Parties, the “Indemnified Parties”) against, and shall hold each of them harmless from and against all Losses related to or in connection with any breach of, or failure to comply with, any covenant, agreement or obligation pursuant to this Agreement that by its terms is to be performed by Parent or Merger Sub after the Closing Date.
(b)No claim may be asserted by the Shareholders’ Agent for indemnification pursuant to Section 8.3(a) against Parent from and after the expiration of the applicable statute of limitations with respect to the applicable covenant or obligation. Following the Closing, the Shareholders’ Agent’s right to assert a claim pursuant to Section 8.3(a) shall be the sole and exclusive source of recovery and remedy for the Non-Dissenting Shareholders and the Qualified Grantees for money damages for any Losses arising in connection with this Agreement and the transactions contemplated hereby, other than in the case of Fraud or matters for which the remedy of specific performance, injunctive relief or other non-monetary equitable remedies are available in accordance with Section 9.13.
(c)Any payment made by Parent pursuant to this Section 8.3 shall be made in the appropriate percentage to the Paying Agent, for further distribution to the Non-Dissenting Shareholders in accordance with this Agreement and to the Escrow Agent for further distribution to the Qualified Grantees.
Section 8.4Claim Procedures.
(a)In order for Parent or the Shareholders’ Agent to duly make a valid claim under Section 8.2 or Section 8.3, as applicable, such party must (as promptly as reasonably practicable following the [***] date (following the Closing Date) on which such party has knowledge of facts, matters or circumstances from which it is reasonably apparent that an occurrence giving rise to a right of indemnification under this Agreement is likely to have occurred or could reasonably be expected to occur, but in no event, with respect to claims by Parent, later than the Covered Matters Expiration Date) provide written notice to the Shareholders’ Agent or Parent, as applicable, which notice shall set forth a description in reasonable detail of the occurrence(s) that gave rise or are reasonably expected to give rise to the amounts specified in Section 8.2 or Section 8.3, as applicable, which such party alleges to have occurred, a description of the facts and circumstances giving rise to such occurrences, the estimated amount of Losses that have been or are reasonably expected to be imposed, sustained, incurred, suffered or asserted in connection therewith or arising therefrom (to the extent then ascertainable or estimable), and a description of any other remedy sought in connection therewith, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”). Such party shall cooperate with and provide to the Shareholders’ Agent or Parent, as applicable, such information under its control as the Shareholders’ Agent or Parent, as applicable, may reasonably request for the purposes of determining the validity of the allegations made in the Claim Notice and shall keep the Shareholders’ Agent or Parent, as applicable, reasonably informed of factual and procedural developments (including additional information which may come under its control) in connection therewith.
(b)Following the Closing, Parent or the Shareholders’ Agent, as applicable, shall be entitled to control the defense of any third-party claim, proceeding or investigation with respect to any indemnified matter (a “Third-Party Claim”); provided, that, subject to applicable Law, such party shall (i) as promptly as reasonably practicable, furnish to the Shareholders’ Agent or Parent, as applicable, copies of any notices or written communications, and inform the Shareholders’ Agent or Parent, as applicable, in reasonable detail of any oral communications (other than those that would reasonably be considered immaterial), in each case received by such party from any Governmental Authority in respect of any indemnifiable matter under Section 8.2(a) or Section 8.3(a), as applicable, (ii) provide reasonable notice to the Shareholders’ Agent or Parent, as applicable, in advance of any proposed meeting with any Governmental Authority in respect of any indemnifiable matter under Section 8.2(a) or Section 8.3(a), as applicable (for the avoidance of doubt, to include any meeting initiated by such party or its Representatives) and give the Shareholders’ Agent or Parent, as applicable, and its counsel the opportunity to attend and participate thereat and (iii) provide the Shareholders’ Agent or Parent, as applicable (at its sole cost and expense) an opportunity to review in advance any proposed written or material oral communications (including, for the avoidance of doubt, any filings or notices) proposed to be made by such party to any Governmental Authority in connection with any indemnifiable matter under Section 8.2(a) or Section 8.3(a), as applicable. Parent or the Shareholders’ Agent shall not consent to the entry of any judgment or enter into any settlement or compromise with respect to any Third-Party Claim without the prior written consent of the Shareholders’ Agent or Parent, as applicable, which consent shall not be unreasonably withheld, conditioned or delayed.
Section 8.5Losses and Recoveries.
(a)The parties to this Agreement acknowledge that Losses shall not include consequential, punitive, special, exemplary, incidental and indirect damages, including lost profits, except to the extent such Losses are awarded by a Governmental Authority to an unaffiliated third party.
(b)In calculating the amount of any Loss, the proceeds actually received by the Indemnified Party or any of its Affiliates under any insurance policy (including the R&W Insurance Policy if applicable) or pursuant to any claim, recovery, settlement or payment by or against any other Person, in each case relating to the matters described in the Claim Notice shall be deducted. Following any payment made out of the Indemnity Escrow Amount or the [***] Escrow Amount in respect of any Loss (if applicable), if any insurance recovery with respect to such Loss is received by an Indemnified Party, such Indemnified Party shall pay to the Paying Agent (for further distribution to the Shareholders) or Parent, as applicable, the amount by which such aggregate recovery from the Shareholders or Parent and such insurance recovery exceeds the aggregate Losses in respect of the relevant Claim Notice. In the event that an Indemnified Party has any rights against a third party with respect to any occurrence, claim or Loss that results in a payment by the Shareholders or Parent under this Article VIII, the Shareholders or Parent, as applicable, shall be subrogated to such rights to the extent of such payment; provided, that until the Indemnified Party recovers full payment of the Loss related to any such payment, any and all claims of the Shareholders’ Agent or Parent, as applicable, against any such third party on account of said indemnity payment are hereby expressly made subordinate and subject in right of payment to the Indemnified Party’s rights against such third party. Without limiting the generality or effect of any other provision hereof, each Indemnified Party and the Shareholders’ Agent or Parent, as applicable, shall duly execute upon request all instruments reasonably necessary to evidence and perfect the subrogation and subordination rights detailed herein, and otherwise cooperate in the prosecution of such claims.
Section 8.6Payments. In the event a Final Determination is entered into requiring a Shareholder to indemnify an Indemnified Party for a Loss for which a claim has been properly made in accordance with Article VIII, Parent shall seek recovery for Losses, (a) first, from any amounts remaining in the Escrow Fund in respect of the Indemnity Escrow Amount and the

[***] in respect of the [***] Escrow Amount (in which event the parties to the Escrow Agreement and the [***] Agreement, as applicable, shall, within [***] Business Days following such Final Determination, instruct the Escrow Agent to promptly release such funds), and (b) second, as a set-off against any Contingent Payment pursuant to Section 2.12(h) (provided that, if the Indemnity Escrow Amount or the [***] Escrow Amount has been distributed or is subject to a pending indemnification claim, Parent may set-off such then-remaining Losses against any Contingent Payment pursuant to Section 2.12(h) in the first instance). A “Final Determination” shall mean, with respect to a dispute, an occurrence where (a) the parties to the dispute have reached an agreement in writing, (b) a court of competent jurisdiction shall have entered a final and non-appealable Order or judgment with respect to a claim, or (c) an arbitration or like panel shall have rendered a final non-appealable determination with respect to disputes the parties have agreed to submit thereto.
Section 8.7Characterization of Indemnification Payments. Except as otherwise required by Law, all payments made by the Shareholders’ Agent or Parent, as applicable, to an Indemnified Party in respect of any claim pursuant to Section 8.2 hereof shall be treated as adjustments to the Closing Consideration Amount or the [***] Amount, as applicable, for Tax purposes.
Article IX
GENERAL PROVISIONS
Section 9.1Shareholders’ Agent.
(a)In order to efficiently administer certain matters contemplated hereby following the Closing, including any actions that the Shareholders’ Agent may, in its sole discretion, determine to be necessary, desirable or appropriate in connection with the matters contemplated by this Agreement, the Shareholders, by virtue of the Required Shareholder Vote obtained at the Shareholders Meeting and the Support Agreements (as applicable), and without any further action of any of the Shareholders or the Company, shall be deemed to have designated, as of the Effective Time, Shareholder Representative Services LLC as the representative, agent and attorney-in-fact of the Shareholders (the “Shareholders’ Agent”).
(b)The Shareholders’ Agent may resign at any time. In the event the Shareholders’ Agent becomes unable to perform its responsibilities hereunder or resigns from such position, the Advisory Group shall, within [***] days after such occurrence, select another representative to fill such vacancy and such substituted representative shall be deemed to be the Shareholders’ Agent for all purposes of this Agreement, the Ancillary Agreements and the documents delivered pursuant hereto and thereto. If the Advisory Group does not appoint a successor Shareholders’ Agent within such [***]-day period, Parent may designate any former Non-Dissenting Shareholder in the second instance, as the Shareholders’ Agent and he, she or it will serve as the Shareholders’ Agent until the Advisory Group appoints a successor pursuant to this Section 9.1(b). Notwithstanding the foregoing, the immunities and rights to indemnification granted to the Shareholders’ Agent Group in this Section 9.1 shall survive the resignation or removal of the Shareholders’ Agent or any member of the Advisory Group and the Closing and/or any termination of this Agreement or the Ancillary Agreements.
(c)By approving this Agreement by virtue of the Required Shareholder Vote obtained at the Shareholders Meeting, and by receiving the benefits thereof, including any consideration payable hereunder, without any further action of any of the Non-Dissenting Shareholders or the Company, the Non-Dissenting Shareholders shall be deemed to have agreed, in addition to the foregoing, that:

(i)the Shareholders’ Agent shall be and hereby is appointed and constituted the true and lawful attorney-in-fact, representative and exclusive agent under this Agreement, the Escrow Agreement, the Shareholders’ Agent Engagement Agreement of each Shareholder, and any agreements ancillary hereto or thereto, with full power in its name and on its behalf to act according to the terms of this Agreement, the Escrow Agreement and the Shareholders’ Agent Engagement Agreement and in general to do and refrain from doing all things and to perform or refrain from performing all acts including, executing and delivering any agreements, certificates, receipts, instructions, notices or instruments, or otherwise acting or refraining from acting as contemplated by or deemed advisable by the Shareholders’ Agent in its sole discretion in connection with this Agreement, the Escrow Agreement, the Shareholders’ Agent Engagement Agreement, or any agreements ancillary hereto or thereto. Notwithstanding the foregoing or anything else herein, the Shareholders’ Agent shall have no obligation to act on behalf of the Non-Dissenting Shareholders, except as expressly provided herein, in the Escrow Agreement and in the Shareholders’ Agent Engagement Agreement, and for purposes of clarity, there are no obligations of the Shareholders’ Agent in any schedule, exhibit or the Disclosure Schedules;
(ii)Subject to the terms and conditions of the Shareholders’ Agent Engagement Agreement, the Shareholders’ Agent shall have full authority to (A) execute, deliver, acknowledge, certify and file on behalf of the Shareholders (in the name of any or all of the Shareholders or otherwise) any and all documents that the Shareholders’ Agent may, in its sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Shareholders’ Agent may, in its sole discretion, determine to be appropriate, (B) give and receive notices and other communications relating to this Agreement, the Escrow Agreement, the Shareholders’ Agent Engagement Agreement and the transactions contemplated hereby and thereby (except to the extent that this Agreement or any Ancillary Agreement contemplates that such notice or communication shall be given or received by the Shareholder individually), (C) take or refrain from taking any actions (whether by negotiation, settlement, litigation or otherwise) to resolve or settle all matters and disputes arising out of or related to this Agreement, including any Dispute Notice, the Escrow Agreement, the Shareholders’ Agent Engagement Agreement and the transactions contemplated hereby and thereby, (D) incur and pay expenses on behalf of the Shareholders, engage attorneys, accountants, financial and other advisors, paying agents and other Persons necessary or appropriate in the judgment of the Shareholders’ Agent in connection with the Shareholders’ Agent’s powers, authority and obligations hereunder, under the Escrow Agreement or under the Shareholders’ Agent Engagement Agreement, (E) determine any adjustment to be made to the Closing Statement and any other actions or determinations to be made under Section 2.9, take any action, or refrain from taking any action, that may be necessary or desirable, as determined by the Shareholders’ Agent in its sole discretion in connection with the Escrow Fund, (F) grant any consent or waiver with respect of this Agreement on behalf of the Shareholders, (G) file and prosecute appeals from any decision, judgment or award rendered in any action, proceeding or investigation arising out of or related to this Agreement and the transactions contemplated hereby and (H) take or refrain from taking all actions necessary or appropriate in its sole discretion in connection with the Shareholders’ Agent’s powers, authority and obligations hereunder, under the Escrow Agreement or under the Shareholders’ Agent Engagement Agreement;
(iii)from and after the Effective Time, Parent and Merger Sub shall be entitled to (A) deal exclusively with the Shareholders’ Agent with respect to all matters relating to Article II and (B) rely conclusively (without further evidence of any kind whatsoever) on the instructions, decisions and documents given, made, executed or purported to be executed by the Shareholders’ Agent as to any of the matters described in this Section 9.1, and Parent and Merger Sub will have no liability to any Person, and no Person shall have any cause of action against, Parent for any action taken by Parent in reliance upon any such instructions or decisions;

(iv)all actions, decisions and instructions of the Shareholders’ Agent under this Agreement, the Escrow Agreement or the Shareholders’ Agent Engagement Agreement shall, to the fullest extent permitted by applicable Law, be conclusive and binding upon each of the Shareholders and such Shareholder’s successors as if expressly confirmed and ratified in writing by such Shareholder, and all defenses which may be available to any Shareholder to contest, negate or disaffirm the action of the Shareholders’ Agent taken in good faith under this Agreement, the Escrow Agreement, the Shareholders’ Agent Engagement Agreement or any agreements ancillary hereto or thereto are waived, except to the extent of fraud or willful misconduct on the part of the Shareholders’ Agent;
(v)the powers, immunities and rights to indemnification granted to the Shareholders’ Agent Group hereunder: (i) are independent and severable, are irrevocable and coupled with an interest, shall survive the death, incompetence, bankruptcy, liquidation, dissolution or winding up of any Shareholder and shall be binding on any successor thereto, and (ii) shall survive the delivery of an assignment by any Shareholder of the whole or any fraction of his, her or its interest in the Adjustment Amount or Escrow Fund and shall be enforceable notwithstanding any rights or remedies that any Shareholder may have in connection with the transactions contemplated hereby; and
(vi)to the fullest extent permitted by applicable Law, the provisions of this Section 9.1 shall be binding upon the executors, heirs, legal representatives, successors and assigns of each Shareholder, and any references in this Agreement to the Shareholders shall mean and include the successors to the Shareholders’ rights hereunder, whether pursuant to testamentary disposition, the Laws of descent and distribution or otherwise.
(d)The Shareholders’ Agent hereby accepts its appointment as the true and lawful attorney-in-fact and exclusive agent under this Agreement, the Escrow Agreement and the Shareholders’ Agent Engagement Agreement of each Shareholder pursuant to this Section 9.1.
(e)The Expense Fund shall be held by the Shareholders’ Agent in a segregated client account and shall be used (i) for the purposes of paying directly or reimbursing the Shareholders’ Agent for any Shareholders’ Agent Expenses incurred pursuant to this Agreement, the Escrow Agreement, the Shareholders’ Agent Engagement Agreement or any agreements ancillary hereto or thereto, or (ii) as otherwise determined by the Advisory Group. The Shareholders’ Agent is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. The Shareholders’ Agent is not acting as a withholding agent or in any similar capacity in connection with the Expense Fund and has no tax reporting or income distribution obligations. No Shareholder will receive any interest on the Expense Fund and will be deemed to have assigned to the Shareholders’ Agent any such interest. Subject to approval by the Advisory Group, the Shareholders’ Agent may contribute funds to the Expense Fund from any consideration otherwise distributable to the Non-Dissenting Shareholders. As soon as reasonably determined by the Shareholders’ Agent that the Expense Fund is no longer required to be withheld, the Shareholders’ Agent shall deposit the remaining Expense Fund, if any, with the Paying Agent for distribution to the Non-Dissenting Shareholders in accordance with an updated version of the Closing Payment Spreadsheet (the “Expense Fund Payment Spreadsheet”) setting forth, in addition to the items required to be included in the Closing Payment Spreadsheet, with respect to each Non-Dissenting Shareholder, the portion of the balance of the Expense Fund due to such Non-Dissenting Shareholder (which shall be determined by multiplying the balance of the Expense Fund by such Non-Dissenting Shareholder’s Allocation Percentage), which shall be delivered or caused to be delivered by the Shareholders’ Agent to Parent and the Surviving Corporation. Parent, the Surviving Corporation and each of their respective Affiliates shall be entitled to rely conclusively on the Expense Fund Payment Spreadsheet as to the information set forth therein for the purposes of making payments under this Agreement and shall not be responsible for the accuracy or completeness of the information set forth therein. For tax purposes, the Expense Fund will be treated as having been received and voluntarily set aside by the Shareholders at the time of Closing.
(f)The Non-Dissenting Shareholders have entered into an engagement agreement (the “Shareholders’ Agent Engagement Agreement”) with the Shareholders’ Agent and have nominated their individual representatives to an advisory committee, which shall provide direction to the Shareholders’ Agent in connection with its services under this Agreement, the Escrow Agreement and the Shareholders’ Agent Engagement Agreement (such advisory committee, referred to as the “Advisory Group”). As between the Non-Dissenting Shareholders and the Shareholders’ Agent, neither the Shareholders’ Agent nor its members, managers, directors, officers, contractors, agents, representatives and employees nor any member of the Advisory Group (collectively, the “Shareholders’ Agent Group”) shall be liable to any Non-Dissenting Shareholder for any act done or omitted in connection with the acceptance or administration of the Shareholders’ Agent’s responsibilities hereunder, under the Escrow Agreement or under the Shareholders’ Agent Engagement Agreement or any agreements ancillary hereto or thereto, including any hereunder as Shareholders’ Agent while acting in good faith, unless and only to the extent such act done or omitted constitutes gross negligence or willful misconduct, and any act done or omitted to be done pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Shareholders’ Agent Group shall be indemnified, defended and held harmless and reimbursed by the Non-Dissenting Shareholders against any loss, liability, claim, damage, judgment, amount paid in settlement, fine, fee, cost or expense (including fees, disbursements and costs of counsel and other skilled professionals and in connection with seeking recovery from insurers) (collectively, the “Shareholders’ Agent Expenses”) incurred without bad faith, gross negligence or willful misconduct on the part of the Shareholders’ Agent and arising out of or in connection with the acceptance or administration of its duties hereunder, under the Escrow Agreement or under the Shareholders’ Agent Engagement Agreement or any agreements ancillary hereto or thereto. Such Shareholders’ Agent Expenses may be recovered, at the election of the Shareholders’ Agent, at any time (i) from the Expense Fund, to the extent any funds remain in such fund, (ii) from any distribution of the Escrow Fund or other amount otherwise distributable to the Non-Dissenting Shareholders at the time of distribution; or (iii) directly from the Non-Dissenting Shareholders according to each Non-Dissenting Shareholder’s Allocation Percentage. The Non-Dissenting Shareholders acknowledge that the Shareholders’ Agent shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement, the Escrow Agreement, the Shareholders’ Agent Engagement Agreement or the transactions contemplated hereby or thereby. Furthermore, the Shareholders’ Agent shall not be required to take any action unless the Shareholders’ Agent has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Shareholders’ Agent against the costs, expenses and liabilities which may be incurred by the Shareholders’ Agent in performing such actions. The Shareholders’ Agent shall be entitled to: (A) rely upon the Payment Spreadsheets, (B) rely upon any signature believed by it to be genuine, and (C) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Non-Dissenting Shareholder or other party. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of the Non-Dissenting Shareholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Shareholders’ Agent under this Section 9.1.
Section 9.2Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated; provided, however, that Parent shall be responsible and pay for any filing fees payable under or pursuant to the HSR Act and the German GWB. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other.
Section 9.3Amendment and Modification. This Agreement may be amended, modified or supplemented: (a) prior to the Closing Date, on behalf of the Company, Parent, Merger Sub and the Shareholders’ Agent; and (b) after the Closing Date, on behalf of Parent and the Shareholders’ Agent (acting exclusively for and on behalf of all of the Non-Dissenting Shareholders); provided, however, that after having obtained the Required Shareholder Vote, no amendment shall be made which pursuant to applicable Law requires further approval by such Shareholders without such further approval. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.
Section 9.4Extension. At any time prior to the Effective Time, each of the Company and Parent may, to the extent permitted by applicable Law, extend the time for the performance of any of the obligations or other acts of the other party. Any agreement on the part of a party to any such extension shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.
Section 9.5Waiver. Any agreement on the part of any party to any waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.
Section 9.6Notices. Any notice, request, claim, demand or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) if sent by electronic transmission (i) upon transmission if sent prior to 5:00 p.m. recipient’s local time (provided, no “bounce back” or similar message of non-delivery is received with respect thereto) or (ii) the Business Day following the date of transmission if sent by email after 5:00 p.m. recipient’s local time (provided, no “bounce back” or similar message of non-delivery is received with respect thereto), or (c) upon receipt when sent by courier or express delivery service, provided that in each case the notice or other communication is sent to the address set forth beneath the name of such party below (or to such other address as such party shall have specified in a written notice given to the other parties hereto in accordance with this Section 9.6):
(i)if to Parent, Merger Sub or, on or after the Effective Time, the Surviving Corporation, to:
c/o BioNTech SE
An der Goldgrube 12
55131 Mainz, Germany
Attention:    [***]
Email:    [***]
with copies (which shall not constitute notice) to:
Allen Overy Shearman Sterling LLP
One Bishops Square

London, E1 6AD
Attention:    [***]
Email:    [***]
and
Allen Overy Shearman Sterling US LLP
599 Lexington Avenue
New York, NY 10022
Attention:    [***]
    [***]
Email:    [***]
    [***]
(ii)if, prior to the Effective Time, to Company, to:
Biotheus
12A, Building 4, No.1 Keji 7th Road, Tangjiawan Town, Zhuhai, Guangdong, China, 519080
Attention: [***]
E-mail: [***]
with copies (which shall not constitute notice) to:
Goodwin Procter LLP
New York Times Bldg, 620 8th Ave,
New York, NY 10018
Attention: [***]
Email: [***]

(iii)if to the Shareholders’ Agent, to:
Shareholder Representative Services LLC
950 17th Street Suite 1400
Denver, CO 80202
Attention:    [***]
Email:    [***]
Section 9.7Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply

“if.” References to “days” mean calendar days unless Business Days are specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. Unless otherwise specified, whenever any action must be taken on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. The terms “made available to Parent,” “provided to Parent” and words of similar import refer to documents posted to the electronic datasite, “Biotheus,” hosted by Datasite (the “Data Room”) at least [***] Business Days prior to the date hereof. When a reference is made in this Agreement to an agreement, instrument or other document or Contract, such reference shall include such agreement, instrument or other document or Contract as amended, supplemented or otherwise modified from time to time to the extent permitted by the provisions thereof. When a reference is made in this Agreement to a Law or Order, such reference shall include such Law or Order as amended, supplemented or superseded from time to time and shall include any predecessor or successor Law or Order thereto and any other Law or Order and all guidance, rules, interpretations and implanting regulations promulgated thereunder. The phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase.
Section 9.8Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.
Section 9.9No Third-Party Beneficiaries. Except for the right of the Shareholders to receive the consideration payable to them pursuant to Article II and as set forth in Section 5.12 and Article VIII, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement; provided that, following the Closing, all Persons that held Company Ordinary Shares or Company Preferred Shares immediately prior to the Closing shall be deemed to be third party beneficiaries of the provisions of Article II.
Section 9.10Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to any applicable principles of conflicts of Laws that would cause the Laws of any other State or jurisdiction to otherwise govern this Agreement. Notwithstanding the foregoing and Section 9.11, the following matters arising out of or relating to this Agreement shall be construed, performed and enforced in accordance with the Laws of the Cayman Islands, and in respect of which the Parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the Cayman Islands: the Merger, the vesting of the rights, property, choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of the Company and Merger Sub in the Surviving Corporation, the cancellation of the Shares, the rights provided in Section 238 of the Cayman Companies Law, the fiduciary or other duties of the Company Board and the board of directors of Merger Sub and the internal corporate affairs of the Company and Merger Sub. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 9.6 shall be effective service of process and the parties further waive any argument that such service is insufficient.
Section 9.11Dispute Resolution. Subject to Section 9.13, except for any disputes related to Shareholders’ Agent’s indemnification under Section 9.1, any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination and the parties’ rights and obligations hereunder shall be exclusively referred to and finally resolved by arbitration (the “Arbitration”) in accordance with the Rules of Arbitration of the ICC (the “ICC Rules”). The tribunal shall be comprised of [***] arbitrators appointed in accordance with the ICC Rules. In the event of failure to appoint the [***] arbitrator within [***] days of the submission to arbitration, the International Chamber of Commerce of Paris (the “ICC”) shall be the appointing authority. The seat of the Arbitration shall be Hong Kong. The language of the Arbitration shall be English. Any award shall be final and binding upon the parties concerned. Judgment on the award may be entered and enforced by any court of competent jurisdiction. The parties agree that all documents and evidence submitted in the Arbitration (including any statements of case and any interim or final award, as well as the fact that an arbitral award has been made) shall remain confidential both during and after any final award that is rendered unless (a) disclosure is required by Law or stock exchange rules applicable to such party, or (b) the parties otherwise agree in writing.
Section 9.12Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of (a) Parent or Merger Sub (in the case of an assignment by the Company), or (b) the Company (before the Closing) or the Shareholders’ Agent (after the Closing) (in the case of an assignment by Parent or Merger Sub), and any such assignment without such prior written consent shall be null and void; provided that Parent and Merger Sub may assign all or any of their rights and obligations hereunder to any direct or indirect wholly owned Subsidiary of Parent so long as Parent continues to remain liable for all of such obligations as if no such assignment had occurred; provided, further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
Section 9.13Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to seek specific performance of the terms hereof, including to seek an injunction or injunctions to prevent breaches of this Agreement and to seek an Order to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.
Section 9.14Currency. All references to “dollars” or “$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement. All payments to be made under this Agreement shall be made in United States dollars. For the purpose of converting amounts specified in one currency into another currency where required, the rate of exchange to be used shall be the closing mid-point spot rate for exchanges between those currencies as fixed by Bloomberg (BFIX) as of 11:00 a.m. Central European Time on the nearest Business Day for which that rate is available on or prior to the date of the conversion.
Section 9.15Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. In the event any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 9.16Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.16.
Section 9.17Counterparts. This Agreement may be executed and delivered in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
Section 9.18Electronic Signature. This Agreement may be executed by electronic or digital delivery signature such as in Adobe Portable Document Format or using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign) and such signature and a facsimile or .pdf signature shall constitute an original for all purposes.
Section 9.19No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
BIONTECH COLLABORATIONS GMBH
By: /s/ Sierk Poetting
Name: Dr. Sierk Poetting
Title: Managing Director
By: /s/ Dirk Schreiber
Name: Dirk Schreiber
Title: Managing Director
SIMBA MERGER SUB
By: /s/ Sierk Poetting
Name: Dr. Sierk Poetting
Title: Director
By: /s/ Jens Holstein
Name: Jens Holstein
Title: Director

Signature Page to Agreement and Plan of Merger

BIOTHEUS
    For and on behalf of Biotheus
By:     /s/ Xiaolin Liu
Name: Xiaolin Liu    Authorized Signature(s)
Title: Director and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

SHAREHOLDERS’ AGENT
SHAREHOLDER REPRESENTATIVE SERVICES LLC
By: /s/ Corey Quinlan
Name: Corey Quinlan
Title: Director

Signature Page to Agreement and Plan of Merger

Exhibit A
Form of Support Agreement
[***]

Exhibit B
Illustrative Net Working Capital Calculation
[***]

Exhibit C
Transaction Accounting Principles
[***]

Exhibit D
Form of Plan of Merger
[***]

Exhibit E
Form of ADS Agreement
[***]

Exhibit F
[***]
[***]

Exhibit G
Form of Share Surrender Agreement
[***]

Exhibit H
Form of Key Employee Agreement
[***]

Exhibit I
Illustrative Closing Payment Spreadsheet
[***]

Exhibit J
Memorandum and Articles Amendment
[***]

Exhibit K
Forms of Supplemental Grant Agreements
[***]

Exhibit L
Remuneration Policy
[***]

Exhibit M
Unanimous Written Resolutions of the Shareholders
[***]

Schedule 1
Knowledge Persons
[***]

Schedule 2
Key Employees
[***]

Schedule 2.12(b)
ADC Programs
[***]

Schedule 2.12(c)

Contingent Payment Spreadsheet

[***]

Schedule 2.12(d)
[***]
[***]

Schedule 5.13
Surviving Related Party Agreements
[***]

Schedule 5.15(a)
Retention Incentives
[***]

Schedule 5.21
Parent Required Insurance Policies
[***]

Schedule 5.27
Clinical Trial Agreements
[***]

Schedule 8.2(a)
Covered Matters

[***]